FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-16

February 17, 2015

FREE WRITING PROSPECTUS

STRUCTURAL AND COLLATERAL TERM SHEET
$1,402,704,765
(Approximate Total Mortgage Pool Balance)

$1,220,353,000
(Approximate Offered Certificates)

COMM 2015-DC1

Deutsche Mortgage & Asset Receiving Corporation Depositor

German American Capital Corporation Natixis Real Estate Capital LLC Jefferies LoanCore LLC UBS Real Estate Securities Inc. Sponsors and Mortgage Loan Sellers

Deutsche Bank Securities
Sole Bookrunner and Lead Manager

Natixis Securities Americas LLC Jefferies	UBS Securities LLC Citigroup

Co-Managers

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Deutsche Bank Securities Inc., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-503-4611 or by email to the following address: prospectus.cpdg@db.com. The offered certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these certificates, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have verified the allocation of certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

COMM 2015-DC1 Mortgage Trust

Capitalized terms used but not defined herein have the meanings assigned to them in the other Free Writing Prospectus expected to be dated February 17, 2015, relating to the offered certificates (hereinafter referred to as the “Free Writing Prospectus”).

KEY FEATURES OF SECURITIZATION

Offering Terms:
Sole Bookrunner and Lead Manager:	Deutsche Bank Securities Inc.

Co-Managers:	Natixis Securities Americas LLC, UBS Securities LLC, Jefferies LLC and Citigroup Global Markets Inc.

Mortgage Loan Sellers:
German American Capital Corporation* (“GACC”) (47.7%), Natixis Real Estate Capital LLC (“Natixis”) (19.6%), Jefferies LoanCore LLC (“JLC”) (16.5%) and UBS Real Estate Securities Inc. (“UBSRES”) (16.2%).
*An indirect wholly owned subsidiary of Deutsche Bank AG.

Master Servicer:	KeyBank National Association

Operating Advisor:	Park Bridge Lender Services LLC

Special Servicer:	Rialto Capital Advisors, LLC

Trustee:	Wells Fargo Bank, National Association

Certificate Administrator:	Wells Fargo Bank, National Association

Rating Agencies:	Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc.

Determination Date:	The 6th day of each month, or if such 6th day is not a business day, the following business day, commencing in April 2015.

Distribution Date:	4th business day following the Determination Date in each month, commencing in April 2015.

Cut-off Date:	Payment Date in March 2015 (or related origination date, if later). Unless otherwise noted, all Mortgage Loan statistics are based on balances as of the Cut-off Date.

Settlement Date:	On or about March 4, 2015

Settlement Terms:	DTC, Euroclear and Clearstream, same day funds, with accrued interest.

ERISA Eligible:	All of the Offered Certificates are expected to be ERISA eligible.

SMMEA Eligible:	None of the Offered Certificates will be SMMEA eligible.

Day Count:	30/360

Tax Treatment:	REMIC

Rated Final Distribution Date:	February 2048

Minimum Denominations:	$10,000 (or $100,000 with respect to Class X-A) and in each case in multiples of $1 thereafter.

Clean-up Call:	1%

Distribution of Collateral by Property Type

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
TRANSACTION HIGHLIGHTS

Mortgage Loan Sellers	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Outstanding Pool Balance
German American Capital Corporation	19	24	$669,212,405	47.7%
Natixis Real Estate Capital LLC	14	15	$274,761,996	19.6%
Jefferies LoanCore LLC	16	20	$230,976,113	16.5%
UBS Real Estate Securities Inc.	18	22	$227,754,251	16.2%
Total:	67	81	$1,402,704,765	100.0%

Pooled Collateral Facts(1):
Initial Outstanding Pool Balance:	$1,402,704,765
Number of Mortgage Loans:	67
Number of Mortgaged Properties:	81
Average Mortgage Loan Cut-off Date Balance:	$20,935,892
Average Mortgaged Property Cut-off Date Balance:	$17,317,343
Weighted Average Mortgage Rate:	4.3656%
Weighted Average Mortgage Loan Original Term to Maturity or ARD (months):	110
Weighted Average Mortgage Loan Remaining Term to Maturity or ARD (months):	107
Weighted Average Mortgage Loan Seasoning (months):	3
% of Mortgaged Properties Leased to a Single Tenant:	9.3%
Credit Statistics(1):
Weighted Average Mortgage Loan U/W NCF DSCR(2):	1.71x
Weighted Average Mortgage Loan Cut-off Date LTV(3)(4):	64.9%
Weighted Average Mortgage Loan Maturity Date or ARD LTV(3):	58.7%
Weighted Average U/W NOI Debt Yield(4):	9.9%
Amortization Overview:
% Mortgage Loans with Amortization through Maturity(5):	24.9%
% Mortgage Loans with Interest Only through Maturity or ARD:	33.8%
% Mortgage Loans with Interest Only followed by Amortization:	38.9%
% Mortgage Loans with Interest Only followed by Amortization through ARD:	2.5%
Weighted Average Remaining Amortization Term (months)(2):	352
Loan Structural Features:
% Mortgage Loans with Upfront or Ongoing Tax Reserves:	77.1%
% Mortgage Loans with Upfront or Ongoing Replacement Reserves(6):	76.3%
% Mortgage Loans with Upfront or Ongoing Insurance Reserves:	58.4%
% Mortgage Loans with Upfront or Ongoing TI/LC Reserves(7):	72.9%
% Mortgage Loans with Upfront Engineering Reserves:	50.4%
% Mortgage Loans with Upfront or Ongoing Other Reserves:	45.4%
% Mortgage Loans with In Place Hard Lockboxes:	80.9%
% Mortgage Loans with Cash Traps Triggered at Levels ≥ 1.05x:	81.5%
% Mortgage Loans with Defeasance Only After a Lockout Period and Prior to an Open Period:	96.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Only After a Lockout Period and Prior to an Open Period:	3.5%
% Mortgage Loans with Prepayment with a Yield Maintenance Charge Prior to an Open Period and also Defeasance Only After a Lockout Period and Prior to an Open Period:	0.0%
(1)
With respect to the Hampton Inn UN & HIX Herald Square Loan, the numerical and statistical information related to the LTV, DSCR and debt yield includes the pooled component, but does not include the non-pooled component unless otherwise specified. With respect to the 26 Broadway Loan, the 100 West 57th Street Loan and the 760 & 800 Westchester Avenue Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loan(s).

(2)
In the case of 1 mortgage loan, representing approximately 2.3%, of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization schedule. In the case of two loans, representing 2.2% of the initial outstanding pool balance as of the cut-off date, the mortgage loans amortize based on a non-standard amortization schedule. For additional information, see Annex H of the Free Writing Prospectus.

(3)
With respect to 2 mortgage loans, representing 6.3% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “hypothetical as is” or “as renovated” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)
With respect to 1 mortgage loan, representing 0.7% of the initial outstanding principal balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of any related earnouts. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(5)	Excludes loans which are interest only for the full loan term or through a related anticipated repayment date.
(6)	Includes FF&E Reserves.
(7)	Represents the percent of the allocated initial outstanding principal balance of retail, office, industrial and mixed use properties only.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
SUMMARY OF THE CERTIFICATES

OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)	Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class A-1	Aaa(sf)/AAAsf/AAA(sf)	$38,300,000	30.000%(7)	2.53	1 - 52	45.4%	14.1%
Class A-2	Aaa(sf)/AAAsf/AAA(sf)	$172,500,000	30.000%(7)	4.65	52 – 58	45.4%	14.1%
Class A-3	Aaa(sf)/AAAsf/AAA(sf)	$120,000,000	30.000%(7)	6.85	82 – 82	45.4%	14.1%
Class A-SB	Aaa(sf)/AAAsf/AAA(sf)	$68,500,000	30.000%(7)	6.90	58 - 105	45.4%	14.1%
Class A-4	Aaa(sf)/AAAsf/AAA(sf)	$200,000,000	30.000%(7)	9.47	105 - 117	45.4%	14.1%
Class A-5	Aaa(sf)/AAAsf/AAA(sf)	$382,593,000	30.000%(7)	9.82	117 - 118	45.4%	14.1%
Class X-A(8)	NR/AAAsf/AAA(sf)	$1,076,575,000(9)	N/A	N/A	N/A	N/A	N/A
Class A-M(10)	NR/AAAsf/AAA(sf)	$94,682,000(11)	23.250%	9.85	118 - 118	49.8%	12.9%
Class B(10)	NR/AA-sf/AA-(sf)	$80,656,000(11)	17.500%	9.85	118 - 118	53.5%	12.0%
Class PEZ(10)	NR/A-sf/A-(sf)	$238,460,000(11)	13.000%(7)	9.85	118 - 118	56.5%	11.4%
Class C(10)	NR/A-sf/A-(sf)	$63,122,000(11)	13.000%(7)	9.85	118 - 118	56.5%	11.4%

NON-OFFERED CERTIFICATES

Class(1)	Ratings (Moody’s/Fitch/KBRA)	Initial Certificate Balance or Notional Amount(2)		Initial Subordination Levels(3)	Weighted Average Life (years)(4)	Principal Window (months)(4)	Certificate Principal to Value Ratio(5)	Underwritten NOI Debt Yield(6)
Class X-B(8)	NR/AAAsf/AAA(sf)	$143,778,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-C(8)	NR/BBB-sf/BBB-(sf)	$71,888,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-D(8)	NR/BB-sf/BB(sf)	$29,808,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-E(8)	NR/NR/B-(sf)	$38,574,000	(9)	N/A	N/A	N/A	N/A	N/A
Class X-F(8)	NR/NR/NR	$42,081,764	(9)	N/A	N/A	N/A	N/A	N/A
Class D	NR/BBB-sf/BBB-(sf)	$71,888,000		7.875%	9.85	118 - 119	59.8%	10.7%
Class E	NR/BB-sf/BB(sf)	$29,808,000		5.750%	9.93	119 - 119	61.2%	10.5%
Class F	NR/NR/BB-(sf)	$14,027,000		4.750%	9.93	119 - 119	61.8%	10.4%
Class G	NR/NR/B-(sf)	$24,547,000		3.000%	9.93	119 - 119	63.0%	10.2%
Class H	NR/NR/NR	$42,081,764		0.000%	9.93	119 - 119	64.9%	9.9%
Class HIX(12)	NR/NR/NR	$13,000,000		0.000%	4.60	55 - 55	64.0%	9.4%
(1)
The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the Class PEZ Certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively.

(2)
Approximate; subject to a permitted variance of plus or minus 5%. In addition, the notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E or Class X-F Certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the settlement date of this securitization.

(3)	The credit support for each class of certificates does not include the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan.
(4)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates with a Certificate Balance is based on (i) modeling assumptions described in the Free Writing Prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and mortgage loans with anticipated repayment dates are repaid on the respective anticipated repayment dates.

(5)
“Certificate Principal to Value Ratio” for any class with a Certificate Balance (other than Class HIX) is calculated as the product of (a) the weighted average mortgage loan Cut-off Date LTV of the mortgage pool (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the principal balance of the pooled component only), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class, and the denominator of which is the total initial Certificate Balance of all Certificates (other than Class HIX). The Certificate Principal to Value Ratios of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class. The Certificate Principal to Value Ratio of the Class HIX is equal to the cut-off date LTV of the total Hampton Inn UN & HIX Herald Square Loan.

(6)
“Underwritten NOI Debt Yield” for any class with a Certificate Balance (other than Class HIX) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage pool (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only), multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of all Certificates (other than Class HIX) and the denominator of which is the total initial Certificate Balance of the related class of Certificates and all other classes, if any, that are senior to such class. The Underwritten NOI Debt Yields of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are calculated in the aggregate for those classes as if they were a single class. The Underwritten NOI Debt Yield for the Class HIX will be the Underwritten NOI Debt Yield on the principal balance of the total Hampton Inn UN & HIX Herald Square Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
SUMMARY OF THE CERTIFICATES

(7)
The initial subordination levels for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates are represented in the aggregate. The initial subordination levels for the Class PEZ and Class C Certificates are equal to the initial subordination level of the underlying Class C trust component which will have an initial outstanding balance on the settlement date of $63,122,000.

(8)
As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary to accrue on the basis of a 360 day year consisting of twelve 30-day months), over (ii)(A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E Certificates, (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class F and Class G Certificates (based on their Certificate Balances) and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.

(9)
The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates (the “Class X Certificates”) will not have Certificate Balances.  None of the Class X Certificates will be entitled to distributions of principal.  The interest accrual amounts on the Class X-A Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component. The interest accrual amounts on the Class X-B Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of each of the Class B and Class C trust components. The interest accrual amounts on the Class X-C Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class D Certificates. The interest accrual amounts on the Class X-D Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class E Certificates. The interest accrual amounts on the Class X-E Certificates will be calculated by reference to a notional amount equal to the sum of the total Certificate Balances of the Class F and Class G Certificates. The interest accrual amounts on the Class X-F Certificates will be calculated by reference to a notional amount equal to the Certificate Balance of the Class H Certificates.

(10)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates.

(11)
On the settlement date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the settlement date of $94,682,000, $80,656,000 and $63,122,000, respectively. The Class A-M, Class B, Class PEZ and Class C Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described in the Free Writing Prospectus, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust component that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balance of the Class A-M, Class B and Class C Certificates and represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange; such initial Certificate Balance is not included in the aggregate certificate principal balance of the offered certificates set forth on the cover page of this Term Sheet. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the settlement date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the settlement date.

(12)
The Class HIX certificates will only receive distributions from, and will only incur losses with respect to, the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan. For any distribution date, the pass-through rate applicable to the Class HIX Certificates will be the net mortgage pass-through rate of the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan.

Short-Term Certificate Principal Paydown Summary(1)(2)

Class	Loan Seller Mortgage	Mortgage Loan	Property Type	Cut-off Date Balance	Remaining Term to Maturity or ARD (Mos.)	Cut-off Date LTV Ratio	U/W NCF DSCR(3)	U/W NOI Debt Yield
A-1/A-2	Natixis	Candle Lite	Industrial	$12,865,944	52	62.3%	1.30x	12.6%
A-2	GACC	Hampton Inn UN & HIX Herald Square	Hospitality	$85,000,000	55	55.5%	2.15x	10.9%
A-2	Natixis	100 West 57th Street	Other	$40,000,000	56	60.0%	1.00x	2.3%
A-2	JLC	Storage Pros Portfolio	Self Storage	$7,960,000	57	75.0%	1.67x	10.2%
A-2/A-SB	JLC	Shook Retail Portfolio	Retail	$18,460,679	58	71.8%	1.43x	10.0%
A-2/A-SB	UBSRES	5555 East Van Buren	Office	$6,750,000	58	68.2%	1.41x	11.2%
A-3/A-SB	GACC	26 Broadway	Office	$120,000,000	82	59.5%	1.59x	7.4%
(1)
This table identifies loans with balloon payments due during the principal paydown window assuming 0% CPR and no losses or extensions for the indicated Certificates. See “Yield and Maturity Considerations—Yield Considerations” in the Free Writing Prospectus.

(2)
With respect to the 100 West 57th Street Loan and the 26 Broadway Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loan(s). With respect to the Hampton Inn UN & HIX Herald Square Loan the LTV, DSCR and Debt Yield calculations exclude the related junior non-pooled component.

(3)
With respect to Candle Lite and Shook Retail Portfolio, the mortgage loans amortize based on non-standard amortization schedules. For additional information, see Annex H of the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
STRUCTURE OVERVIEW

Principal Payments:
Payments in respect of principal of the Certificates (other than Class HIX) will be distributed, first, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to the planned principal balance for the related Distribution Date set forth on Annex A-3 to the Free Writing Prospectus, then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component) until the principal balance of the Class A-M trust component has been reduced to zero, then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component) until the principal balance of the Class B trust component has been reduced to zero, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), until the principal balance of the Class C trust component has been reduced to zero, and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.  Notwithstanding the foregoing, if the total principal balance of the Class A-M, Class B and Class C trust components and the Certificate Balances of the Class D through Class H Certificates have been reduced to zero as a result of loss allocation, payments in respect of principal of the Certificates will be distributed, first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, on a pro rata basis, based on the Certificate Balance of each such Class, then, to the extent of any recoveries on realized losses, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), then, to the extent of any recoveries on realized losses, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the extent of any recoveries on realized losses, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the extent of any recoveries on realized losses, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the Certificate Balance of each such Class or trust component is reduced to zero (or previously allocated realized losses have been fully reimbursed).

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates will not be entitled to receive distributions of principal; however, (i) the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component; (ii) the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class B and Class C trust components; and (iii) the notional amount of the Class X-C Certificates will be reduced by the principal distributions and realized losses allocated to the Class D Certificates; (iv) the notional amount of the Class X-D Certificates will be reduced by the principal distributions and realized losses allocated to the Class E Certificates and (v) the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions and realized losses allocated to the Class F and Class G Certificates; (vi) the notional amount of the Class X-F Certificates will be reduced by the principal distributions and realized losses allocated to the Class H Certificates.

Interest Payments:
On each Distribution Date, interest accrued for each Class of the Certificates or trust component at the applicable pass-through rate will be distributed in the following order of priority, to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B and Class X-C, Class X-D, Class X-E and Class X-F Certificates, on a pro rata basis, based on the accrued and unpaid interest on each such Class, then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class A-M trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class B trust component), then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests of the accrued and unpaid interest on the Class C trust

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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component), and then, to the Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest payable to each such Class is paid in full.

The pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates for each Distribution Date will equal one of: (i) a fixed per annum rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, or (iv) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, less a specified rate. The pass-through rate on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rate of the Class A-M, Class B and Class C Certificates, respectively. The Class PEZ Certificates will not have a pass-through rate, but will be entitled to receive the sum of interest distributable on the percentage interest of the Class A-M, Class B and Class C trust components represented by the PEZ Certificates.

As further described in the Free Writing Prospectus, the pass-through rate applicable to the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E and Class X-F Certificates for each Distribution Date will generally be equal to the excess of (i) the weighted average of the net mortgage rates on the mortgage loans (in the case of the Hampton Inn UN & HIX Herald Square Loan, taking into account the interest rate and principal balance of the pooled component only) (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (ii) (A) with respect to the Class X-A Certificates, the weighted average of the pass-through rates of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M trust component (based on their Certificate Balances), (B) with respect to the Class X-B Certificates, the weighted average of the pass-through rates of the Class B and Class C  trust components (based on their Certificate Balances), (C) with respect to the Class X-C Certificates, the pass-through rate of the Class D Certificates, (D) with respect to the Class X-D Certificates, the pass-through rate of the Class E Certificates, (E) with respect to the Class X-E Certificates, the weighted average of the pass-through rates of the Class F and Class G Certificates (based on their Certificate Balances) and (F) with respect to the Class X-F Certificates, the pass-through rate of the Class H Certificates.

The pass-through rate applicable to the Class HIX Certificates will be the net mortgage pass-through rate of the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan.

Prepayment Interest Shortfalls:
Prepayment interest shortfalls will be allocated pro rata based on interest entitlements, in reduction of the interest otherwise payable with respect to each of the interest-bearing certificate classes.

Loss Allocation:
Losses (other than with respect to the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan) will be allocated to each Class of Certificates (other than Class HIX) in reverse alphabetical order starting with Class H through and including Class D, then, to the Class C trust component (and correspondingly to the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component), then, to the Class B trust component (and correspondingly to the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component), then, to the Class A-M trust component (and correspondingly to the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component), and then to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates on a pro rata basis based on the Certificate Balance of each such class. The notional amount of any Class of Class X Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates and trust components that are components of the notional amount of such Class of Class X Certificates.

Prepayment Premiums:
A percentage of all prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) collected (in the case of the Hampton Inn UN & HIX Herald Square Loan, with respect to the pooled component only) will be allocated to each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class D Certificates and the Class A-M, Class B and Class C trust components (the “YM P&I Certificates”) then entitled to principal distributions, which percentage will be equal to the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class or trust component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5 and Class D and the Class A-M, Class B and Class C trust components on such Distribution Date, and (b) a fraction (expressed as a percentage which can be no greater than 100% nor less than 0%), the numerator of which is the excess of the pass-through rate of each such Class of Certificates or trust component currently receiving principal over the relevant Discount Rate, and the denominator of which is the excess of the Mortgage Rate of the related Mortgage Loan over the relevant Discount Rate.

Prepayment Premium Allocation Percentage for all YM P&I Certificates =

(Pass-Through Rate - Discount Rate)	X	The percentage of the principal distribution amount to such Class or trust component as described in (a) above
(Mortgage Rate - Discount Rate)

The remaining percentage of the prepayment premiums will be allocated to the Class X-A, Class X-B and Class X-C Certificates in the manner described in the Free Writing Prospectus. In general, this formula provides for an increase in the percentage of prepayment premiums allocated to the YM P&I Certificates then entitled to principal distributions relative to the Class X-A, Class X-B and Class X-C Certificates as Discount Rates decrease and a decrease in the percentage allocated to such Classes as Discount Rates rise.

All prepayment premiums (either fixed prepayment premiums or yield maintenance amounts) allocated in respect of (i) the Class A-M trust component as described above will be allocated between the Class A-M Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class A-M trust component, (ii) the Class B trust component as described above will be allocated between the Class B Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class B trust component, and (iii) the Class C trust component as described above will be allocated between the Class C Certificates and the Class PEZ Certificates, pro rata, based on their respective percentage interests in the Class C trust component.

Loan Combinations:
The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 26 Broadway secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $120,000,000, evidenced by Note A-1, Note A-2 and Note A-4 (the “26 Broadway Loan”), representing approximately 8.6% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis three companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000, evidenced by Note A-3, Note A-5 and Note A-6, each of which is currently held by GACC, and which may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The 26 Broadway Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “26 Broadway Loan Combination.”

The 26 Broadway Loan Combination will be served pursuant to the COMM 2015-DC1 pooling and servicing agreement and the related intercreditor agreement. For additional information regarding the 26 Broadway Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—26 Broadway Loan Combination” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 100 West 57th Street secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $40,000,000, evidenced by Note A-3 (the “100 West 57th Street Loan”), representing approximately 2.9% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis two companion loans that have an aggregate outstanding principal balance as of the Cut-off Date of $140,000,000, evidenced by Note A-1 and Note A-2, each of which is currently held by Natixis, and which may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The 100 West 57th Street Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “100 West 57th Street Loan Combination.”

The 100 West 57th Street Loan Combination will initially be serviced pursuant to the pooling and servicing agreement for this transaction and the related intercreditor agreement. Upon securitization of Note A-1, the servicing of the 100 West 57th Street Loan Combination will transfer to the pooling and servicing agreement for that securitization. For additional information regarding the 100 West 57th Street Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—100 West 57th Street Loan Combination” in the Free Writing Prospectus.

The Mortgaged Property identified on Annex A–1 to the Free Writing Prospectus as 760 & 800 Westchester Avenue secures a Mortgage Loan with an outstanding principal balance as of the Cut–off Date of $32,000,000, evidenced by Note A-3 (the “760 & 800 Westchester Avenue Loan”), representing approximately 2.3% of the Initial Outstanding Pool Balance, and also secures on a pari passu basis two companion loans have an aggregate outstanding principal balance as of the Cut-off Date of $68,000,000, evidenced by Note A-1 and Note A-2, each of which is currently held by Natixis, and which may be sold or further divided at any time (subject to compliance with the terms of the related co-lender agreement). The 760 & 800 Westchester Avenue Loan and related companion loans are pari passu in right of payment and are collectively referred to herein as the “760 & 800 Westchester Avenue Loan Combination.”

The 760 & 800 Westchester Avenue Loan Combination will initially be serviced pursuant to the pooling and servicing agreement for this transaction and the related intercreditor agreement.  Upon securitization of Note A-1, the servicing of the 760 & 800 Westchester Avenue Loan Combination will transfer to the pooling and servicing agreement for that securitization. For additional information regarding the 760 & 800 Westchester Avenue Loan Combination, see “Description of the Mortgage Pool—Loan Combinations—760 & 800 Westchester Avenue Combination” in the Free Writing Prospectus.

Control Rights and Directing Holder:
Certain Classes of Certificates (the “Control Eligible Certificates”) will have certain control rights over servicing matters with respect to each Mortgage Loan (other than the Hampton Inn UN & HIX Herald Square Loan, the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) and the 26 Broadway Loan Combination. The majority owner or appointed representative of the Class of Control Eligible Certificates that is the Controlling Class (such owner or representative, the “Directing Holder”), will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to each Mortgage Loan (other than the Hampton Inn UN & HIX Herald Square Loan, the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) and the 26 Broadway Loan Combination. Furthermore, the Directing Holder will also have the right to receive notice and consent to certain material actions that the Master Servicer and the Special Servicer proposes to take with respect to such Mortgage Loan and the 26 Broadway Loan Combination.

It is expected that Rialto Capital Advisors, LLC or its affiliate will be the initial Directing Holder with respect to each Mortgage Loan (other than the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) and the 26 Broadway Loan Combination.

In the case of the Hampton Inn UN & HIX Herald Square Loan, the Directing Holder for the Mortgage Loan will initially be the majority owner or the appointed representative of the Class HIX Certificates until a “Control Appraisal Event” has occurred and is continuing (i.e. either (i) the certificate balance of the Class HIX Certificates, as reduced by payments of principal and any Appraisal Reduction Amounts and realized losses allocated to the Class HIX Certificates, is less than 25% of the initial certificate balance of the Class HIX Certificates, as reduced by payments of principal or (ii) 50% or more of the certificate balance of the Class HIX Certificates is held by the related borrower or an affiliate thereof). Following the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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occurrence and continuation of a Control Appraisal Event, the majority owner or appointed representative of the Controlling Class will be the Directing Holder for the Hampton Inn UN & HIX Herald Square Loan.

For a description of the directing holder for the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination see “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement—The Directing Holder” in the Free Writing Prospectus.

Control Eligible Certificates:	Class E, Class F, Class G and Class H Certificates.

Controlling Class:
The Controlling Class will be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance of such Class.

The Controlling Class as of the Settlement Date will be the Class H Certificates.

Appraised-Out Class:	Any Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reductions Amounts allocable to such Class, to no longer be the Controlling Class.

Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Class of Control Eligible Certificates that is determined at any time of determination to no longer be the Controlling Class as a result of an allocation of an Appraisal Reduction Amounts in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal for any Mortgage Loan for which an Appraisal Reduction Event has occurred. Upon receipt of the second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, a recalculation of the Appraisal Reduction Amount is warranted. If warranted, the Special Servicer will direct the Master Servicer to recalculate the Appraisal Reduction Amount based on the second appraisal, and if required by such recalculation, the Special Servicer will reinstate the Appraised-Out Class as the Controlling Class. The Holders of an Appraised-Out Class requesting a second appraisal will not be entitled to exercise any rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

Control Termination Event:
Will occur with respect to any Mortgage Loan (other than the Hampton Inn UN & HIX Herald Square Loan) or Serviced Loan Combination when no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class.

A Control Termination Event will occur with respect to the Hampton Inn UN & HIX Herald Square Loan when (a) no Class of Control Eligible Certificates has an aggregate Certificate Balance (as notionally or actually reduced by any Appraisal Reduction Amounts and Realized Losses) equal to or greater than 25% of the initial Certificate Balance of such Class and (b) a “Control Appraisal Event” exists with respect to the Hampton Inn UN & HIX Herald Square Loan.

Upon the occurrence and the continuance of a Control Termination Event, the Directing Holder will no longer have any Control Rights. The Directing Holder will no longer have the right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain material actions that the Master Servicer or Special Servicer proposes to take with respect to a Mortgage Loan.

Upon the occurrence and continuation of a Control Termination Event, the Directing Holder will retain non-binding consultation rights with respect to certain material actions that the Special Servicer proposes to take with respect to a Mortgage Loan (other than the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) and the 26 Broadway Loan Combination. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

Consultation Termination Event:	Will occur with respect to any Mortgage Loan (other than the Hampton Inn UN & HIX Herald Square Loan) or Serviced Loan Combination when, without giving regard to the application of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class.

A Consultation Termination Event will occur with respect to the Hampton Inn UN & HIX Herald Square Loan when (a) without giving regard to the application of any Appraisal Reduction Amounts (i.e., giving effect to principal reduction through Realized Losses only), there is no Class of Control Eligible Certificates that has an aggregate Certificate Balance equal to 25% or more of the initial Certificate Balance of such Class and (b) a “Control Appraisal Event” exists with respect to the Hampton Inn UN & HIX Herald Square Loan.

Upon the occurrence and continuance of a Consultation Termination Event the Directing Holder will have no rights under the pooling and servicing for this securitization (the “Pooling and Servicing Agreement”) other than those rights that all Certificateholders have.

Appointment and Replacement of Special Servicer:

The Directing Holder will appoint the initial Special Servicer as of the Settlement Date. Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer (other than the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) may generally be replaced at any time by the Directing Holder.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Holder will no longer have the right to replace the Special Servicer and such replacement (other than the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination) will occur based on a vote of holders of all voting eligible Classes of Certificates as described below. See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination.

Replacement of Special Servicer by Vote of Certificateholders:

Other than with respect to other than the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan, if a Control Termination Event has occurred and is continuing, upon (i) the written direction of holders of Certificates evidencing not less than 25% of the voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) requesting a vote to replace the Special Servicer with a replacement Special Servicer, (ii) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (iii) delivery by such holders to the Certificate Administrator of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates, the Certificate Administrator will be required to promptly provide written notice to all certificateholders of such request and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction (within 180 days) of (i) Holders of at least 75% of a Certificateholder Quorum or (ii) the Holders of more than 50% of the voting rights of each Class of Non-Reduced Certificates, the Trustee will immediately replace the Special Servicer with the replacement Special Servicer (other than with respect to the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan).

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all classes of Certificates entitled to principal, on an aggregate basis.

In addition, other than with respect to the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. The Operating Advisor’s recommendation to replace the Special Servicer (other than with respect to the 100 West 57th Street Loan and 760 & 800 Westchester Avenue Loan) must be confirmed by a majority of the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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STRUCTURE OVERVIEW

voting rights of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction Amounts are allocable) within 180 days from the time such recommendation is posted to the Certificate Administrator website and is subject to the receipt of written confirmations from each Rating Agency that the appointment of the replacement Special Servicer will not result in a downgrade of the Certificates.

See “Description of the Mortgage Pool—Loan Combinations” and “Description of the Pooling and Servicing Agreement” in the Free Writing Prospectus for a description of the special servicer appointment and replacement rights with respect to the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination.

Cap on Workout and Liquidation Fees:

The workout fees and liquidation fees payable to a Special Servicer under the Pooling and Servicing Agreement will be an amount equal to the lesser of: (1) 1.0% of each collection of interest and principal following a workout or liquidation and (2) $1,000,000 per workout or liquidation. All Modification Fees actually paid to the Special Servicer in connection with a workout or liquidation or in connection with any prior workout or partial liquidation that occurred within the prior 18 months will be deducted from the total workout and/or liquidation fees payable (other than Modification Fees earned while the Mortgage Loan was not in special servicing). In addition, the total amount of workout and liquidation fees actually payable by the Trust under the Pooling and Servicing Agreement will be capped in the aggregate at $1,000,000 for each Mortgage Loan. If a new special servicer begins servicing the Mortgage Loan, all amounts paid to the prior special servicer will be disregarded for purposes of calculating the cap.

Special Servicer Compensation:
The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan or REO property. The Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration under the Pooling and Servicing Agreement (including in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including the issuing entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Serviced Loan Combination, if any, and any purchaser of any Mortgage Loan, Serviced Companion Loan or REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan or Serviced Loan Combination, the management or disposition of any REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than as expressly permitted in the Pooling and Servicing Agreement and other than commercially reasonable treasury management fees, banking fees and insurance commissions or fees received or retained by the Special Servicer or any of its Affiliates in connection with any services performed by such party with respect to any mortgage loan. Subject to certain limited exceptions, the Special Servicer will also be required to report any compensation or other remuneration the Special Servicer or its affiliates have received from any person and such information will be disclosed in the Certificateholders’ monthly distribution date statement.

Operating Advisor:
With respect to the Mortgage Loans (other than with respect to the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination) and prior to the occurrence of a Control Termination Event, the Operating Advisor will have access to any final asset status report and all information available with respect to the transaction on the Certificate Administrator’s website but will not have any approval or consultation rights.  After the occurrence and during the continuance of a Control Termination Event, the Operating Advisor will have consultation rights with respect to certain major decisions and will have additional monitoring responsibilities on behalf of the entire trust.

The Operating Advisor will be subject to termination if holders of at least 15% of the aggregate voting rights of the Certificates (in connection with termination and replacement relating to the Mortgage Loans) vote to terminate and replace the Operating Advisor and such vote is approved by holders of more than 50% of the applicable voting rights that exercise their right to vote, provided that holders of at least 50% of the applicable voting rights have exercised their right to vote. The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

The Operating Advisor will not have consultation rights in respect of the 100 West 57th Street Loan Combination and 760 & 800 Westchester Avenue Loan Combination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
STRUCTURE OVERVIEW

Liquidated Loan Waterfall:
On liquidation of any Mortgage Loan, all net liquidation proceeds will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts. After the adjusted interest amount is so allocated, any remaining net liquidation proceeds will be allocated to pay principal on the Mortgage Loan until the unpaid principal amount of the Mortgage Loan has been reduced to zero. Any remaining liquidation proceeds would then be allocated as a recovery of accrued and unpaid interest corresponding to the amount by which the interest portion of P&I Advances previously made was reduced as a result of Appraisal Reduction Amounts.

Hampton Inn UN & HIX Herald Square Loan Components:
The Mortgage Loan secured by the portfolio of Mortgaged Properties identified on Annex A-1 to the Free Writing Prospectus as Hampton Inn UN & HIX Herald Square (the “Hampton Inn UN & Herald Square Loan”) will be divided into a pooled component having a cut-off date balance of $85,000,000 and a non-pooled component having a cut-off date balance of $13,000,000. The pooled component of the Hampton Inn UN & HIX Herald Square Loan will be pooled together with the other Mortgage Loans and interest and principal received in respect of the pooled component of the Hampton Inn UN & HIX Herald Square Loan will be available to make distributions in respect of each Class of Certificates other than the Class HIX and Class V Certificates. Payments of interest and principal received in respect of the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan will be available to make distributions in respect of the Class HIX Certificates. Prior to certain events of default under the Hampton Inn UN & HIX Herald Square Loan, the non-pooled component will generally receive distributions of interest and principal on a pro rata basis with the pooled component. Subsequent to certain events of default under the Hampton Inn UN & HIX Herald Square Loan, the non-pooled component will be subordinated in right of payment to the pooled component. As further described in the Free Writing Prospectus, losses with respect to the Hampton Inn UN & HIX Herald Square Loan will be allocated first, to the non-pooled component and then, to the pooled component. Losses with respect to the other Mortgage Loans will not be allocated to the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan.

Although the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan is an asset of the issuing entity, unless otherwise indicated, for purposes of numerical and statistical information contained herein, the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan is not reflected and the term “Mortgage Loan” in that context does not include the non-pooled component of the Hampton Inn UN & HIX Herald Square Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust
OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Distribution of Cut-off Date Balances(1)

						Weighted Averages
Range of Cut-off Date Balances			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio (3)(4)	Maturity Date or ARD LTV(3)
$3,615,000	-	$7,499,999	19	$99,024,474	7.1%	4.6875%	114	1.66x	68.0%	57.0%
$7,500,000	-	$14,999,999	21	$219,794,075	15.7%	4.4244%	112	1.59x	65.4%	55.6%
$15,000,000	-	$24,999,999	9	$173,134,670	12.3%	4.5210%	110	1.64x	74.5%	66.8%
$25,000,000	-	$49,999,999	12	$370,309,536	26.4%	4.1482%	110	1.94x	59.8%	55.9%
$50,000,000	-	$74,999,999	1	$59,600,000	4.2%	4.0850%	119	1.63x	74.7%	67.9%
$75,000,000	-	$121,642,010	5	$480,842,010	34.3%	4.4187%	98	1.62x	63.3%	58.5%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Mortgage Rates(1)

						Weighted Averages
Range of Mortgage Rates			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio (3)(4)	Maturity Date or ARD LTV(3)
2.3069%	-	4.4999%	34	$853,220,250	60.8%	4.1397%	109	1.72x	65.3%	59.0%
4.5000%	-	4.7499%	22	$366,157,529	26.1%	4.5527%	102	1.80x	64.8%	58.1%
4.7500%	-	5.9500%	11	$183,326,986	13.1%	5.0432%	105	1.45x	63.0%	58.3%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Property Type Distribution(1)(6)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units/Rooms/Pads/ NRA/Beds/Keys	Cut-off Date Balance per Unit/Room/Pad/ NRA/Bed/Key	Mortgage Rate	Stated Remaining Term (Mos.)(2)	Occupancy	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Office	14	$443,940,883	31.6%	3,140,557	$237	4.3019%	107	92.2%	1.57x	67.5%	62.4%
Suburban	10	$270,150,000	19.3%	2,052,518	$177	4.2921%	116	96.6%	1.57x	71.3%	64.5%
CBD	2	$138,000,000	9.8%	1,009,430	$242	4.3379%	87	81.3%	1.59x	61.3%	59.8%
Medical	2	$35,790,883	2.6%	78,609	$669	4.2367%	118	100.0%	1.43x	62.2%	56.2%
Retail	18	$285,591,717	20.4%	2,025,154	$775	4.3688%	114	92.1%	1.54x	65.5%	56.1%
Anchored(7)	16	$240,391,717	17.1%	1,988,124	$152	4.3653%	113	91.3%	1.54x	65.7%	54.7%
Unanchored	2	$45,200,000	3.2%	37,030	$4,089	4.3873%	118	96.5%	1.57x	64.7%	63.6%
Hospitality	16	$224,939,253	16.0%	1,853	$178,461	4.4096%	94	82.6%	2.51x	57.9%	51.7%
Limited Service	12	$171,935,521	12.3%	1,343	$192,365	4.5249%	86	84.3%	2.09x	60.9%	55.7%
Extended Stay	3	$28,003,732	2.0%	384	$75,277	4.6480%	118	75.5%	1.80x	69.7%	51.8%
Full Service	1	$25,000,000	1.8%	126	$198,413	3.3500%	117	79.1%	6.16x	24.2%	24.2%
Multifamily	11	$130,570,651	9.3%	3,162	$64,051	4.5139%	115	94.1%	1.43x	65.1%	56.6%
Garden	10	$125,833,929	9.0%	3,034	$65,070	4.5171%	114	93.9%	1.43x	64.9%	56.6%
Student Housing	1	$4,736,721	0.3%	128	$37,006	4.4280%	118	98.4%	1.54x	72.0%	58.3%
Mixed Use	5	$128,342,244	9.1%	552,257	$730	4.7980%	118	99.9%	1.53x	64.5%	59.7%
Office/Retail	4	$95,992,708	6.8%	134,944	$949	4.8812%	118	99.9%	1.40x	65.4%	62.8%
Warehouse/Office/Flex	1	$32,349,536	2.3%	417,313	$78	4.5510%	119	100.0%	1.90x	62.0%	50.3%
Leased Fee	3	$87,660,000	6.2%	4,727,785	$3,415	3.5418%	89	0.0%	1.46x	69.1%	69.1%
Self Storage	7	$42,095,050	3.0%	281,990	$1,959	4.3808%	107	85.4%	1.74x	68.7%	62.4%
Industrial	5	$34,483,533	2.5%	1,418,945	$36	4.6101%	93	100.0%	1.90x	52.9%	47.2%
Manufactured Housing Community	2	$25,081,434	1.8%	1,609	$16,343	4.5951%	117	87.8%	1.72x	72.0%	62.4%
Total/Weighted Average	81	$1,402,704,765	100.0%			4.3656%	107	91.4%	1.71x	64.9%	58.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Geographic Distribution(1)(6)
			% of Initial Outstanding Pool Balance	Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance		Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
New York	10	$421,850,000	30.1%	4.2776%	89	1.85x	58.8%	58.2%
New York City	8	$383,500,000	27.3%	4.2425%	86	1.90x	57.9%	57.9%
Remaining New York State	2	$38,350,000	2.7%	4.6278%	116	1.35x	67.6%	61.3%
California	12	$134,926,643	9.6%	4.3111%	117	1.57x	66.2%	58.7%
Northern(8)	8	$99,582,998	7.1%	4.2841%	117	1.61x	65.6%	58.0%
Southern(8)	4	$35,343,645	2.5%	4.3873%	118	1.43x	67.8%	60.7%
Arkansas	1	$121,642,010	8.7%	4.1300%	118	1.65x	63.8%	51.0%
Pennsylvania	2	$112,200,000	8.0%	4.5122%	114	1.33x	67.6%	59.6%
Texas	7	$76,852,042	5.5%	4.4684%	118	1.53x	69.6%	57.4%
Other	49	$535,234,070	38.2%	4.4568%	112	1.74x	68.4%	60.7%
Total/Weighted Average	81	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Cut-off Date LTV Ratios(1)(3)(4)
						Weighted Averages
Range of Cut-off Date LTV Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio	Maturity Date or ARD LTV
24.2%	-	54.9%	6	$95,401,792	6.8%	4.4144%	113	2.88x	42.5%	38.8%
55.0%	-	59.9%	3	$214,746,656	15.3%	4.4392%	73	1.80x	57.8%	57.4%
60.0%	-	64.9%	15	$418,303,095	29.8%	4.1330%	110	1.65x	63.0%	55.6%
65.0%	-	69.9%	20	$305,985,736	21.8%	4.6068%	116	1.55x	66.9%	59.3%
70.0%	-	74.9%	18	$229,297,486	16.3%	4.3702%	113	1.63x	73.6%	65.6%
75.0%	-	75.2%	4	$117,310,000	8.4%	4.3481%	114	1.38x	75.1%	66.3%
95.0%	-	95.0%	1	$21,660,000	1.5%	4.5520%	114	1.40x	95.0%	95.0%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Maturity Date or ARD LTV Ratios(1)(3)
						Weighted Averages
Range of LTV Ratios at Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(4)	Maturity Date or ARD LTV
20.5%	-	49.9%	10	$121,004,376	8.6%	4.4911%	114	2.58x	47.4%	39.5%
50.0%	-	54.9%	11	$250,752,429	17.9%	4.3386%	115	1.66x	63.9%	51.8%
55.0%	-	59.9%	15	$405,792,253	28.9%	4.3895%	94	1.77x	61.8%	57.8%
60.0%	-	64.9%	20	$283,810,027	20.2%	4.1399%	107	1.52x	67.5%	62.2%
65.0%	-	71.2%	10	$319,685,679	22.8%	4.4967%	113	1.51x	72.0%	66.8%
95.0%	-	95.0%	1	$21,660,000	1.5%	4.5520%	114	1.40x	95.0%	95.0%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Underwritten NCF Debt Service Coverage Ratios(1)(5)
						Weighted Averages
Range of Underwritten NCF Debt Service Coverage Ratios			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
1.00x	-	1.00x	1	$40,000,000	2.9%	2.3069%	56	1.00x	60.0%	60.0%
1.25x	-	1.29x	3	$45,625,339	3.3%	4.3962%	118	1.26x	68.1%	56.7%
1.30x	-	1.34x	4	$126,565,944	9.0%	4.4804%	111	1.31x	71.3%	62.8%
1.35x	-	1.44x	14	$276,499,171	19.7%	4.7084%	110	1.39x	66.9%	63.0%
1.45x	-	1.74x	28	$580,653,237	41.4%	4.2986%	110	1.62x	66.6%	58.9%
1.75x	-	1.99x	7	$109,445,366	7.8%	4.5555%	118	1.89x	64.4%	52.3%
2.00x	-	2.99x	9	$198,915,708	14.2%	4.4417%	91	2.25x	58.8%	57.2%
3.00x	-	6.16x	1	$25,000,000	1.8%	3.3500%	117	6.16x	24.2%	24.2%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Original Terms to Maturity or ARD(1)(2)
				Weighted Averages
Original Terms to Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio (3)(4)	Maturity Date or ARD LTV(3)
60	6	$171,036,623	12.2%	4.1242%	56	1.69x	60.2%	58.7%
84	1	$120,000,000	8.6%	4.3841%	82	1.59x	59.5%	59.5%
120	60	$1,111,668,142	79.3%	4.4007%	117	1.72x	66.2%	58.6%
Total/Weighted Average	67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Remaining Terms to Maturity or ARD(1)(2)
						Weighted Averages
Range of Remaining Terms to Maturity or ARD			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
52	-	60	6	$171,036,623	12.2%	4.1242%	56	1.69x	60.2%	58.7%
82	-	105	2	$154,500,000	11.0%	4.5194%	87	1.54x	57.5%	56.6%
113	-	118	52	$942,157,228	67.2%	4.3900%	117	1.74x	66.1%	58.8%
119	-	119	7	$135,010,914	9.6%	4.3253%	119	1.67x	71.0%	60.3%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Distribution of Underwritten NOI Debt Yields(1)(4)
						Weighted Averages
Range of Underwritten NOI Debt Yields			Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(3)	Maturity Date or ARD LTV(3)
2.3%	-	2.3%	1	$40,000,000	2.9%	2.3069%	56	1.00x	60.0%	60.0%
6.5%	-	8.9%	16	$507,635,339	36.2%	4.4687%	109	1.42x	67.4%	63.3%
9.0%	-	9.9%	9	$108,143,204	7.7%	4.5546%	114	1.47x	62.6%	55.0%
10.0%	-	12.4%	27	$579,712,149	41.3%	4.3703%	105	1.80x	65.3%	58.1%
12.5%	-	14.9%	9	$99,679,284	7.1%	4.6559%	109	1.79x	67.9%	54.2%
15.0%	-	22.7%	5	$67,534,789	4.8%	4.0378%	117	3.76x	44.4%	40.1%
Total/Weighted Average			67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Amortization Types(1)
				Weighted Averages
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)(2)	U/W NCF DSCR(5)	Cut-off Date LTV Ratio(3)(4)	Maturity Date or ARD LTV(3)
Interest Only, then Amortizing	31	$545,268,000	38.9%	4.3245%	116	1.53x	70.1%	62.3%
Interest Only	8	$385,780,000	27.5%	4.4404%	93	2.05x	58.6%	58.6%
Amortizing Balloon	24	$349,496,765	24.9%	4.4921%	112	1.70x	64.2%	51.7%
Interest Only, ARD	3	$87,660,000	6.2%	3.5418%	89	1.46x	69.1%	69.1%
Interest Only, then Amortizing, ARD	1	$34,500,000	2.5%	4.9900%	105	1.38x	50.4%	46.5%
Total/Weighted Average	67	$1,402,704,765	100.0%	4.3656%	107	1.71x	64.9%	58.7%

Footnotes:
(1)
With respect to the Hampton Inn UN & HIX Herald Square Loan, the numerical and statistical information related to the LTV, DSCR, debt yield and cut-off date balances per Room or Key includes the pooled component, but does not include the non-pooled component unless otherwise specified. With respect to the 26 Broadway Loan, the 100 West 57th Street Loan and the 760 & 800 Westchester Avenue Loan, LTV, DSCR, debt yield and cut-off balance per Unit/Room/Pad/NRA/Bed/Key calculations include the related pari passu companion loan(s).

(2)	In the case of the 4 mortgage loans with anticipated repayment dates, Original Terms to Maturity or ARD (Mos.) and Remaining Terms to Maturity (Mos.) is through the related anticipated repayment date.
(3)
With respect to 2 mortgage loans, representing 6.3% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “hypothetical as is” or “as renovated” value. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(4)
With respect to 1 mortgage loan, representing 0.7% of the initial outstanding principal balance, the Cut-off Date LTV and U/W NOI Debt Yield have been calculated net of any related earnouts. For additional information, see the Footnotes to Annex A-1 in the Free Writing Prospectus.

(5)
In the case of 1 mortgage loan, representing approximately 2.3%, of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization. In the case of two loans, representing 2.2% of the initial outstanding pool balance as of the cut-off date, the mortgage loans amortize based on a non-standard amortization schedule. For additional information, see Annex H of the Free Writing Prospectus.

(6)	Reflects allocated loan amount for properties securing multi-property mortgage loans.
(7)	Includes anchored, single tenant and shadow anchored properties.
(8)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Previous Securitization History(1)

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Previous Securitization
Pinnacle Hills Promenade	GACC	Rogers, AR	Retail	$121,642,010	8.7%	MLCFC 2006-4
Keystone Summit Corporate Park	GACC	Marshall Township, PA	Office	$77,700,000	5.5%	COMM 2010-C1
Sylvan Corporate Center	UBSRES	Englewood Cliffs, NJ	Office	$59,600,000	4.2%	Various(2)
Stanford Medical Office Building	GACC	Menlo Park, CA	Office	$32,500,000	2.3%	MSC 2011-C1
Home Depot Somerville	GACC	Somerville, MA	Retail	$30,500,000	2.2%	CGCMT 2005-C3
200 West Second Street	Natixis	Winston-Salem, NC	Other	$26,000,000	1.9%	COMM 2012-LC4(3)
Maritime Hotel	GACC	New York, NY	Hospitality	$25,000,000	1.8%	MSC 2005-T17
Campus at Greenhill	Natixis	Wallingford, CT	Other	$21,660,000	1.5%	COMM 2014-UBS5(4)
Shook Retail Portfolio	JLC	Various, Various	Retail	$18,460,679	1.3%	GSMS 2013-GC14
515 Tower	GACC	Salt Lake City, UT	Office	$18,000,000	1.3%	MSC 2005-HQ6
Plaza at Riverlakes	Natixis	Bakersfield, CA	Retail	$13,650,000	1.0%	JPMCC 2010-C1
TPI Staybridge Suites Naples	GACC	Naples, FL	Hospitality	$12,901,469	0.9%	MLMT 2005-CIP1
Kyrene Village	JLC	Chandler, AZ	Retail	$12,100,000	0.9%	BSCMS 2006-PW13
Park at Willowbrook	GACC	Houston, TX	Multifamily	$10,033,000	0.7%	CSFB 2001-CP4
New Orleans Self Storage	UBSRES	Harahan, LA	Self Storage	$9,000,000	0.6%	GECMC 2005-C1
Walgreens Severna	GACC	Severna Park, MD	Retail	$8,750,000	0.6%	COMM 2010-C1
Valley York Apartments	GACC	Parma Heights, OH	Multifamily	$8,475,058	0.6%	BACM 2005-C1
Valley Oaks Shopping Center	UBSRES	Valley Springs, CA	Retail	$7,750,000	0.6%	Various(5)
Alum Rock Self Storage	UBSRES	San Jose, CA	Self Storage	$7,000,000	0.5%	MSC 2006-HQ8
Roble Vista Apartments	JLC	Palo Alto, CA	Multifamily	$6,500,000	0.5%	FREMF 2011-K14
Brookhollow Apartments	GACC	DeSoto, TX	Multifamily	$4,736,876	0.3%	BACM 2006-1
Eastland Plaza	UBSRES	Columbus, OH	Retail	$4,262,718	0.3%	CGCMT 2004-C2
Sleep Inn - Sarasota	UBSRES	Sarasota , FL	Hospitality	$3,980,515	0.3%	CSFB 1998-C1
Total				$540,202,326	38.5%
(1)
Includes mortgaged properties securing mortgage loans for which the most recent prior financing of all or a significant portion of such property was included in a securitization.  The table above is based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the depositor, the mortgage loan sellers or any other underwriter.

(2)
With respect to the Sylvan Corporate Center loan, only the Sylvan Corporate Center (I) mortgaged property was previously securitized in the WBCMT 2005-C17 securitization. The other mortgaged property most recent prior financing was not included in a securitization.

(3)	With respect to 200 West Second Street, only the leased fee was previously securitized in the COMM 2012-LC4 securitization.
(4)	With respect to Campus at Greenhill, only the leased fee was previously securitized in the COMM 2014-UBS5 securitization.
(5)	The most recent financing of the Valley Oaks Shopping Center was previously securitized in the GMACC 2005-C1 and MLCFC 2007-5 securitizations.

Ten Largest Mortgage Loans

Mortgage Loan	Mortgage Loan Seller	City, State	Property Type	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Cut-off Date Balance per Room/Key/ Unit/NRA(1)	Cut-off Date LTV Ratio(1)(2)	U/W NCF DSCR(1)	U/W NOI Debt Yield(1)
Pinnacle Hills Promenade	GACC	Rogers, AR	Retail	$121,642,010	8.7%	$145	63.8%	1.65x	10.4%
26 Broadway	GACC	New York, NY	Office	$120,000,000	8.6%	$262	59.5%	1.59x	7.4%
Hampton Inn UN & HIX Herald Square	GACC	New York, NY	Hospitality	$85,000,000	6.1%	$300,353	55.5%	2.15x	10.9%
Keystone Summit Corporate Park	GACC	Marshall Township, PA	Office	$77,700,000	5.5%	$141	75.2%	1.31x	8.6%
SoHo Portfolio	JLC	New York, NY	Mixed Use	$76,500,000	5.5%	$1,085	65.1%	1.36x	7.0%
Sylvan Corporate Center	UBSRES	Englewood Cliffs, NJ	Office	$59,600,000	4.2%	$216	74.7%	1.63x	10.0%
100 West 57th Street	Natixis	New York, NY	Other	$40,000,000	2.9%	$7,164	60.0%	1.00x	2.3%
115 Mercer	GACC	New York, NY	Retail	$37,000,000	2.6%	$4,933	63.8%	1.59x	7.3%
Residences of South Hills	Natixis	Pittsburgh, PA	Multifamily	$34,500,000	2.5%	$32,857	50.4%	1.38x	9.6%
Stanford Medical Office Building	GACC	Menlo Park, CA	Office	$32,500,000	2.3%	$727	63.1%	1.39x	8.6%
Total/Weighted Average				$684,442,010	48.8%		63.5%	1.56x	8.6%
(1)
With respect to the Hampton Inn UN & HIX Herald Square Loan, the numerical and statistical information related to the LTV, DSCR, debt yield and cut-off date balances per Room or Key includes the pooled component, but does not include the non-pooled component unless otherwise specified. With respect to the 26 Broadway Loan and 100 West 57th Street Loan, LTV, DSCR, debt yield and cut-off date balance per Room/Key//Unit/NRA calculations include the related pari passu companion loans.

(2)
With respect to the Keystone Summit Corporate Park loan, the Cut-off Date LTV Ratio has been calculated using the “hypothetical as is” value. The “hypothetical as is” appraised value does not take into account $889,022 in free rent and $2,676,848 in tenant improvements still owed to tenants at the property. The “as is” appraised value Cut-off Date LTV Ratio is 78.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

COMM 2015-DC1 Mortgage Trust

OVERVIEW OF MORTGAGE POOL CHARACTERISTICS

Pari Passu Companion Loan Summary

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loans Cut-off Date Balance	Loan Combination Cut-off Date Balance	Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
26 Broadway	$120,000,000	$100,000,000	$220,000,000	COMM 2015-DC1	KeyBank	Rialto Capital Advisors, LLC	COMM 2015-DC1
100 West 57th Street	$40,000,000	$140,000,000	$180,000,000	See (1) below	See (1) below	See (1) below	See (1) below
760 & 800 Westchester Avenue	$32,000,000	$68,000,000	$100,000,000	See (2) below	See (2) below	See (2) below	See (2) below
(1)
Prior to the securitization of the 100 West 57th Street pari passu companion loan designated as Note A-1 and Note A-2, the 100 West 57th Street Loan Combination will be serviced under the pooling and servicing agreement of this securitization and the related intercreditor agreement, and the directing holder will be the holder of the pari passu companion loan, which initially is expected to be held by Natixis or an affiliate thereof. After the securitization of the 100 West 57th Street pari passu companion loan designated as Note A-1, it is expected that the 100 West 57th Street Loan Combination will be serviced under the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement, and it is expected that the directing holder of the 100 West 57th Street Loan Combination will be the directing holder or its equivalent under that securitization. See “Description of the Mortgage Pool—Loan Combinations—The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.

(2)
Prior to the securitization of the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1 and Note A-2, the 760 & 800 Westchester Avenue Loan Combination will be serviced under the pooling and servicing agreement of this securitization and the related intercreditor agreement, and the directing holder will be the holder of the pari passu companion loan, which initially is expected to be held by Natixis or an affiliate thereof. After the securitization of the 760 & 800 Westchester Avenue pari passu companion loan designated as Note A-1, it is expected that the 760 & 800 Westchester Avenue Loan Combination will be serviced under the pooling and servicing agreement entered into in connection with that securitization and the related intercreditor agreement, and it is expected that the directing holder of the 760 & 800 Westchester Avenue Loan Combination will be the directing holder or its equivalent under that securitization. See “Description of the Mortgage Pool—Loan Combinations—The 760 & 800 Westchester Avenue Loan Combination” in the Free Writing Prospectus.

Existing Mezzanine Debt Summary
Mortgage Loan	Mortgage Loan Cut-off Date Balance	Mezzanine Debt Cut-off Date Balance	Trust U/W NCF DSCR	Total Debt U/W NCF DSCR	Trust Cut-off Date LTV Ratio	Total Debt Cut-off Date LTV Ratio	Trust U/W NOI Debt Yield	Total Debt U/W NOI Debt Yield
26 Broadway(1)	$120,000,000	$50,000,000	1.59x	1.11x	59.5%	73.0%	7.4%	6.0%
SoHo Portfolio	$76,500,000	$11,500,000	1.36x	1.07x	65.1%	74.9%	7.0%	6.1%
760 & 800 Westchester Avenue(2)	$32,000,000	$10,000,000	1.31x	1.09x	66.2%	72.8%	8.7%	7.9%
200 West Second Street	$26,000,000	$12,353,005	2.21x	0.99x	61.6%	90.9%	10.3%	7.0%
Shook Retail Portfolio(2)	$18,460,679	$2,494,686	1.43x	1.15x	71.8%	81.5%	10.0%	8.8%
(1)	With respect to the 26 Broadway Loan, LTV, DSCR and debt yield calculations include the related pari passu companion loans.
(2)
With respect to 760 & 800 Westchester Avenue, representing approximately 2.3%, of the initial outstanding pool balance as of the cut-off date, following an initial interest only period of 60 months, the mortgage loan amortizes based on a non-standard amortization. With respect to Shook Retail Portfolio, representing 1.3% of the initial outstanding pool balance as of the cut-off date, the mortgage loan amortizes based on a non-standard amortization schedule.

Pooled Loan Summary(1)

Mortgage Loan	Pooled Loan Cut- off Date Balance	Non-Pooled Component Cut-off Date Balance	Total Mortgage Loan Cut- off Date Balance	Pooled Loan U/W NCF DSCR	Total Mortgage Loan U/W NCF DSCR	Pooled Loan Cut-off Date LTV	Total Mortgage Loan Cut-off Date LTV Ratio	Pooled Loan U/W NOI Debt Yield	Total Mortgage Loan U/W NOI Debt Yield
Hampton Inn UN & HIX Herald Square	$85,000,000	$13,000,000	$98,000,000	2.15x	1.70x	55.5%	64.0%	10.9%	9.4%
(1)
With respect to the Hampton Inn UN & HIX Herald Square Loan, the numerical and statistical information related to the LTV, DSCR and debt yield include the pooled component, but does not include the non-pooled component unless otherwise specified.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	GGP Real Estate Holding I, Inc.; J.B. Hunt, LLC
Borrowers:	Pinnacle Hills, LLC; Pinnacle South, LLC
Original Balance:	$122,000,000
Cut-off Date Balance:	$121,642,010
% by Initial UPB:	8.7%
Interest Rate:	4.1300%
Payment Date:	1st of each month
First Payment Date:	February 1, 2015
Maturity Date:	January 1, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection(1):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Lease Sweep Reserve:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.(3):	$145
Balloon Balance / Sq. Ft.(3):	$116
Cut-off Date LTV:	63.8%
Balloon LTV:	51.0%
Underwritten NOI DSCR:	1.79x
Underwritten NCF DSCR:	1.65x
Underwritten NOI Debt Yield:	10.4%
Underwritten NCF Debt Yield:	9.6%
Underwritten NOI Debt Yield at Balloon:	13.1%
Underwritten NCF Debt Yield at Balloon:	12.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail / Power Center
Collateral:	Fee Simple
Location:	Rogers, AR
Year Built / Renovated:	2006, 2007 / NAP
Total Sq. Ft.:	1,240,187
Total Collateral Sq. Ft.(4):	841,047
Property Management:	General Growth Services, Inc.
Underwritten NOI:	$12,707,387
Underwritten NCF:	$11,709,404
Appraised Value(5):	$190,800,000
Appraisal Date:	October 9, 2014

Historical NOI
Most Recent NOI:	$11,815,375 (T-12 November 30, 2014)
2013 NOI:	$10,799,233 (December 31, 2013)
2012 NOI:	$10,348,246 (December 31, 2012)
2011 NOI:	$9,955,329 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(6):	94.6% (November 30, 2014)
2013 Occupancy:	90.8% (December 31, 2013)
2012 Occupancy:	90.5% (December 31, 2012)
2011 Occupancy:	89.7% (December 31, 2011)
(1)	Partial release is permitted. See “Partial Release and Substitution” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on Total Collateral Sq. Ft. of 841,047.
(4)	Excludes Dillard’s, Target and Cabela’s, which are not part of the collateral.
(5)	In addition to the appraised value of $190,800,000, the appraiser determined a value of $3,540,000 for excess land parcels.
(6)
Most Recent Occupancy includes Haverty’s Furniture (33,039 sq. ft.), which has taken occupancy of its space but is not yet open for business and Forever 21 (21,304 sq. ft.), which currently occupies 6,528 sq. ft. at the Pinnacle Hills Promenade Property but is in discussion with the sponsor to vacate its existing suite and move into a larger space in August 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

Tenant Summary
Tenant Mix	Ratings (Fitch/Moody’s/S&P)(1)	Total Sq. Ft.	% of Total Collateral Sq. Ft.	Lease Expiration	Annual UW Base Rent PSF	Total Sales (000s)(2)	Sales PSF(2)	Occupancy Cost(2)
Non-Collateral Anchor Tenants
Dillard’s	BBB-/Ba2/BB+	162,140	NAP
Target	A-/A2/A	137,000	NAP
Cabela’s(3)	NR/NR/NR	100,000	NAP
Subtotal		399,140

Collateral Anchor Tenants
JCPenney(4)	CCC/Caa1/CCC+	98,540	11.7%	9/30/2026	NAP	$9,673	$98	NAV
Malco Theatre(5)	NR/NR/NR	42,860	5.1%	1/31/2022	$5.37	$418,822	$117	8.2%
Subtotal / Wtd. Avg.		141,400	16.8%

Major Tenants (>10,000 sq. ft.)
Gordmans	NR/NR/NR	53,908	6.4%	3/31/2018	$9.50	$6,530	$121	10.7%
Haverty’s Furniture(6)	NR/NR/NR	33,039	3.9%	9/30/2024	$10.00	NAV	NAV	NAV
TJ Maxx	NR/A3/A+	31,229	3.7%	11/30/2017	$8.36	$11,135	$357	3.1%
Best Buy	BB/Baa2/BB	30,399	3.6%	1/31/2017	$17.25	NAV	NAV	NAV
Bed Bath & Beyond	NR/Baa1/A-	30,000	3.6%	1/31/2018	$6.00	$6,227	$208	4.0%
Forever 21(6)	NR/NR/NR	21,304	2.5%	7/31/2025	$15.40	NAV	NAV	NAV
Petsmart	NR/NR/NR	20,539	2.4%	6/30/2018	$13.00	NAV	NAV	NAV
Subtotal / Wtd. Avg.		220,418	26.2%		$10.90	$23,893	$208	5.4%
Other Major Tenants(7)		86,403	10.3%		$11.53	$8,793	$312	4.8%
Major Tenants Subtotal / Wtd. Avg.		306,821	36.5%		$11.06	$32,685	$228	5.3%

Power Center In-line Tenants (<10,000 sq. ft.)		28,754	3.4%		$16.24	$4,499	$156	12.8%
Promenade In-line Tenants (<10,000 sq. ft.)(8)		252,655	30.0%		$26.49	$71,717	$302	12.1%
Office		49,932	5.9%		$21.15	NAP	NAP	NAP
Outparcel		13,742	1.6%		$17.83	NAP	NAP	NAP
Specialty Leasing		2,420	0.3%
Total Occupied Collateral		795,724	94.6%
Vacant		45,323	5.4%
Total Collateral		841,047	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)
Total Sales (000s), Sales PSF and Occupancy Cost provided by the borrower as of December 2014 and only include tenants reporting sales. Gordmans sales are reflective of the 2013 sales as the tenant does not report annual sales until April of each year.

(3)	Cabela’s sq. ft. is an estimate from the borrower.
(4)	JCPenney does not pay base rent, but pays $1.86 PSF in recoveries.
(5)	Malco Theatre sales are shown on a per-screen basis (the theatre has 12-screens).
(6)
Haverty’s Furniture is in occupancy of its space and is anticipated to open for business and begin rent payments in April 2015. Forever 21 currently occupies 6,528 square feet and is in negotiations to lease a larger 21,304 sq. ft. space in August 2015.

(7)	Other Major Tenants Annual UW Base Rent PSF and occupancy cost excludes Pottery Barn (12,500 sq. ft.), which pays percentage rent in lieu of base rent.
(8)
Promenade In-Line Tenants (<10,000 sq. ft.) Annual UW Base Rent PSF and occupancy cost exclude four tenants with an aggregate net rentable area of 25,822 sq. ft., which pay percentage rent in lieu of base rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	3	2,240	0.3%	2,240	0.3%	$0.00	0.0%	0.0%
2015	3	6,027	0.7%	8,267	1.0%	$41.01	2.1%	2.1%
2016	22	89,551	10.6%	97,818	11.6%	$24.31	18.2%	20.3%
2017	33	162,249	19.3%	260,067	30.9%	$23.04	31.3%	51.6%
2018	10	130,615	15.5%	390,682	46.5%	$12.35	13.5%	65.1%
2019	7	24,969	3.0%	415,651	49.4%	$23.39	4.9%	70.0%
2020	6	42,433	5.0%	458,084	54.5%	$13.74	4.9%	74.9%
2021	4	43,641	5.2%	501,725	59.7%	$10.98	4.0%	78.9%
2022	9	98,784	11.7%	600,509	71.4%	$12.19	10.1%	88.9%
2023	3	10,658	1.3%	611,167	72.7%	$21.79	1.9%	90.9%
2024	2	39,281	4.7%	650,448	77.3%	$11.72	3.9%	94.7%
2025(2)	2	39,236	4.7%	689,684	82.0%	$13.08	4.3%	99.0%
Thereafter	2	106,040	12.6%	795,724	94.6%	$1.08	1.0%	100.0%
Vacant	NAP	45,323	5.4%	841,047	100.0%	NAP	NAP
Total / Wtd. Avg.	106	841,047	100.0%			$15.01	100.0%
(1)
A limited number of tenants have lease termination options related to co-tenancy provisions and sales thresholds that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the site plan.

(2)	Includes 21,304 sq. ft. for Forever 21, which currently occupies 6,528 square feet and is in negotiations to lease the larger space in August 2015.

The Loan. The Pinnacle Hills Promenade loan (the “Pinnacle Hills Promenade Loan”) is a $121.6 million fixed rate loan secured by the borrower’s fee simple interest in an 841,047 sq. ft. portion of a Class A, anchored retail center located at 2203, 2206, 2220 and 2404 South Promenade Boulevard and 2200 and 2202 South Bellview Road in Rogers, Arkansas (the “Pinnacle Hills Promenade Property”). The Pinnacle Hills Promenade Loan has a 10-year term and amortizes on a 30-year schedule. The Pinnacle Hills Promenade Loan accrues interest at a fixed rate equal to 4.1300%. Loan proceeds, along with approximately $19.3 million of equity from the sponsor, were used to retire existing debt for approximately $140.7 million, and pay closing costs of approximately $0.6 million. Based on the “As-is” appraised value of $190.8 million as of October 9, 2014, the cut-off date LTV is 63.8%. The most recent prior financing of the Pinnacle Hills Promenade Property was included in the MLCFC 2006-4 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$122,000,000	86.3%	Loan Payoff	$140,650,038	99.5%
Sponsor Equity	$19,299,097	13.7%	Closing Costs	$649,059	0.5%
Total Sources	$141,299,097	100.0%	Total Uses	$141,299,097	100.0%

The Borrower / Sponsor.    The borrowers, Pinnacle Hills, LLC and Pinnacle South, LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower is Rogers Retail L.L.C., a 50/50 joint venture between GGP Real Estate Holding I, Inc. and J.B. Hunt, LLC. The nonrecourse carve-out guarantor is GGP Real Estate Holding I, Inc.

GGP Real Estate Holding I, Inc. is an affiliate of General Growth Properties, Inc. (NYSE: GGP), an S&P 500 company focused on owning, managing, leasing and redeveloping high quality retail properties throughout the United States. General Growth Properties, Inc. currently owns and manages 120 retail properties across the country.

Hunt Ventures, formerly The Pinnacle Group, owns and manages properties in the Pinnacle Hills area of Rogers, Arkansas. Hunt Ventures is primarily responsible for the conception and development of the more than 600 acre project in western Rogers. Hunt Ventures is an affiliate of J.B. Hunt Transport Services Inc., the 4th largest employer in the area, creating strong synergies between the Pinnacle Hills Promenade Property and the surrounding area.

The Property.   The Pinnacle Hills Promenade Property consists of an 841,047 collateral sq. ft. portion of a 1,240,187 total sq. ft., open-air mall and power center located within the northwest quadrant of Bellview Road and Promenade Boulevard, approximately 0.2 miles east of Interstate Highway 540 in Rogers, Arkansas. The Pinnacle Hills Promenade Property was built in 2006 and 2007 for approximately $185.0 million and opened in two phases, with the Promenade portion opening in late 2006 and the power center opening shortly thereafter in 2007. The Pinnacle Hills Promenade Property is anchored by Dillard’s, JCPenney and the 12-screen Malco Theatre and shadow anchored by Target and the only Cabela’s in the state of Arkansas. Dillard’s (162,140 sq. ft.), Target (137,000 sq. ft.) and Cabela’s (100,000 sq. ft.) own their spaces and do not serve as collateral for the Pinnacle Hills Promenade Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

The Pinnacle Hills Promenade Property features a broad merchandise mix with over 90 specialty retailers, including the discount department store Gordmans, Chico’s, Forever 21, Hollister, Williams-Sonoma, The Fresh Market and Haverty’s Furniture, among others. In addition, the Pinnacle Hills Promenade Property includes approximately 51,903 sq. ft. of office space, all of which is part of the collateral, located above the retail space. The office space is approximately 96.2% occupied (49,932 sq. ft.) and consists mostly of Walmart supplier outpost offices. The Walmart headquarters are located approximately six miles from the Pinnacle Hills Promenade Property. The Pinnacle Hills Promenade Property also features 4,880 surface parking spaces, which equates to a ratio of 5.77 spaces per 1,000 sq. ft. The Pinnacle Hills Promenade Property is 94.6% leased as of November 30, 2014.

Historical sales for all major tenants reporting sales at the Pinnacle Hills Promenade Property are detailed in the subsequent chart. The Pinnacle Hills Promenade Property experienced a harsh winter in 2013, which attributed to a few weeks of minimal sales during the prime holiday shopping weeks. Total mall sales at the Pinnacle Hills Promenade Property have increased each year from approximately $95.7 million in 2010 to approximately $123.6 million as of year-end 2014 sales. JCPenney has rebounded better than the national average in terms of percentage growth and PSF change. Since 2010, the national sales average for JCPenney stores has declined by 30.7% as of the year-end 2014 sales versus the JCPenney store at the Pinnacle Hills Promenade Property only decreasing by 15.4% during that same time span. Additionally, JCPenney’s sales have increased 3.9% from 2013 to the year-end 2014, while nationally the chain has maintained the same sales.

Historical Sales PSF(1)
	2010	2011	2012	2013	2014	Occupancy Cost
Anchor Tenants
Dillard’s (non-collateral)(2)	NAV	NAV	$144	$154	NAV	NAV
JCPenney	$116	$129	$114	$95	$98	NAP
Malco Theatre(3)	$441,736	$416,449	$396,070	$411,215	$418,822	8.2%
Power Center Tenants
Bed Bath & Beyond	NAV	$159	$179	$193	$208	4.0%
TJ Maxx	$274	$297	$317	$357	$357	3.1%
Gordmans(4)	$122	$131	$132	$121	$121	10.7%
Kirkland’s	NAV	$154	$152	$147	$166	12.7%
Old Navy	NAV	NAV	$329	$336	$320	4.8%
Famous Footwear	$100	$101	$114	$114	$114	14.8%
Lifeway Christian Store	$174	$184	$207	$221	$219	10.2%
Dressbarn	$115	$124	$130	$124	$126	15.9%
Power Center Total / Wtd Avg.	$168	$175	$200	$207	$209	6.3%

In-line Tenants (<10,000 sq. ft.)(5)	$318	$325	$324	$304	$302	12.1%
(1)	Historical Sales PSF is based on historical operating statements provided by the borrower.
(2)	Sales information for Dillard’s is per the appraisal.
(3)	Malco Theatre’s sales are calculated on a per screen basis. Malco Theatre has 12 screens.
(4)	Gordmans 2014sales are reflective of the 2013 sales as the tenant does not report annual sales until April of each year.
(5)	Sales figures for In-line Tenants (<10,000 sq. ft.) represent inline tenants at the promenade portion and exclude tenants located at the power center portion.

Environmental Matters. The Phase I environmental report dated October 24, 2014 recommended no further action at the Pinnacle Hills Promenade Property.

The Market.     The Pinnacle Hills Promenade Property is located approximately four miles southwest of downtown Rogers, within the northwest quadrant of Bellview Road and Promenade Boulevard, which is part of the Fayetteville-Springdale-Rogers metropolitan statistical area (the “FSR MSA”). Access to Interstate 540, which is a regional thoroughfare providing access to the northwest portion of Arkansas and western Missouri, is located approximately 0.2 miles from the Pinnacle Hills Promenade Property. Employment in the FSR MSA is driven by three industry leaders that are headquartered locally, Walmart, Tyson Foods and JB Hunt, resulting in a daytime workforce of more than 89,000. In addition to the large number of local residents employed directly by Walmart, the area is also home to a base of satellite offices of suppliers that have relationships with Walmart. Other significant employers in the area include, University of Arkansas, the Washington Regional Medical Center and the Northwest Medical Center, among others. Overall market vacancy for the FSR MSA was 5.6% as of Q3 2014. Over the past four quarters, the market has seen an overall decrease in the vacancy rate, down from 6.0% in Q4 2013. The power center average vacancy rate was 4.4% as of Q3 2014 which is up from 2.6% over the Q2 2014. Shopping center vacancy was 9.3% as of Q3 2014, which is up from 8.6% as of Q2 2014 and 9.1% as of Q4 2013.

The primary trade area of the Pinnacle Hills Promenade Property is an approximately seven mile radius. The primary trade area has a population of 132,935, which increased at a compound annual rate of 3.6% from 2000 to 2014. Within a three-mile radius of the Pinnacle Hills Promenade Property, the average median income is $90,789. The Pinnacle Hills Promenade Property also features access to both local and regional residents via Promenade Boulevard and Interstate 49. In addition, the Pinnacle Hills Promenade Property is adjacent to a 250,000 square foot residential development project by Hunt Ventures that is currently under construction for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

200 new apartment units, as well as a 10-story 225,000 square foot Class A office building that is estimated to be open by year-end 2015 and will be managed by Pinnacle Realty.

The chart below summarizes the Pinnacle Hills Promenade Property’s competitive set.

Competitive Set(1)
Name	Pinnacle Hills Promenade Property	Scottsdale Center	Northwest Arkansas Mall
Distance from Subject	NAP	2.6 miles	12.1 miles
Property Type	Anchored Retail / Power Center	Power Center	Super-Regional Center/Mall
Year Built / Renovated	2006, 2007 / NAP	1996 / 2006	1972 / 1998
Occupancy(2)	94.6%	100.0%	96.0%
Size (Sq. Ft.)(3)	1,240,187	679,218	820,703
Anchors / Major Tenants	Dillard’s, Target, JCPenney, Cabela’s, Malco Theatre	Kohl’s, Barnes & Noble, Belk, Ross Dress for Less	Dillard’s, Sears, JCPenney
(1)	Source: Appraisal.
(2)	Based on underwritten rent roll.
(3)	Represents total sq. ft. at the retail centers. The collateral for the Pinnacle Hills Promenade Property totals 841,047 sq. ft. and is based on the underwritten rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 11/30/2014	U/W	U/W PSF
Base Rent(1)	$9,922,437	$10,052,865	$10,811,978	$11,214,169	$12,034,461	$14.31
Value of Vacant Space	0	0	0	0	1,009,085	1.20
Gross Potential Rent	$9,922,437	$10,052,865	$10,811,978	$11,214,169	$13,043,545	$15.51
Total Recoveries	3,837,680	3,338,960	3,542,770	3,691,585	4,239,536	5.04
Total Other Income	1,423,032	1,994,272	1,623,059	1,647,363	1,537,134	1.83
Less: Vacancy & Credit Loss(2)	(117,714)	(25,431)	(146,920)	198,744	(1,014,198)	(1.21)
Effective Gross Income	$15,065,436	$15,360,666	$15,830,886	$16,751,861	$17,806,016	$21.17
Total Operating Expenses	5,110,107	5,012,420	5,031,653	4,936,486	5,098,629	6.06
Net Operating Income	$9,955,329	$10,348,246	$10,799,233	$11,815,375	$12,707,387	$15.11
TI/LC	0	0	0	0	880,236	1.05
Capital Expenditures	0	0	0	0	117,747	0.14
Net Cash Flow	$9,955,329	$10,348,246	$10,799,233	$11,815,375	$11,709,404	$13.92

(1)	U/W Base Rent includes $88,047 in contractual step rent through December 2015.
(2)	U/W Vacancy represents 5.4% of effective gross income, compared to overall market vacancy of 5.6%.

Property Management.    The Pinnacle Hills Promenade Property is managed by General Growth Services, Inc., a borrower affiliate.

Lockbox / Cash Management.    The Pinnacle Hills Promenade Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Trigger Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Trigger Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Pinnacle Hills Promenade Loan documents.

A “Trigger Period” will commence upon the occurrence of (i) a Cash Sweep Event (as defined herein), (ii) the DSCR falling below 1.35x as of the DSCR Determination Date (as defined herein) or (iii) a Lease Sweep Period (as defined herein), until such time as (a) with respect to clause (i), the Cash Sweep Event is no longer continuing, (b) with respect to clause (ii), the DSCR is at least 1.35x for two consecutive quarters, (c) with respect to clause (iii), such Lease Sweep Period has ended.

A “Cash Sweep Event” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the (x) borrower, (y) guarantor or (z) manager. A Cash Sweep Event will be cured, (a) with respect to clause (i) the event of default has been cured and the cure has been accepted by the lender, (b) with respect to clause (ii)(x), upon such bankruptcy action or petition against the borrower is discharged, stayed or dismissed and no event of default is continuing, (c) with respect to clause (ii)(y), the borrower replaces the guarantor with a substitute guarantor having an aggregate net worth of not less than $400.0 million and liquidity of not less than $50.0 million and, as reasonably determined by lender, such substitute guarantor has assumed all obligations of the guarantor and executed acceptable replacement loan documents, among other things, and (d) with respect to clause (ii)(z), the borrower replaces the manager with a qualified manager, as defined in the loan documents, within 60 days after such occurrence.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

The “DSCR Determination Date” means, commencing on April 1, 2015, the first day of each July, October, January and April on which the debt service coverage ratio will be determined based on the trailing twelve month period.

A “Lease Sweep Period” will commence on the first monthly payment date following the giving of notice from any tenant under a Lease Sweep Lease (as defined herein) that such tenant (i) fails to renew its lease or the date that is 12 months prior to the expiration of the then-current lease, (ii) exercises its right to terminate, cancel or surrenders its lease, (iii) goes dark, (iv) defaults under its lease or (v) becomes subject to bankruptcy proceedings. A Lease Sweep Period will be cured when, (a) with respect to clauses (i), (ii) and (iii), at least 85.0% of the Lease Sweep Lease (as defined herein) space is leased pursuant to one or more qualified leases and the replacement tenant(s) are in occupancy and paying full unabated rent, (b) with respect to clause (iv) such default has been cured, and (c) with respect to clause (v), such insolvency proceeding has been terminated and the Lease Sweep Lease has been affirmed, assumed or assigned in a manner satisfactory to lender.

A Lease Sweep Period will end (1) when (a) the DSCR exceeds 1.90x, as determined after giving effect to all rent reductions to which any tenant at the Pinnacle Hills Promenade Property is entitled as a result of the failure by such tenant under the Lease Sweep Lease to operate at the Pinnacle Hills Promenade Property (unless such tenant has waived its right to terminate in writing) and after excluding all gross revenue under the subject Lease Sweep Lease, (b) the Pinnacle Hill Promenade Property’s physical occupancy is greater than 92.0% excluding all terminations (if any) to which any tenant at the Pinnacle Hills Promenade Property is entitled to terminate their lease as a result of the failure by such tenant under the Lease Sweep Lease to operate at the Pinnacle Hills Promenade Property (unless any such tenants have waived their right to terminate in writing) and after excluding the space demised under the Lease Sweep Lease, and (c) the lease sweep account contains an amount at least equal to the unpaid landlord obligations for tenants that will be occupying the Lease Sweep Lease space, or (2) $4,500,000 has been accumulated in the lease sweep account.

A “Lease Sweep Lease” means (i) the JCPenney Lease or (ii) any temporary qualified lease, as defined in the loan documents.

Initial Reserves.    None. The sponsors provided a guaranty for $2,040,335 in lieu of reserving for unfunded tenant allowances at origination and up to $450,000 of potential tenant improvement costs that may be incurred. The guaranty will be reduced dollar-for-dollar as the borrower funds such amount to the applicable tenants.

Ongoing Reserves.    During a Trigger Period, the borrower is required to deposit monthly reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account, (iii) $60,220 into a TI/LC reserve account, subject to a cap equal to $722,640, and (iv) $17,158 into a replacement reserve account, subject to a cap equal to $205,896. Additionally, during a Lease Sweep Period, all excess cash will be deposited into a lease sweep account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release and Substitution.    The borrower may obtain the release of one or more vacant, non-income producing parcels or outlots upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the parcel subject to the release is not necessary for the remaining Pinnacle Hills Promenade Property to comply with zoning or legal requirements, (iii) the release will not result in the downgrade, withdrawal or qualification of the then current rating assigned to any class of certificates and (iv) the release will not result in an LTV ratio that does not comply with REMIC guidelines.

In addition, the borrower is permitted to obtain the release of collateral parcels (an “Exchange Parcel”) from the lien of the mortgage in exchange for the substitution of new parcels (each, an “Acquired Parcel”) as collateral for the Pinnacle Hills Promenade Loan upon 30 days prior notice, subject to the satisfaction of certain conditions, including among other things, that: (i) the Exchange Parcel is vacant, non-income producing and unimproved (or improved only by landscaping or readily re-locatable facilities), (ii) with respect to the Acquired Parcel (such conditions, the “Acquired Parcel Conditions”), the borrower has delivered, among other things (a) an environmental report acceptable to lender, (b) title insurance and (c) if the Acquired Parcel is improved, a property condition report indicating that the Acquired Parcel is in good condition and (d) if repairs are recommended by the property condition report or if the environmental report discloses the presence of hazardous materials at the Acquired Parcel, cash or a guaranty from the guarantor in an amount equal to 110% of any estimated repairs or remediation costs, as applicable are provided, (iii) the LTV ratio of the remaining Pinnacle Hills Promenade Property (after giving effect to such substitution) is equal to or less than 125% unless the Acquired Parcel has a fair market value equal to or greater than the fair market value of the Exchange Parcel and (iv) the substitution does not adversely affect the DSCR of the Pinnacle Hills Promenade Property except in a de minimis manner.

Acquired Expansion Parcels.    The borrower has the right, at its own expense, to acquire one or more parcels of land together with any related improvements (such acquired parcel, an “Expansion Parcel”), which parcel will become additional collateral for the Pinnacle Hills Promenade Loan after amending the mortgage loan documents, upon satisfaction of specified conditions including, among other things, that (i) there is no event of default, (ii) the borrower acquires a fee simple or leasehold interest to the applicable Expansion Parcel, (iii) the expansion does not adversely affect the DSCR except in a de minimis manner and (iii) satisfaction of the Acquired Parcel Conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

MALCO
SUMMIT LANE
Dillard's
TOWER AVE.
TEXAS LAND & CATTLE
SEPHORA
CAPITAL LANE
PARK PLACE
SHOE DEPT.
FOREVER 21
PLACE
LOFT
WILLIAMS-SONOMA
THE FRESH MARKET
jcpenney
KAY
HOULIHAN'S
POTTERY BARN
Anchor / Major
Non Anchor / In-line
Vacant
Not Part of the Collateral

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2203, 2206, 2220 and 2404 South Promenade Boulevard; 2200 and 2202 South Bellview Road Rogers, AR 72758	Collateral Asset Summary – Loan No. 1 Pinnacle Hills Promenade	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$121,642,010 63.8% 1.65x 10.4%

Pinnacle Hills Promenade
2203, 2206, 2220 and 2404 South Promenade Boulevard
2200 and 2202 South Bellview Road
Rogers, AR 72758
Southern Medical Center
Mercy Medical Center
John Q. Hammons Center
Embassy Suites NW Arkansas
The Arkansas Music Pavilion
Cabela's
Target
Pinnacle Country Club
The Greens on Blossom Way
Shadow Valley Country Club
SE WALTON BLVD
W WALNUT ST
STONEY BROOK RD
W NEW HOPE RD
W PERRY RD
WHITAKER PKY
W SOUTHGATE RD
W PLEASANT GROVE RD
W LAUREL AVE
PROMENADE BLVD
BELLVIEW RD
S DIXIELAND RD
S 26TH ST
S CHAMPIONS DR
S RAINBOW RD
S MT HEBRON RD
SE DODSON RD
49
71
Kansas City
St. Louis
MISSOURI
KANSAS
Branson
Tulsa
ARKANSAS
OKLAHOMA
Little Rock
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor(1):	Jacob Chetrit
Borrower:	Broadway 26 Waterview LLC
Original Balance(2):	$120,000,000
Cut-off Date Balance(2):	$120,000,000
% by Initial UPB:	8.6%
Interest Rate:	4.3840910%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2022
Amortization:	Interest Only
Additional Debt(3):	$100,000,000 Pari Passu Debt; $50,000,000 Mezzanine Loan
Call Protection(4):	L(26), D(54), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(5)
	Initial	Monthly
Taxes:	$369,392	$369,392
Insurance:	$241,892	$30,299
Replacement:	$0	$17,486
TI/LC:	$6,740,000	$34,972
Required Repairs:	$1,175,000	NAP
MLA:	$6,000,000	Springing
Rent Holdback:	$4,550,000	NAP

Financial Information(6)
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$262	$322
Balloon Balance / Sq. Ft.:	$262	$322
Cut-off Date LTV:	59.5%	73.0%
As-Stabilized LTV:	50.0%	61.4%
Balloon LTV:	59.5%	73.0%
Underwritten NOI DSCR(7):	1.66x	1.16x
Underwritten NCF DSCR(7):	1.59x	1.11x
Underwritten NOI Debt Yield:	7.4%	6.0%
Underwritten NCF Debt Yield:	7.1%	5.8%
Underwritten NOI Debt Yield at Balloon:	7.4%	6.0%
Underwritten NCF Debt Yield at Balloon:	7.1%	5.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(8):	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1923, 1925 / 1999
Total Sq. Ft.:	839,316
Property Management:	Newmark & Company Real Estate, Inc.
Underwritten NOI:	$16,185,856
Underwritten NCF:	$15,556,369
Appraised Value:	$370,000,000
Appraisal Date:	September 1, 2014
As-Stabilized Value:	$440,000,000
As-Stabilized Date:	September 1, 2017

Historical NOI(9)
Most Recent NOI:	$10,292,134 (T-12 June 30, 2014)
2013 NOI:	$10,549,338 (December 31, 2013)
2012 NOI:	$12,926,213 (December 31, 2012)
2011 NOI:	$14,092,772 (December 31, 2011)
2010 NOI:	$10,018,906 (December 31, 2010)

Historical Occupancy(9)
Most Recent Occupancy(10):	79.3% (September 11, 2014)
2013 Occupancy:	67.3% (December 31, 2013)
2012 Occupancy:	76.9% (December 31, 2012)
2011 Occupancy:	88.8% (December 31, 2011)
2010 Occupancy:	90.2% (December 31, 2010)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to this free writing prospectus as SoHo Portfolio, which has a Cut-off Date Balance of $76,500,000.
(2)
The Original Balance and Cut-off Date Balance of $120.0 million represent the controlling Note A-1, controlling Note A-2 and controlling Note A-4 of a $220.0 million whole loan (the “26 Broadway Loan Combination”) evidenced by six pari passu notes. The pari passu companion loan is comprised of the non-controlling Note A-3, non-controlling Note A-5 and non-controlling Note A-6, with an aggregate original principal amount of $100.0 million, which is expected to be included in a future securitization.

(3)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(4)
The lockout period will be at least 26 payment dates beginning with and including the first payment date of March 6, 2015. Prepayment of the full $220.0 million 26 Broadway Loan Combination is permitted on or after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized, and (ii) December 9, 2017. The assumed lockout period of 26 payments is based on the expected COMM 2015-C1 securitization closing date in March 2015. The actual lockout period may be longer.

(5)	See “Initial Reserves” and “Ongoing Reserves” herein.
(6)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 26 Broadway Loan Combination.
(7)
Mortgage Loan Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payment. Based on a 30-year amortization schedule, the Mortgage Loan Underwritten NOI DSCR and Underwritten NCF DSCR are 1.21x and 1.16x, respectively,

(8)
The 26 Broadway Property is subject to two ground leases and a sublease. The borrower holds the lessor’s and lessee’s interest under each ground lease and sublease. Collateral for the 26 Broadway Loan includes the entire fee and all of the borrower’s interests under the ground leases and the associated sublease.

(9)
In mid-2012, Bank of America vacated approximately 170,330 sq. ft. at the 26 Broadway Property upon the expiration of a lease executed in 2000. Approximately 77,330 sq. ft. of the space had been subleased prior to expiration and rolled into permanent tenancy. The remaining approximately 93,000 sq. ft. was recaptured by the sponsor resulting in a reduced occupancy and NOI in 2012 and 2013. Since November 2013, 11 new leases totaling 136,285 sq. ft., or 16.2% of total NRA, have been executed, resulting in the increase of Historical Occupancy from 67.3% in 2013 to 79.3% as of September 11, 2014. The increase of Most Recent NOI to Underwritten NOI and Underwritten NCF is primarily due to the expiration of free rent and rent abatements associated with the 11 newly executed leases. At closing, the lender escrowed approximately $6.7 million into a TI/LC reserve of which approximately (i) $4 million relates to re-leasing vacant space at the 26 Broadway Property and (ii) $2,740,000 relates to outstanding costs associated with newly executed lease obligations.

(10)
Most Recent Occupancy includes New York Film Academy (43,865 sq. ft.), Us Two Studio (18,476 sq. ft.), Cornell University (11,114 sq. ft.) and Insurance Global Operations (7,127 sq. ft.), which have executed leases but have not taken occupancy. The lender reserved any amounts sufficient to satisfy any scheduled free or abated rent in addition to tenant improvements and leasing costs associated with these newly executed leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
NYC Department of Education	AA/Aa2/AA	288,090	34.3%	$41.36	46.5%	Various(2)
Juvenile Diabetes Research Foundation(3)	NR/NR/NR	84,582	10.1%	$32.00	10.6%	12/31/2019
State of New York Court of Claims	AA+/Aa1/AA+	48,687	5.8%	$39.80	7.6%	9/30/2021
New York Film Academy(4)	NR/NR/NR	43,865	5.2%	$34.85	6.0%	1/14/2030
Total Major Office Tenants		465,224	55.4%	$38.88	70.6%
Remaining Office Tenants		192,881	23.0%	$35.83	27.0%
Total Occupied Office Tenants(5)		658,105	78.4%	$37.99	97.5%
Vacant Office		136,036	16.2%
Total Office		794,141	94.6%

Other Tenants
Total Occupied Storage and Retail Tenants		7,157	0.9%	$89.38	2.5%
Vacant Retail		12,724	1.5%
Vacant Storage		25,294	3.0%
Total		839,316	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
NYC Department of Education executed two leases (2008 and 2011) totaling 288,090 sq. ft. that are currently utilized for the operation of three different NYC public schools. 181,659 sq. ft. expires January 26, 2039, approximately 17 years beyond the 26 Broadway Loan term, and 106,431 sq. ft. expires March 14, 2041, approximately 19 years beyond the 26 Broadway Loan term. NYC Department of Education has the right to terminate 181,659 sq. ft. at any time on or after January 26, 2029 (approximately seven years beyond the expiration of the 26 Broadway Loan term) with 15 months prior notice and the remaining 106,431 sq. ft. of its space at any time on or after March 14, 2031 (approximately nine years beyond the 26 Broadway Loan term) with 12 months prior notice.

(3)
Juvenile Diabetes Research Foundation is entitled to a rent credit in the amount of $444,026, a portion of which was applied as a rent credit in January 2015 and the rest will be applied in January 2016. The full rent credit amount was escrowed at origination.

(4)
New York Film Academy’s lease commenced January 15, 2015 but the tenant has not yet taken occupancy of its space and is expected to take possession in mid-2015. The lender reserved any free or abated rent in addition to tenant improvements and leasing costs associated with the New York Film Academy lease.

(5)
Total Occupied Office Tenants includes Us Two Studio (18,476 sq. ft.), Cornell University (11,114 sq. ft.) and Insurance Global Operations (7,127 sq. ft.), which have executed leases but have not taken occupancy. The lender reserved any amounts sufficient to satisfy any scheduled free or abated rent in addition to tenant improvements and leasing costs associated with these newly executed leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

Lease Rollover Schedule(1)
Year	# of Suites Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	16	11,262	1.3%	11,262	1.3%	$34.92	1.5%	1.5%
2015(2)	5	53,136	6.3%	64,398	7.7%	$34.27	7.1%	8.6%
2016	6	14,085	1.7%	78,483	9.4%	$38.19	2.1%	10.7%
2017	4	17,968	2.1%	96,451	11.5%	$50.35	3.5%	14.3%
2018	1	18,000	2.1%	114,451	13.6%	$35.45	2.5%	16.8%
2019	3	86,582	10.3%	201,033	24.0%	$32.20	10.9%	27.6%
2020	1	201	0.0%	201,234	24.0%	$102.80	0.1%	27.7%
2021	2	48,687	5.8%	249,921	29.8%	$39.80	7.6%	35.3%
2022(3)	3	32,973	3.9%	282,894	33.7%	$38.27	4.9%	40.2%
2023	1	1,346	0.2%	284,240	33.9%	$48.09	0.3%	40.4%
2024	2	19,935	2.4%	304,175	36.2%	$36.47	2.8%	43.3%
2025	4	28,746	3.4%	332,921	39.7%	$38.25	4.3%	47.6%
Thereafter	4	331,955	39.6%	664,876	79.2%	$40.50	52.4%	100.0%
Storage	2	386	0.0%	665,262	79.3%	$0.00	0.0%	100.0%
Vacant	NAP	174,054	20.7%	839,316	100.0%	NAP	NAP
Total / Wtd. Avg.	54	839,316	100.0%			$38.54	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(2)
The Modern Language Association (“MLA”) leases 37,500 sq. ft. expiring in 2015 or 70.6% of the year 2015 total expiring sq. ft. The lender has reserved $6.0 million in connection with the expiration of the MLA lease. See “Initial Reserves” herein.

(3)	The 26 Broadway Loan matures January 6, 2022.

The Loan. The 26 Broadway loan (the “26 Broadway Loan”) is a fixed rate loan secured by the borrower’s overlapping fee simple and leasehold interest in one office building totaling 839,316 sq. ft., located at 26 Broadway, New York City on corner of Broadway and Beaver Street (the “26 Broadway Property”) with an original principal balance of $120.0 million. The 26 Broadway Loan is comprised of the non-controlling Note A-2, non-controlling Note A-4 and controlling Note A-1 of a $220.0 million whole loan that is evidenced by six pari passu notes (collectively, the “26 Broadway Loan Combination”). Only the $40.0 million non-controlling Note A-2, $30.0 million non-controlling Note A-4 and $50.0 million controlling Note A-1 will be included in the COMM 2015-DC1 trust. The non-controlling Note A-3, non-controlling Note A-5 and non-controlling Note A-6, with original principal balances of $40.0 million, $30.0 million and $30.0 million, respectively, are intended to be securitized in an upcoming securitization. GACC has reserved the right to further split its remaining notes into multiple notes. The 26 Broadway Loan has a seven-year term and interest only payments for the term of the loan. The 26 Broadway Loan accrues interest at a fixed rate equal to 4.3840910% and has a cut-off date balance of $120.0 million. Loan proceeds were used to retire existing debt of approximately $184.2 million, cover closing costs, pay reserves and return approximately $58.5 million of equity to the borrower. Based on the appraised value of $370.0 million as of September 1, 2014, the cut-off date LTV is 59.5%. The most recent prior financing of the 26 Broadway Property was not included in a securitization.

The relationship between the holders of the Note A-1, Note A-2, Note A-3, Note A-4, Note A-5 and Note A-6 will be governed by a co-lender agreement as described under “Description of the Mortgage Pool – Loan Combinations – The 26 Broadway Loan Combination” in the accompanying Free Writing Prospectus.

Pari Passu Note Summary(1)
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1, A-2, A-4	$120,000,000	$120,000,000	COMM 2015-DC1	Yes
Note A-3	$40,000,000	$40,000,000	GACC	No
Note A-5	$30,000,000	$30,000,000	GACC	No
Note A-6	$30,000,000	$30,000,000	GACC	No
Total	$220,000,000	$220,000,000
(1)	GACC has reserved the right to further split its notes into multiple notes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan Amount	$220,000,000	81.5%	Loan Payoff	$184,204,647	68.2%
Mezzanine Loan Amount(1)	$50,000,000	18.5%	Reserves	$19,076,284	7.1%
			Closing Costs	$8,258,737	3.1%
			Return of Equity	$58,460,333	21.7%
Total Sources	$270,000,000	100.0%	Total Uses	$270,000,000	100.0%
(1)
In conjunction with the origination of the 26 Broadway Loan, a third party mezzanine lender funded $46.0 million of a $50.0 million mezzanine loan to an affiliate of the borrower. On or prior to June 9, 2016, additional mezzanine loan advances (of up to $4,000,000) will be funded into a 26 Broadway Loan reserve upon request by the borrower to be disbursed in conjunction with the completion of ADA and/or fire protection repairs. After June 9, 2016, the remaining unfunded portion of the $4,000,000 mezzanine loan advance will be forced funded into such reserve.

The Borrower / Sponsor. The borrower, Broadway 26 Waterview LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsor of the borrower and the non-recourse carveout guarantor is Jacob Chetrit.

Jacob Chetrit owns 14.6 million sq. ft. of commercial real estate and co-leads a privately held commercial real estate firm with Joseph Chetrit called The Chetrit Organization (“Chetrit”). Chetrit owns and operates a portfolio of over 10.0 million sq. ft. comprised of interests in all asset types including 550 Madison Avenue, also known as the Sony Building.

The Property. The 26 Broadway Property is a 29-story Class B+, multi-tenant, landmark office building that was constructed in 1923 and 1925 and most recently renovated in 1999. Construction of the 26 Broadway Property was completed in 1928, which served as the headquarters for John D. Rockefeller’s Standard Oil Company until 1956. The main entrance on Broadway faces Bowling Green Park and the Charging Bull sculpture by Arturo Di Modica, a popular tourist destination. The 26 Broadway Property totals 839,316 sq. ft. and is comprised of 794,141 sq. ft. of office space, 26,316 sq. ft. of storage space and 18,859 sq. ft. of retail space. As of September 11, 2014, the 26 Broadway Property was 79.3% occupied and the office space (97.5% of U/W Base Rent) was approximately 82.9% occupied. Office floor plates at the 26 Broadway Property range from 4,290 sq. ft. to 51,127 sq. ft. and offer views of the Statue of Liberty and Hudson River.

The 26 Broadway Property spans the entire end-block of the southwest intersection of Broadway and Beaver Street and extends north to Morris Street and east to New Street. The 26 Broadway Property has approximately 277.9 ft. of frontage along Broadway, 203.5 ft. of frontage along New Street and 159.1 ft. of frontage along Beaver Street. Additionally, the 26 Broadway Property is located adjacent to the Wall Street and Bowling Green subway stations along Broadway that service the 4 and 5 trains, the Rector Street station that services the N and R trains as well as the Broad Street station that services the J and Z trains.

The three largest tenants at the 26 Broadway Property occupy a total of 50.2% of the total net rentable area (“NRA”) and account for 64.6% of underwritten base revenue. The largest tenant, NYC Department of Education, occupies 288,090 sq. ft., or 34.3% of total NRA, and accounts for 46.5% of underwritten base rent. The second largest tenant, JDRF, occupies 84,582 sq. ft. or 10.1% of total NRA, and accounts for 10.6% of underwritten base rent. The third largest tenant, State of New York Court of Claims, occupies 48,687 sq. ft., or 5.8% of total NRA, and accounts for 7.6% of underwritten base rent. No other tenant at the 26 Broadway Property occupies greater than 5.2% of total NRA or accounts for greater than 6.0% of underwritten base rent. Approximately 41.4% of the total NRA is occupied by three tenants rated at least Aa2 by Moody’s and AA by S&P (“Investment Grade Tenants”), including NYC Department of Education, State of New York Court of Claims and Cornell University. Investment Grade Tenants have an average remaining lease term of 21.7 years and total tenants excluding month to month tenants have a remaining lease term of approximately 14.3 years.

In mid-2012, Bank of America vacated approximately 170,330 sq. ft. at the 26 Broadway Property upon the expiration of a lease executed in 2000. Approximately 77,330 sq. ft. of the space had been subleased prior to expiration and rolled into permanent tenancy. The remaining approximately 93,000 sq. ft. was recaptured by the sponsor resulting in a reduced occupancy and NOI in 2012 and 2013. Since November 2013, 11 new leases totaling 136,285 sq. ft., or 16.2% of total NRA, have been executed, resulting in the increase of Historical Occupancy from 67.3% in 2013 to 79.3% as of September 11, 2014.

Environmental Matters. The Phase I environmental report dated December 9, 2014 recommended the continued implementation of an asbestos operation and maintenance plan at the 26 Broadway Property, which is currently in place, and the replacement of a leaking water tank.

Major Tenants.

NYC Department of Education (288,090 sq. ft.; 34.3% of NRA; 46.5% of U/W Base Rent; AA/Aa2/AA by Fitch/Moody’s/S&P) The NYC Department of Education (“NYC DOE”) is the largest school district in the United States, serving 1.1 million students across more than 1,200 schools. The 26 Broadway Property represents the NYC DOE’s Broadway Educational Campus of New York City and houses three separately operated public schools across six floors with an aggregate enrollment of over 1,200 students. The three schools

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

benefit from separate entrances on Beaver and New Street, which are accessible via the Broadway office lobby, as well as an approximately $35.0 million interior renovation funded by NYC DOE. NYC DOE initially leased 181,659 sq. ft. at the 26 Broadway Property beginning in 2008 and later expanded an additional 106,431 sq. ft. in 2010. NYC Department of Education executed two leases (2009 and 2011) totaling 288,090 sq. ft. 181,659 sq. ft. expires January 26, 2039, approximately 17 years beyond the 26 Broadway Loan term, and 106,431 sq. ft. expires March 14, 2041, approximately 19 years beyond the 26 Broadway Loan term. NYC DOE has been a tenant at the 26 Broadway Property since 2008.

Juvenile Diabetes Research Foundation (84,582 sq. ft.; 10.1% of NRA; 10.6% of U/W Base Rent) (“JDRF”) JDRF is an organization dedicated to research and advocacy to end type 1 diabetes. JDRF is the largest charitable supporter of type 1 diabetes research and is currently sponsoring $568 million in scientific research in 17 countries. JDRF is funding more than 50 human clinical trials, several of which are in the advanced stages of clinical testing needed before FDA approvals can be sought. The organization currently operates 100 chapters, branches and affiliates around the world, with more than $100 million in researching funding annually. JDRF has occupied the 14th and 15th floor of the 26 Broadway Property as its headquarters since 2009. JDRF’s lease expires December 31, 2019 with one 5-year renewal option.

State of New York Court of Claims (48,687 sq. ft.; 5.8% of NRA; 7.6% of U/W Base Rent; AA+/Aa1/AA+ by Fitch/Moody’s/S&P) The New York State Court of Claims (“NYS COC”) is the exclusive forum for civil litigation seeking damages against the State of New York or certain other State-related entities. New York State Court of Claims has been a tenant at the 26 Broadway Property since 2009 and its lease expires in 2021.

New York Film Academy (43,865 sq. ft.; 5.2% of NRA; 6.0% of U/W Base Rent) Founded in 1992, the New York Film Academy (“NYFA”) is a film and acting school that has grown to become one of the largest independent arts academies offering hands-on, intensive degree programs around the world. The NYFA has courses in 26 cities worldwide, including two to other locations in New York City, with the 26 Broadway Property representing its most recent location. NYFA leases the entire 12th floor through 2030 (approximately 8 years beyond the 26 Broadway Loan term).

The Market. The 26 Broadway Property is located in Downtown New York Office Market within the Financial East Office submarket. As of the Q2 2014, Downtown New York Class A office inventory was comprised of approximately 50.3 million sq. ft. of office space with a vacancy rate of 11.0% and Downtown New York Class B office inventory was comprised of 26.8 million sq. ft. of office space with a vacancy rate of 6.7%. Specifically, Class A office inventory within the Financial East submarket was comprised of approximately 23.4 million sq. ft. of office space with a vacancy rate of 7.9% and Class B office inventory within the Financial East submarket was comprised of 10.9 million sq. ft. of office space with a vacancy rate of 7.2%. As of Q2 2014, Class A and Class B Financial East submarket office rental rates were $45.11 PSF and $38.37 PSF. The appraiser analyzed a set of eight comparable properties within the immediate competitive area of the 26 Broadway Property and concluded an office market rental range of $38.58 to $45.34. Underwritten weighted average office rents at the 26 Broadway Property are currently $38.54 PSF, slightly below the appraisal’s concluded office market rent for the 26 Broadway Property of $40.68 PSF. The chart below summarizes the comparable set as determined by the appraisal.

Comparable Set(1)
Building	Office Area	Available	% Occupied	Asking Rent Low	Asking Rent High
26 Broadway Property(2)	794,141	136,036	82.9%	NAP	NAP
29 Broadway	265,000	0	100.0%	NAP	NAP
39 Broadway	401,370	38,396	90.4%	$35.00	$39.00
45 Broadway Atrium	368,315	40,525	89.0%	$36.00	$44.00
One Exchange Plaza	295,000	15,545	94.7%	$40.00	$43.00
50 Broadway	270,000	27,216	89.9%	$32.00	$38.00
52 Broadway	388,000	0	100.0%	NAP	NAP
65 Broadway	300,000	43,523	85.5%	$35.00	$35.00
111 Broadway	427,598	27,118	93.7%	$40.00	$40.00
Total / Wtd. Avg.(3):	2,715,283	192,323	92.9%	$32.00	$44.00
(1)	Source: Appraisal.
(2)	Based on rent roll dated September 11, 2014.
(3)	Total / Wtd. Avg. excludes the 26 Broadway Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

Cash Flow Analysis.

Cash Flow Analysis(1)
	2011	2012	2013	T-12 6/30/2014	U/W	U/W PSF	Stabilized(5)
Base Rent(2)	$20,676,580	$20,138,005	$18,672,140	$18,756,189	$25,638,777	$30.55	$32,812,395
Value of Vacant Space	0	0	0	0	6,889,332	8.21	0
Gross Potential Rent	$20,676,580	$20,138,005	$18,672,140	$18,756,189	$32,528,109	$38.76	$32,812,395
Total Recoveries(3)	2,709,170	1,719,664	1,330,781	1,407,736	2,193,617	2.61	2,259,426
Total % Rents	0	0	0	0	0	0.00	0
Total Other Income	165,983	193,465	166,830	136,912	136,200	0.16	140,286
Less: Vacancy(4)	0	0	0	0	(6,889,332)	(8.21)	(2,451,873)
Effective Gross Income	$23,551,734	$22,051,134	$20,169,751	$20,300,837	$27,968,594	$33.32	$32,760,234
Total Operating Expenses(3)	9,458,962	9,124,921	9,620,414	10,008,703	11,782,738	14.04	12,254,797
Net Operating Income	$14,092,772	$12,926,213	$10,549,338	$10,292,134	$16,185,856	$19.28	$20,505,437
TI/LC	0	0	0	0	419,658	0.50	1,258,974
Capital Expenditures	0	0	0	0	209,829	0.25	209,829
Net Cash Flow	$14,092,772	$12,926,213	$10,549,338	$10,292,134	$15,556,369	$18.53	$19,036,634
(1)
In mid-2012, Bank of America vacated approximately 170,330 sq. ft. at the 26 Broadway Property upon the expiration of a lease executed in 2000. Approximately 77,330 sq. ft. of the space had been subleased prior to expiration and rolled into permanent tenancy. The remaining approximately 93,000 sq. ft. was recaptured by the sponsor resulting in a reduced occupancy and NOI in 2012 and 2013. Since November 2013, 11 new leases totaling 136,285 sq. ft., or 16.2% of total NRA, have been executed, resulting in the increase of Historical Occupancy from 67.3% in 2013 to 79.3% as of September 11, 2014. The increase of Most Recent NOI to Underwritten NOI and Underwritten NCF is primarily due to the expiration of free rent and rent abatements associated with the 11 newly executed leases. At closing, the lender escrowed approximately $6.7 million to re-lease vacant space at the 26 Broadway Property and $4.6 million for outstanding costs associated with newly executed lease obligations.

(2)
U/W Base Rent includes $1,928,023 of (i) contractual rent increases through December 2015 and (ii) the net present value of contractual rent increases through the earlier of lease expiration or effective termination date for Investment Grade Tenants.

(3)	The increase in total recoveries and total operating expenses from 2013 to U/W is primarily due to the recent leasing activity noted in Footnote (1) above.
(4)	Underwritten vacancy is based on the current in-place vacancy of 20.7%. As of Q2 2014, the Class B office Financial East submarket vacancy was 7.2%.
(5)
Stabilized Net Cash Flow includes (i) contractual rent steps through December 2016 and the net present value of contractual rent increases through the earlier of lease expiration or effective termination date for Investment Grade Tenants, (ii) a stabilized market vacancy of 7.0%, in line with the second quarter 2014 Financial East office submarket vacancy of 7.7%, and (iii) year end 2015 expenses grown by 3.0% compounded over two years.

Property Management. The 26 Broadway Property is managed by Newmark & Company Real Estate, Inc. Newmark & Company Real Estate, Inc. is owned by Newmark Grubb Knight Frank, which provides property and facilities management for 500 million sq. ft. in the U.S., Europe, Asia-Pacific, the Middle East and Africa.

Lockbox / Cash Management. The 26 Broadway Loan is structured with a hard lockbox and in place cash management. At closing, the borrower was required to instruct all tenants to deposit all rents and other payments into the lockbox account controlled by the lender for the term of the 26 Broadway Loan. All funds in the lockbox account are swept daily to a lender controlled cash management account and disbursed in accordance with the 26 Broadway Loan documents. All excess cash flow will be deposited into a lender controlled cash collateral account until the occurrence of a Cash Trap Exit (as defined below) and will re-commence upon any Cash Trap Period (as defined below). Additionally, all excess cash flow will be deposited into the rollover reserve account upon the commencement of a Major Lease Sweep Period.

A “Cash Trap Period” will occur upon (i) an event of default or mezzanine event of default, (ii) any bankruptcy action of borrower, mezzanine borrower, guarantor or affiliated manager or (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain an aggregate 26 Broadway Loan and mezzanine loan debt service coverage ratio of at least 1.10x.

A “Cash Trap Exit” will occur upon (i) the lender or mezzanine lender accepts a cure of the event of default that caused the Cash Trap Period, (ii) with respect to a Cash Trap Period arising from property manager bankruptcy action, the borrower replacing the property manager with a qualified manager under a replacement management agreement or (iii) the borrower maintains after the end of two consecutive calendar quarters an aggregate 26 Broadway Loan and mezzanine loan debt service coverage ratio of at least 1.20x.

A “Major Lease Sweep Period” will occur upon (i) the failure by the borrower to maintain the Minimum Occupancy Threshold and (ii) the borrower or lender receives notice that a tenant under any Major Lease (a) has vacated or given notice of its intention to vacate, (b) has failed to pay rent or is in default of any monetary obligation for a period of 60 days or more, (c) is the subject of a bankruptcy action or (d) at least 12 months prior to the then stated expiration date of its lease, has not given notice of its intent to extend the lease term. Any cash excess cash flow sweep associated with a Major Lease Sweep Period will be capped at $50.00 multiplied by the total rentable sq. ft. of each affect Major Lease excluding a Major Lease Sweep Period caused by the NYC DOE lease, in which case there is no cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

The “Minimum Occupancy Threshold” will be met provided (i) no event of default shall have occurred and is then continuing, (ii) tenants have entered into leases, and are not in default with respect to such leases, totaling 713,419 sq. ft. of net rentable area (85.0%) and (iii) the net cash flow debt yield of the aggregate 26 Broadway Loan and mezzanine loan is greater than or equal to 6.5%.

A “Major Lease” is any lease, individually or when taken together with any other lease with same tenant of affiliates, (a) demises more than 37,500 sq. ft. (4.5% of NRA) or (b) represents more than 5.0% of gross income from operations.

Initial Reserves. At closing, the borrower deposited (i) $369,392 into a tax reserve account, (ii) $241,892 into an insurance reserve account, (iii) $6,740,000 into a TI/LC reserve account comprised of (a) $4,000,000 for expenses associated with future leasing activity and (b) $2,740,000 for outstanding leasing expenses associated with recently executed leases, (iv) $6,000,000 into a MLA reserve account comprised of (a) $4,125,000 (to be released in monthly amounts not to exceed $137,000) for monthly shortfalls for debt service, required deposits into reserve accounts, operating expenses or mezzanine debt service occurring after the expiration of the MLA lease in July 2015 (unless such lease is renewed or replaced) and (b) $1,875,000 for the payment of approved leasing expenses associated with the re-leasing of the premises under the MLA lease, (v) $4,550,000 into a free rent reserve account comprised of (a) $3,300,000 for rent credits and abatements and free rent associated with recently executed leases and (b) $1,250,000 to be released in any month where a shortfall exists for payment of debt service, required deposits into reserve accounts, operating expenses and mezzanine debt service, (vi) $1,100,000 into a special capital expenditures reserve account for work required to comply with ADA and fire code regulations and (vi) $75,000 into a required repairs account, which represents approximately 110% of the engineer’s estimated cost of the immediate repairs.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $369,392, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $30,299, into an insurance reserve account (iii) (a) $34,972 ($0.50 PSF annually) into a TI/LC reserve account if the amount on deposit in the TI/LC reserve account is greater than $2,000,000 and (b) $69,943 ($1.00 PSF annually) into a TI/LC reserve account if the amount on deposit in the TI/LC reserve account is less than or equal to $2,000,000 (the “TI/LC Reserve Deposit”), and (iv) $17,486 ($0.25 PSF annually) into a capital expenditure account, subject to a cap of $750,000. Notwithstanding the foregoing, the borrower will not be required to deposit the TI/LC Reserve Deposit during any period in which (i) the Minimum Occupancy Threshold is met and (ii) amounts then on deposit in the TI/LC reserve account equals or exceeds $4,000,000, subject to additional provisions detailed in the 26 Broadway Loan documents. At any time prior to (i) the release of funds on deposit in the MLA reserve or (ii) the renewal of the MLA lease or re-leasing of the space under the MLA lease, the borrower will be required to deposit such amounts necessary to cover any monthly interest payment shortfalls then anticipated for the remainder of the 26 Broadway Loan.

Current Mezzanine or Subordinate Indebtedness. Concurrent with the origination of the 26 Broadway Loan, Paramount Group Fund VIII 26 Broadway Mezz LP (the “Mezzanine Lender”) funded $46,000,000 of a $50,000,000 mezzanine loan that is co-terminus with the 26 Broadway Loan. On or prior to June 9, 2016, the Mezzanine Lender is required to fund an additional mezzanine loan advance of up to $4,000,000 into a 26 Broadway Loan reserve (the “Special Capital Expenditures Reserve”) upon request by Borrower to be disbursed in conjunction with the completion of ADA and/or fire protection repairs. No later than June 9, 2016, the remaining portion of the unfunded $4,000,000 mezzanine loan advance will be forced funded into the Special Capital Expenditures Reserve. The 26 Broadway mezzanine loan accrues interest at a rate of 8.2500% per annum. The 26 Broadway mezzanine loan has a 7-year term (coterminous with the 26 Broadway Loan) and is interest only for the duration of the term.

Paramount Group, Inc. (NYSE: PGRE) is a vertically-integrated real estate company that owns, manages, acquires and re-develops high quality, Class A office properties located in premier submarkets within Midtown Manhattan, Washington, D.C. and San Francisco.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

26 BROADWAY

FLOOR	Tenants
29	Vacant 4,290 RSF
28	MCS Mortgage Bankers 5,200 RSF 9/2016
27	Gladstein Keane & Flome 5,464 RSF 2/2025
26	Gladstein Keane & Flome 5,464 RSF 2/2025
25	Red Associates US Inc 5,950 RSF 9/2016
24	Mobo Systems 7,370 RSF 2/2022
23	Garic, Inc. 2,000 RSF 10/2019; Merchant Forecast LLC 2,135 RSF 10/2016; Donohue & Donohue 1,800 RSF 10/2015
22	Insurance Global Operations, Inc. 7,127 RSF 2/2022
21	26 Broadway Executive 11,335 RSF 1/2024
20	Cornell University 11,114 RSF 5/2025
19	Schlam, Stone & Dolan 9,000 RSF 9/2018
18	Schlam, Stone & Dolan 9,000 RSF 9/2018
17	Marrinan & Mazzola Ma 8,600 RSF 10/2024
16	Us Two Studio 18,476 RSF 1/2022
15	Juvenile Diabetes Research Foundation 42,491 RSF 12/2019
14	Juvenile Diabetes Research Foundation 42,491 RSF 12/2019
13	Vacant 42,491 RSF
12	New York Film Academy 43,865 RSF 1/2030
11	Vacant 34,999 RSF; Night of Production 8,866 RSF 3/2015
10	State of New York Court of Claims 48,687 RSF 9/2021
9M	Vacant 6,500 RSF; FTB International Cor 6,288 RSF 5/2017; Vacant 17,189 RSF
9	Wagner-Weber Associates 2,646 RSF 8/2015; Magnetic Media 2,076 RSF MTM; Vacant 2,247 RSF; Vacant 2,762 RSF
9	Law Office of Van Brown 800 RSF 8/31/2016; New Amsterdam Expedti 950 RSF MTM; Vacant 950 RSF; BCM Resources LLC 1,900 RSF 12/2017; IDC Global 2,475 RSF 9/2015; Vacant 1,599 RSF
9	Vacant 1,603 RSF; Puder Public Relation 1,328 RSF MTM; Cambridge Corporate 1,833 RSF MTM; The Edelsteins, Faegenburg & Brown LLP 6,704 RSF 12/2025
9	Jacob Nachum, O.D. 1,346 RSF 3/2023; Pampered Holdings 750 RSF MTM; New York Project 26 6,940 RSF 12/2017
8	State of New York Court of Claims 11,412 RSF 9/2021; Vacant 35,074 RSF
7	NYC Department of Education 45,159 RSF 1/2039
6	NYC Department of Education 45,159 RSF 1/2039
5	NYC Department of Education 45,159 RSF 1/2039
4	NYC Department of Education 45,159 RSF 1/2039
3	Modern Language Assoc 37,500 RSF 7/2015
2	NYC Department of Education 41,054 RSF 3/2041
1M	NYC Department of Education 7,454 RSF 3/2041
1	NYC Department of Education 42,053 RSF 3/2041
G	NYC Department of Education 1,023 RSF 1/2039; NYC Department of Education 13,370 RSF 3/2041; Vacant 1,021 RSF; Vacant 1,221 RSF; HSBC 3,259 RSF 12/2017
	Vacant 11,500 RSF
	Building Office 1,014 RSF; Sophie's 2,650 RSF MTM; FedEx 15 RSF MTM; UPS 10 RSF MTM; D.A.S. Smoke Shop 201 RSF 5/2020
B	NYC Department of Education 2,500 RSF 1/2041; Vacant 8,290 RSF; Vault/Building Storage 15,000 RSF; Mechanical

VACANT | BUILDING | MTM | 2015-2016 | 2017 – 2018 | 2019 – 2020 | 2021+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26 Broadway New York, NY 10004	Collateral Asset Summary – Loan No. 2 26 Broadway	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$120,000,000 59.5% 1.59x 7.4%

CARTIFACT
TRIBECA
CIVIC CENTER
FINANCIAL DISTRICT
BATTERY PARK CITY
Hudson River
26 Broadway
26 Broadway
New York, NY 10004
WEST STREET
BROOKLYN BRIDGE
FDR DRIVE
BROOKLYN BATTERY TUNNEL
New York
MANHATTAN
Upper East Side
Upper West Side
Astoria
Long Island City
Midtown
NYU
SoHo
Financial District
Hoboken
Jersey City
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor(1):	Kuwait Finance House K.S.C.; KFH Capital Investment Company K.S.C.C.
Borrower:	Hospitality Finance Company One, LLC; Hospitality Finance Company Two, LLC
Original Balance:	$85,000,000
Cut-off Date Balance:	$85,000,000
% by Initial UPB:	6.1%
Interest Rate(2):	4.50991%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2019
Amortization:	Interest Only
Additional Debt(3):	$13,000,000 Non-Pooled Component
Call Protection:	L(29), D(27), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$1,033,334	$258,334
Insurance:	$22,711	$11,355
FF&E(5):	$0	Various

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Key:	$300,353	$346,290
Balloon Balance / Key:	$300,353	$346,290
Cut-off Date LTV:	55.5%	64.0%
Balloon LTV:	55.5%	64.0%
Underwritten NOI DSCR:	2.38x	1.88x
Underwritten NCF DSCR:	2.15x	1.70x
Underwritten NOI Debt Yield:	10.9%	9.4%
Underwritten NCF Debt Yield:	9.8%	8.5%
Underwritten Balloon NOI Debt Yield:	10.9%	9.4%
Underwritten Balloon NCF Debt Yield:	9.8%	8.5%
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	2013 / NAP
Total Keys:	283
Property Management:	Ardent HIUN New York City, LLC; Ardent HIXHS New York City, LLC
Underwritten NOI:	$9,235,369
Underwritten NCF:	$8,361,521
Appraised Value:	$153,200,000
Appraisal Date:	June and July 2014

Historical NOI(6)
Most Recent NOI:	$9,246,437 (T-12 November 30, 2014)
2013 NOI(7):	$8,683,395 (December 31, 2013)
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(6)
Most Recent Occupancy:	90.1% (November 30, 2014)
2013 Occupancy:	87.8% (December 31, 2013)
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	The sponsors did not provide any guaranty or environmental indemnity. See “The Borrower / Sponsor” below.
(2)	The interest rate of 4.50991% represents the interest rate for the Pooled Component only. The Non-Pooled Component accrues interest at a rate of 7.81243%. The blended interest rate is 4.94800%.
(3)
The Hampton Inn UN & HIX Herald Square Loan has been split into a Pooled Component of $85.0 million and a Non-Pooled Component of $13.0 million. See “Current Mezzanine or Subordinate Indebtedness” herein.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)
The borrowers will be required to deposit 1/12 of (a) 2.0% of such year’s gross income through October 6, 2015, (b) 3.0% of such year’s gross income through October 6, 2016 and (c) 4.0% of such year’s gross income thereafter.

(6)	The Hampton Inn UN & HIX Herald Square Properties were built in 2013. As a result, Historical NOI and Historical Occupancy prior to 2013 are NAP.
(7)	The Hampton Inn UN Property opened in late February 2013 and the HIX Herald Square Property opened in late January 2013. As a result, 2013 NOI represents approximately ten months of operation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

Property Summary
Property Name	Location	Keys	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Hampton Inn UN	New York, NY	148	2013 / NAP	$54,373,368	$85,000,000	87.5%
HIX Herald Square	New York, NY	135	2013 / NAP	$43,626,632	$68,200,000	93.0%
Total / Wtd. Avg.		283		$98,000,000	$153,200,000	90.1%
(1)	As of November 30, 2014.

The Loan.    The Hampton Inn UN & HIX Herald Square loan (the “Hampton Inn UN & HIX Herald Square Loan”) is an $85.0 million fixed rate loan secured by the borrowers’ fee simple interests in a portfolio of two hotel properties totaling 283 keys and located in New York, New York (the “Hampton Inn UN & HIX Herald Square Properties”). The Hampton Inn UN & HIX Herald Square Loan is comprised of the $85.0 million pooled component (the “Pooled Component”) and a $13.0 million non-pooled component (the “Non-Pooled Component”). The Hampton Inn UN & HIX Herald Square Loan has a five-year interest only term and accrues interest at 4.50991% on the pooled senior trust component. Loan proceeds, along with approximately $59.1 million in equity from the borrowers, were used to acquire the properties for $146.5 million, fund upfront reserves of approximately $1.1 million and pay closing costs of approximately $9.6 million. Based on the appraised value of $153.2 million as of June and July 2014, the cut-off date LTV of the Hampton Inn UN & HIX Herald Square Loan is 55.5%. The most recent prior financing of the Hampton Inn UN & HIX Herald Square Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan (Pooled Component)	$85,000,000	54.1%	Purchase Price	$146,500,000	92.3%
Non-Pooled Component	$13,000,000	8.3%	Reserves	$1,056,045	0.7%
Borrower Equity	$59,143,797	37.6%	Closing Costs	$9,587,752	6.1%
Total Sources	$157,143,797	100.0%	Total Uses	$157,143,797	100.0%

The Borrower / Sponsor.    The borrowers, Hospitality Finance Company One, LLC and Hospitality Finance Company Two, LLC (each, a “Non-Shari’ah Master Lessor”) and the master tenants, KFHC Hospitality Lessee One LLC and KFHC Hospitality Lessee Two LLC (each, a “Shari’ah Master Tenant”) are each single purpose Delaware limited liability companies, structured to be bankruptcy remote, each with two independent managers in their organizational structure. Each Shari’ah Master Tenant is controlled by the sponsor, Kuwait Finance House K.S.C. (“KFH”).  The Hampton Inn UN & HIX Herald Square Loan does not provide for a guarantor of the non-recourse carveouts or an indemnitor to an environmental indemnity.  However, the borrower provided an environmental insurance policy.  For additional information regarding the policy, see “Risk Factors – Risks Related to the Mortgage Loans – Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in the free writing prospectus.

The Hampton Inn UN & HIX Herald Square Loan is structured to be Shari’ah compliant by utilizing a master lease structure with leases between the Shari’ah Master Tenant (each a Shari’ah compliant entity) and the applicable Non-Shari’ah Master Lessor. Each Non-Shari’ah Master Lessor is controlled by a third party service provider controlled by GSS Contract Services (KFHC), Inc. (“GSS”). GSS is not affiliated with the Shari’ah Master Tenants or KFH. GSS, through various subsidiaries, functions as the non-Shari’ah compliant proxy for various Shari’ah sensitive investors. For additional information, see “Description of the Mortgage Pool—Shari’ah Compliant Lending Structure” in the free writing prospectus.

KFH is an Islamic banking institution offering Sharia compliant products and services, including banking, real estate, trade finance and investment portfolios, among others. In 2014, Kuwait Finance House was awarded the Best Islamic Bank from CPI Financial Institution. KFH has a long term deposit rating of A1 from Moody’s. In 2013, KFH reported a commercial real estate portfolio valued at approximately $1.5 billion.

The Properties.    The Hampton Inn UN & HIX Herald Square Properties consist of two limited service hotels totaling 283 keys. Both hotels were opened in 2013 and are located in New York, New York. As of the trailing 12 months ended November 30, 2014, the Hampton Inn UN & HIX Herald Square Properties had an occupancy of approximately 90.1% with an ADR of $233.08 and RevPAR of $209.96

Hampton Inn United Nations (“Hampton Inn UN Property”). The Hampton Inn UN Property is a 21-story, 148-key limited service hotel located at 231 East 43rd Street in the Midtown East submarket of New York, New York. Built in 2013, the Hampton Inn UN Property features a modern lobby, breakfast area and lounge, business center, fitness center and an outdoor terrace. The property includes 93 king rooms and 55 double-double rooms. All rooms offer wireless internet, 32-inch flat screen televisions, desk and chair, in-room climate control and marble counters. The hotel has a franchise agreement with Hampton Inns Franchise LLC, which expires in March 2030.

Holiday Inn Express Herald Square (“HIX Herald Square Property”). The HIX Herald Square Property is a 19-story, 135-key limited service hotel located at 60 West 36th Street in the Herald Square submarket of New York, New York. Built in 2013, the HIX Herald

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

Square Property features a modern lobby, breakfast area and lounge offering complimentary hot breakfast, business center, fitness center and an outdoor terrace. The property includes 83 king rooms, 40 double-double rooms and 12 ADA compliant rooms. Each room caters to corporate travelers by offering a work station with a large desk, ergonomic chair and wireless internet. The hotel has a franchise agreement with Holiday Hospitality Franchising, LLC, which expires in September 2029.

Environmental Matters.    The Phase I environmental reports dated September 24, 2014 and August 21, 2014 recommended no further action at the Hampton Inn UN & HIX Herald Square Properties, respectively.

The Market.    The Hampton Inn UN & HIX Herald Square Properties are located in Midtown Manhattan.

Hampton Inn UN Property.  The Hampton Inn UN Property is located on the north side East 43rd Street, between 3rd and 2nd Avenues, in the Midtown East neighborhood of New York City. The United Nations Headquarters, Grand Central Terminal and the Chrysler Building are located within two blocks of the Hampton Inn UN Property. Additionally, Times Square, Bryant Park, Fifth Avenue and Port Authority are within walking distance. Nearby public transportation includes the S, 4, 5, 6, and 7 subway lines as well as Metro-North.

According to a November 2014 hospitality report, the Hampton Inn UN Property competes with four other hotels including the Hilton Manhattan East, Courtyard New York Manhattan Midtown East, Fairfield Inn & Suites New York Manhattan Fifth Avenue and Hyatt 48 Lex. Excluding the Hampton Inn UN Property’s 148 keys, the competitive set contains a total of 825 keys. As of the trailing 12 months ended November 2014, the Hampton Inn UN Property reported an occupancy of 87.4%, ADR of $241.63 and RevPAR of $211.25.

The Hampton Inn UN Property opened in late February 2013. Although the addition of the Hampton Inn UN Property increased the key count for the competitive set by 17.9%, occupancy in 2013 for the competitive set increased. As compared to the nine months ending November 2013, the nine months ending November 2014 exhibited occupancy growth of 7.6%, ADR growth of 3.4%, and RevPAR growth of 10.7%.

Hampton Inn UN Property – Historical Occupancy, ADR, RevPAR(1)
Year	Hampton Inn UN Property			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013(2)	86.3%	$243.74	$210.29	87.0%	$270.77	$235.47	99.2%	90.0%	89.3%
T-12 Nov 2014	87.4%	$241.63	$211.25	87.8%	$278.63	$244.78	99.5%	86.7%	86.3%
(1)	Source: Hospitality Research Report.
(2)	The Hampton Inn UN Property opened in late February 2013. As a result, 2013 data represents approximately 10 months of operation.

According to the appraiser, the Hampton Inn UN Property competitive set contains 3,314 hotel keys across 10 hotels. The demand segmentation for the Hampton Inn UN consists of 50% commercial, 40% leisure and 10% meeting and group.

HIX Herald Square Property.  The HIX Herald Square Property is located on the south side of West 36th Street between Fifth and Sixth Avenues in the Midtown West neighborhood of New York City. The hotel offers close proximity to high end retail on Fifth Avenue as well as many of New York City’s prime tourist attractions, including the Chrysler Building, United Nations Headquarters, St. Patrick’s Cathedral, Museum of Modern Art, Rockefeller Center, Empire State Building and the New York Public Library. The HIX Herald Square Property provides guests with access to subway stations at Times Square, Herald Square and Bryant Park as well as regional transportation via Port Authority Bus Terminal, Penn Station and Grand Central Terminal.

According to a November 2014 hospitality report, the HIX Herald Square Property competes with six other hotels including the Courtyard New York Manhattan 5th Avenue, Four Points Manhattan Chelsea, Hampton Inn Manhattan Madison Square Garden, Hampton Inn Manhattan 35th Street, Fairfield Inn & Suites Fifth Avenue and Hyatt Herald Square. Excluding the HIX Herald Square Property’s 135 keys, the competitive set contains a total of 839 keys. As of trailing 12 months ended November 2014, the HIX Herald Square Property reported an occupancy of 92.7% with an ADR of $226.62 and RevPAR of $209.98.

The HIX Herald Square Property opened in late January 2013. Although the addition of the Hampton Inn UN Property increased the key count for the competitive set by 16.1%, occupancy in 2013 for the competitive set increased. As compared to the 10 months ending November 2013, the 10 months ending November 2014 exhibited occupancy growth of 6.4%, ADR growth of 8.1%, and RevPAR growth of 15.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

HIX Herald Square Property – Historical Occupancy, ADR, RevPAR(1)
Year	HIX Herald Square Property(2)			Competitive Set			Penetration Factor
	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2013	89.0%	$216.61	$192.85	89.9%	$246.01	$221.22	99.0%	88.0%	87.2%
T-12 Nov 2014	92.7%	$226.62	$209.98	92.4%	$246.88	$228.04	100.3%	91.8%	92.1%
(1)	Source: Hospitality Research Report.
(2)	The HIX Herald Square Property opened in late January 2013. As a result, 2013 data represents approximately 11 months of operation.

According to the appraiser, the HIX Herald Square Property competitive set contains 3,526 hotel keys across 18 hotels. The demand segmentation for the HIX Herald Square Property consists of 50% commercial, 40% leisure and 10% meeting and group.

Cash Flow Analysis.

Cash Flow Analysis
	2013(1)	T-12 11/30/2014	U/W	U/W per Key(2)
Occupancy	87.8%	90.1%	90.1%
ADR	$230.40	$233.08	$233.08
RevPAR	$202.35	$209.96	$209.96

Room Revenue	$18,315,136	$21,687,980	$21,687,980	$76,636
F&B Revenue	0	0	0	0
Other Revenue	193,786	158,218	158,218	559
Total Revenue	$18,508,922	$21,846,198	$21,846,198	$77,195
Operating Expenses	3,818,686	4,341,745	4,301,495	15,200
Undistributed Expenses	4,637,750	5,477,033	5,315,198	18,782
Gross Operating Profit	$10,052,486	$12,027,420	$12,229,505	$43,214
Total Fixed Charges	1,369,091	2,780,983	2,994,135	10,580
Net Operating Income	$8,683,395	$9,246,437	$9,235,369	$32,634
FF&E	0	0	873,848	3,088
Net Cash Flow	$8,863,395	$9,246,437	$8,361,521	$29,546
(1)	The Hampton Inn UN Property opened in late February 2013 and the HIX Herald Square Property opened in late January 2013. As a result, the 2013 cash flow represents approximately ten months of operation.
(2)	U/W per Room is based on a total of 283 keys.

Property Management.    The Hampton Inn UN & HIX Herald Square Properties are managed by Ardent HIUN New York City, LLC and Ardent HIXHS New York City, LLC, respectively, subsidiaries of Ardent Hotel Advisors (“Ardent”).

Founded in 2006, Ardent has managed over 25 hotels in major metropolitan cities, including brands such as Marriot, Hilton, IHG and is a preferred management company by Starwood Hotels. Ardent’s experience in the New York City region includes the Doubletree Suites in Times Square, Hilton Suites in Times Square, Roosevelt Hotel, Courtyard by Marriott at LaGuardia Airport and Marriott Hotel in Stamford, CT.

Lockbox / Cash Management.    The Hampton Inn UN & HIX Herald Square Loan is structured with a hard lockbox and in place cash management. An excess cash flow sweep is required upon (i) an event of default or (ii) the failure of the borrowers after the end of one calendar quarter to maintain a debt service coverage ratio for the total debt of at least 1.35x until the debt service coverage ratio for the total debt after the end of two consecutive calendar quarters is at least equal to 1.40x.

Initial Reserves.    At closing, the borrowers deposited (i) $1,033,334 into a tax reserve account and (ii) $22,711 into an insurance reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $258,334, into a tax reserve account, (ii) 1/12 of the required annual insurance premiums, which currently equates to $11,355, into an insurance reserve account and (iii) 1/12 of (a) 2.0% of such year’s gross income through October 6, 2015, (b) 3.0% of such year’s gross income through October 6, 2016 and (c) 4.0% of such year’s gross income thereafter into a FF&E reserve account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

Current Mezzanine or Subordinate Indebtedness.    The Hampton Inn UN & HIX Herald Square Loan will be divided into a Pooled Trust having a cut-off date balance of $85,000,000, accruing interest at a rate of 4.50991%, and a Non-Pooled Component having a cut-off date balance of $13,000,000, and accruing interest at a rate of 7.81243%. The blended interest rate is 4.94800%.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Various New York, NY	Collateral Asset Summary – Loan No. 3 Hampton Inn UN & HIX Herald Square	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$85,000,000 55.5% 2.15x 10.9%

CARTIFACT
Hampton Inn United Nations
231 East 43rd Street
New York, NY 10017
Holiday Inn Express Herald Square
60 West 36th Street
New York, NY 10018
MIDTOWN
TUDOR CITY
MURRAY HILL
MIDTOWN SOUTH
New York
MANHATTAN
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	Northstar Real Estate Income Trust Operating Partnership, L.P.; Keystone Property Fund Management, L.P.
Borrower:	Ericsson Drive Associates, L.P.
Original Balance:	$77,700,000
Cut-off Date Balance:	$77,700,000
% by Initial UPB:	5.5%
Interest Rate:	4.3000%
Payment Date:	1st of each month
First Payment Date:	February 1, 2015
Maturity Date:	January 1, 2025
Amortization:	Interest only for first 35 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$694,803	$115,722
Insurance:	$0	Springing
Replacement:	$1,500,000	$8,449
TI/LC:	$2,676,848	$0
Required Repairs:	$34,954	NAP
Lease Sweep:	$0	Springing
Free Rent:	$889,022	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$141
Balloon Balance / Sq. Ft.:	$122
Cut-off Date LTV(2):	75.2%
Balloon LTV(2):	65.4%
Underwritten NOI DSCR(3):	1.44x
Underwritten NCF DSCR(3):	1.31x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	7.8%
Underwritten NOI Debt Yield at Balloon:	9.9%
Underwritten NCF Debt Yield at Balloon:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Marshall Township, PA
Year Built / Renovated:	1996 / 2002
Total Sq. Ft.:	552,979
Property Management:	Keystone Property Group, L.P.
Underwritten NOI:	$6,664,808
Underwritten NCF:	$6,027,869
“Hypothetical As is” Appraised Value(2):	$103,300,000
“Hypothetical As is” Appraisal Date:	December 1, 2014

Historical NOI
2014 NOI:	$6,936,261 (December 31, 2014)
2013 NOI:	$6,346,516 (December 31, 2013)
2012 NOI:	$6,381,994 (December 31, 2012)
2011 NOI:	$6,365,038 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 5, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The “Hypothetical As is” Appraised Value is based on the appraiser’s assumption that (i) there are no remaining rent abatements for Vector Security (free rent through 12/31/15 and use the 1/2016 rent of $23.50 PSF) or Accredo Health Group (free rent through 3/31/15 and use the 4/2015 rent of $22.27 PSF), (ii) the parking lot expansion ($1,500,000 in reserve) required for Accredo Health Group has been completed and (iii) the remaining tenant improvements for Federated Investors ($1,126,488 in reserve) and Accredo Health Group ($1,550,260 in reserve) have been completed, based on lender retaining reserves for these unfunded costs at closing. Based on the “As is” appraised value of $98,550,000, the Cut-off Date LTV is 78.8% and the Balloon LTV is 68.6%.

(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.97x and 1.78x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)(2)	% of Net Rentable Area	U/W Gross Rent PSF(4)	% of Total U/W Gross Rent	Lease Expiration
Westinghouse Electric Company(2)	NR/Baa2/BBB	95,032	17.2%	$17.82	14.8%	6/30/2025
Westinghouse Electric Company(2)	NR/Baa2/BBB	81,026	14.7%	$23.41	16.6%	6/30/2025
Heinz North America(3)	BB-/B2/BB-	156,032	28.2%	$15.54	21.3%	2/29/2020
Accredo Health Group(5)	BBB/Baa3/BBB+	99,018	17.9%	$23.90	20.7%	3/28/2024
Federated Investors	NR/NR/NR	93,874	17.0%	$24.87	20.5%	2/28/2026
Vector Security(6)	NR/NR/NR	27,997	5.1%	$24.86	6.1%	12/31/2024
Occupied Total / Wtd. Avg.		552,979	100.0%	$20.64	100.0%
Vacant		0	0.0%
Total / Wtd Avg.		552,979	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Westinghouse Electric Company leases space in two buildings. The tenant has the right to surrender either (a) all of the space occupied in building 4000 on May 31, 2020 or (b) all or any full-floor portion of the space occupied in building 5000, but not both, on April 30, 2020  provided the tenant pays a fee consisting of: (1) $3,671,289, (2) the costs to the borrower to terminate the prior lease, (3) any leasing commissions actually paid by borrower in connection with the initial 15 year lease term, and (4) the amount of any rent concessions provided to tenant, together with interest accruing at the annual rate of 8%. Additionally, Westinghouse Electric Company has two five-year renewal options at 90% of the fair market rent that may be exercised with 15 months’ notice.

(3)	Heinz North America subleases 32,665 sq. ft. in building 2000 to Remote DBA Experts, LLC through February 29, 2020 at a starting rent of $19.25 PSF
(4)
Westinghouse Electric Company pays base rent on a NNN basis on its 95,032 sq. ft. space in building 4000. Heinz North America pays base rent on a NNN basis on all of its space at the Keystone Summit Corporate Park Property. Accredo Health Group, Federated Investors and Vector Security pay rent on a modified gross basis on all of their space. Westinghouse Electric Company pays rent on a gross basis on its 81,026 sq. ft. space in building 5000.

(5)
Accredo Health Group has a one-time right to terminate its lease effective March 31, 2022 with notice on March 31, 2021 and payment of a termination fee of two month’s rent and any unamortized tenant improvements and leasing commissions. The tenant is in a free rent period through March 31, 2016. Additionally, Accredo Health Group has one five-year renewal option at 95% of the fair market rent that may be exercised with nine months’ notice. Included in the NRA listed above is 56,018 sq. ft. of expansion space under a lease that will commence April 2014. The tenant has 24 months of free rent related to 26,018 sq. ft. of this expansion space.  Reserves in the amount of $746,082 were deposited with lender at origination in connection with this free rent period.

(6)
Vector Security has 24 months of free rent, through December 2016, related to 2,997 sq. ft. of its space. Reserves in the amount of $142,940 were deposited with lender at origination in connection with this free rent period.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Gross Rent PSF	% U/W Gross Rent Rolling	Cumulative % of U/W Gross Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	1	156,032	28.2%	156,032	28.2%	$15.54	21.3%	21.3%
2021	0	0	0.0%	156,032	28.2%	$0.00	0.0%	21.3%
2022	0	0	0.0%	156,032	28.2%	$0.00	0.0%	21.3%
2023	0	0	0.0%	156,032	28.2%	$0.00	0.0%	21.3%
2024	2	127,015	23.0%	283,047	51.2%	$24.11	26.8%	48.1%
2025	1	176,058	31.8%	459,105	83.0%	$20.39	31.5%	79.5%
2026	1	93,874	17.0%	552,979	100.0%	$24.87	20.5%	100.0%
Thereafter	0	0	0.0%	552,979	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	552,979	100.0%	NAP	NAP
Total / Wtd. Avg.	5	552,979	100.0%			$20.64	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

The Loan. The Keystone Summit Corporate Park loan (the “Keystone Summit Corporate Park Loan”) is a ten-year fixed-rate loan secured by the borrower’s fee simple interest in a five building, 552,979 sq. ft. Class A office complex located between 1000 – 5000 Ericsson Drive in Marshall Township, Pennsylvania (the “Keystone Summit Corporate Park Property”). The Keystone Summit Corporate Park Loan has an original principal balance of $77.7 million and is structured with an initial 35-month interest only period and amortizes on a 30-year schedule, thereafter. The Keystone Summit Corporate Park Loan accrues interest at a fixed rate equal to 4.3000% and has a cut-off date balance of $77.70 million. Loan proceeds, along with approximately $26.2 million of sponsor equity were used to purchase the Keystone Summit Corporate Park Property for approximately $96.3 million, fund reserves of approximately $5.8 million and pay closing costs of approximately $1.8 million. Based on the “Hypothetical As is” appraised value of $103.3 million as of December 1, 2014, the cut-off date LTV is 75.2%. The “Hypothetical As is” Appraised Value is based on the appraiser’s assumption that (i) there are no remaining rent abatements for Vector Security or Accredo Health Group, (ii) the parking lot expansion ($1,500,000 in reserve) required for Accredo Health Group has been completed and (iii) the remaining tenant improvements for Federated Investors ($1,126,488 in reserve) and Accredo Health Group ($1,550,260 in reserve) have been completed, based on lender retaining reserves for these unfunded costs at closing. Based on the “As is” appraised value of $98,550,000, the Cut-off Date LTV is 78.8% and the Balloon LTV is 65.4%. The most recent financing of the Keystone Summit Corporate Park Property was included in the COMM 2010-C1 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$77,700,000	74.8%	Purchase Price	$96,250,000	92.7%
Sponsor Equity	$26,170,574	25.2%	Reserves	$5,795,627	5.6%
			Closing Costs	$1,824,948	1.8%
Total Sources	$103,870,574	100.0%	Total Uses	$103,870,574	100.0%

The Borrower / Sponsor. The borrower, Ericsson Drive Associates, L.P., is a single purpose Pennsylvania limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower is Ericsson Drive Associates GP2, LLC, the general partner of Borrower, which is 100% owned by Ericsson Drive Limited, LLC, a joint venture entity which is 89% owned by Northstar Real Estate Income Trust Operating Partnership, L.P. and 11% by Keystone Property Fund Management, L.P.

Northstar Realty Finance is a commercial real estate investment company that is organized as a publicly traded REIT (NYSC: NRF). Business lines include commercial real estate debt, commercial real estate portfolio investment and asset management. As of November 2014, Northstar Realty Finance had $16.4 billion in assets under management, of which $13.0 billion is owned commercial real estate, $1.4 billion are assets underlying commercial real estate CDOs, $1.2 billion is real estate debt and $811 million is in real estate securities. Northstar Real Estate Income Trust Operating Partnership, L.P.’s primary business activities include the origination, structuring, acquisition and managing of commercial real estate debt, commercial real estate securities and net lease properties. The company also engages in asset management and other activities related to the assets.

Keystone Property Fund Management, L.P. (“Keystone”) is a commercial real estate operator, fund investor and developer headquartered in Bala Cynwyd, Pennsylvania. Keystone acquires, develops, leases and manages commercial real estate properties, including office, flex, and industrial spaces in major markets throughout the US. Keystone has a long track record encompassing 41 projects, 7.0 million sq. ft. and $881 million in total project capitalization. William Glazer founded Keystone Property Group in 1991 and currently serves as the firm’s President and CEO. Marc Rash partnered with William Glazer in 1994 and currently serves as the Executive Vice President.

The Property.  The Keystone Summit Corporate Park Property is a Class A office complex consisting of five interconnected buildings, totaling 552,979 sq. ft. situated on 101 acres in Marshall Township, Pennsylvania. The buildings are part of a 6 building condominium structure governed by a condominium regime. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Condominium Properties Have Special Risks” in the free writing prospectus. The Keystone Summit Corporate Park Property’s amenities include a 45,869 sq. ft. central corridor that connects all five buildings to a cafeteria, fitness center, a nature walking trail and a 225-seat auditorium that is available to tenants to rent on a daily basis.

The Keystone Summit Corporate Park Property is located 20 miles north of the Pittsburgh CBD, within a commercial area of Allegheny County that has become one of the fastest growing areas in Pennsylvania. The property’s close proximity to the Norfolk Southern and CSX rail services in addition to the I-70, I-76, I-79 and I-80 highways allow for easy access to the greater Pittsburgh area.

The Keystone Summit Corporate Park Property was constructed in 1996, renovated in 2002 and includes 1,979 surface parking spaces, which equates to a parking ratio of 3.57 spaces per 1,000 sq. ft. In accordance with the acquisition, $1.5 million was held back at closing in order to fund an expansion of certain portions of the parking lot in order to add an additional 169 spaces in accordance with the Accredo Health Group lease, bringing the Keystone Summit Corporate Park Property’s total to 2,148 parking spaces.

As of December 5, 2014 the Keystone Summit Corporate Park Property is 100.0% leased to five tenants: Westinghouse Electric Company (31.8% NRA, rated Baa2/BBB by Moody’s/S&P), Heinz North America (28.2% NRA, rated BB-/B2/BB- by

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

Fitch/Moody’s/S&P), Accredo Health Group (17.9% NRA, rated BBB/Baa3/BBB+ by Fitch/Moody’s/S&P), Federated Investors (17.0% NRA) and Vector Security (5.1% NRA).

Environmental Matters. The Phase I environmental report dated October 16, 2014 recommended no further action at the Keystone Summit Corporate Park Property.

Major Tenants.

Westinghouse Electric Company (176,058 sq. ft., 31.8% of NRA, 31.5% of U/W Gross Rent). Westinghouse Electric Company is a US based nuclear power company, controlled by the Toshiba Group (rated NR/Baa2/BBB by Fitch/Moody’s/S&P), offering nuclear products and services to utilities internationally, including nuclear fuel, service and maintenance, instrumentation, control and design of nuclear plants. As of 2014, Westinghouse Electric Company builds and operates approximately one-half of the world’s operating nuclear plants. Westinghouse Electric Company currently has approximately 13,000 employees.

The Keystone Summit Corporate Park Property is located less than four miles from the world headquarters (engineering campus) for Westinghouse Electric Company, which contains over 1.0 million sq. ft. Westinghouse Electric Company moved 3,000 employees from its Monroeville, Pennsylvania location to this new headquarters complex in 2010. Westinghouse Electric Company is reported to be adding another 2,000 engineering jobs in the Cranberry area over the next decade.

Westinghouse Electric Company occupies space in buildings 4000 & 5000 and has two, five-year renewal options at 90% of the fair market rent. Additionally, Westinghouse Electric Company has a space reduction option: Tenant shall have the right to surrender either (a) all of its Building 4000 space or (b) all or any full floor portion of its Building 5000 space, but not both, on 4/30/2020. Tenant shall give Landlord no less than 15 months’ notice and will pay a Surrender Fee consisting of (1) the unamortized tenant improvements, (2) the costs to Landlord of the CBP Lease and (3) any leasing commissions. Westinghouse Electric Company has expanded twice at the Keystone Summit Corporate Park Property since it first took occupancy in 2010.

Heinz North America (156,032 sq. ft., 28.2% of NRA, 21.3% of U/W Gross Rent). Heinz North America (a subsidiary of HJ Heinz Co.) manufactures markets and sells ketchup, condiments, sauces and pasta meals to the grocery and foodservice channels in more than 200 countries around the world. The company’s brands include Heinz Organic Ketchup, Vlasic pickles, Open Pit barbeque sauce, Ore-Ida French fries and Smart Ones meals among others. In 2013, HJ Heinz Co. reported revenues of approximately $13 billion. The company was purchased by Berkshire Hathaway and 3G Capital for $23 billion in early 2013. Heinz North America is headquartered in downtown Pittsburgh and has invested over $15.0 million to convert Building 1000 into its World Innovation Center

Heinz North America occupies space in buildings 1000 & 2000 and has one, five-year renewal option at fair market rent and no termination options. The renewal option may be exercised with 16-18 months’ notice. The tenant subleases 32,665 sq. ft. in Building 2000 to Remote DBA Experts, LLC through February 29, 2020 at a starting rent of $19.25 PSF Heinz North America has expanded three times at the Keystone Summit Corporate Park Property since it first took occupancy in 2005.

Accredo Health Group (99,018 sq. ft., 17.9% of NRA, 20.7% of U/W Gross Rent). Accredo Health Group was organized in 1996 and has since captured the position as the leader in providing specialty pharmacy services. Accredo Health Group became a publicly traded company in 1999 and since that time has made over a dozen acquisitions to expand services, specialties and access to specialty medications. The company was acquired by Express Scripts (NASDAQ: ESRX, rated BBB/Baa3/BBB+ by Fitch/Moody’s/S&P) in 2012. As a wholly owned subsidiary of Express Scripts, the company benefits from the broadcast access to specialty mediations in the industry, including many exclusive and limited distribution drugs. Accredo Health Group dispenses more than 300 specialty drugs from more than 30 dispensing pharmacies nationwide. In 2013, Express Scripts reported revenues of $105 billion.

Accredo Health Group occupies space in Building 3000 and has one, five-year renewal option at 95% of fair market rent. Renewal option may be exercised with 9 months’ notice. Additionally, Accredo Health Group has a one-time right to terminate effective March 31, 2022 with notice on March 31, 2021 and payment of a termination fee of two month’s rent and unamortized TI/LC’s. Accredo Health Group has rent abatement for the first 24 months of its lease term ($746,082 in total) on 26,018 sq. ft.; this free rent was held back at closing. Accredo Health Group has expanded once at the Keystone Summit Corporate Park Property since it first took occupancy in 2007.

Federated Investors (93,874 sq. ft., 17.0% of NRA, 20.5% of U/W Gross Rent). Federated Investors (NYSE: FII) is a publicly owned investment manager with $364.1 billion in assets under management. The company offers 136 different types of mutual funds. Federated Investors serves a diverse range of customers, including banks, broker-dealers, trust departments, investment companies, charitable organizations and pension plans. The company’s investment solutions span domestic and international equity, fixed income, alternative and money market strategies. Federated Investors has approximately 1,400 full-time employees and is based in downtown Pittsburgh with an additional office in New York.

Federated Investors occupies space in Buildings 4000 & 5000 and has two, five-year renewal options at 95% of fair market rent and no termination options. The renewal options may be exercised with 14 months’ notice. The extension options must be for at least 75% of the entire premises. Federated Investors has been at the Keystone Summit Corporate Park Property since 2009.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

The Market.   The Pittsburgh MSA includes Allegheny, Beaver, Butler, Fayette, Washington and Westmoreland Counties. The City of Pittsburgh is considered to be the focal point of the region and the center of the banking, financing, medical and technology sectors. As of the third quarter of 2014, the Pittsburgh MSA had a total population of 2.4 million and an average household income of $50,921.

CoStar reports total Class A office inventory in the Pittsburgh MSA at 35.1 million sq. ft. across 206 buildings as of the end of the fourth quarter 2014. Recent competition in the Pittsburgh Class A office market is evidenced by the decrease in the vacancy rate by 30 basis points from the third quarter rate to the fourth quarter rate of 8.1%. Net absorption for Class A office space in 2014 was positive 257,551 sq. ft. and asking rents ended the year at $26.56 PSF, up from $25.51 PSF as of the third quarter 2014.

Major employers within the area include the University of Pittsburgh Medical Center, PNC Financial, Bank of New York Mellon, Highmark, Westinghouse Electric Company and the United States Steel Corporation. The Pittsburgh MSA unemployment rate has decreased to 5.2% as of Q3 2014, which is down from 6.5% as of Q3 2013.

The Keystone Summit Corporate Park Property is in the North Pittsburgh submarket which is comprised of 1.6 million sq. ft. of Class A office space across 23 buildings as of the fourth quarter 2014. In recent years, the immediate area around the along the submarkets main thoroughfares (US Route 19 and PA Route 228) has been developed into commercial uses. This area has become attractive to employers as it provides a shorter commute to work given its access to numerous regional locations via the convergence of Interstate 79 and the PA Turnpike (I-76), located two miles west of the property. The North Pittsburgh Class A office submarket had a year-end 2014 vacancy rate of 3.9% which was the lowest among the Pittsburgh MSA’s largest submarkets.

The appraisal identified five executed leases within nearby competitive Class A office buildings. A summary of comparable office leases is provided in the subsequent chart:

Comparable Office Rentals(1)
Name	Keystone Summit Corporate Park Property	One Adams Place	McCandless Corporate Center	Cranberry Woods II	Cranberry Woods IV	Waterfront 3
Building Sq. Ft.	552,979	102,000	88,829	102,000	NAV	69,910
Year Built	1996	2004	1986	NAV	NAV	2012
Tenant Name	Various	Confidential	Your Town Realty	Confidential	Confidential	Allegheny X / Spectra
Size (Sq. Ft.)	Various	5,875	1,068	102,000	15,918	3,675
Gross Rent PSF	$20.64(2)	$21.50	$20.00	$25.25	$24.50	$21.00
(1)	Source: Appraisal.
(2)	Gross Rent PSF for the Keystone Summit Corporate Park Property represents the underwritten gross rent per the December 5, 2014 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	2014	U/W	U/W PSF
Base Rent(1)	$7,811,725	$7,666,711	$7,985,988	$8,318,193	$8,651,845	$15.65
Value of Vacant Space	0	0	0	0	34,385	0.06
Gross Potential Rent	$7,811,725	$7,666,711	$7,985,988	$8,318,193	$8,686,230	$15.71
Total Recoveries	3,276,542	3,280,470	3,200,250	3,707,121	3,428,734	6.20
Total Other Income	180,788	460,147	162,328	224,689	224,689	0.41
Less: Vacancy(2)	0	0	0	0	(616,983)	(1.12)
Effective Gross Income	$11,269,055	$11,407,328	$11,348,566	$12,250,003	$11,722,670	$21.20
Total Operating Expenses	4,904,017	5,025,334	5,002,050	5,313,742	5,057,862	9.15
Net Operating Income	$6,365,038	$6,381,994	$6,346,516	$6,936,261	$6,664,808	$12.05
TI/LC	0	0	0	0	512,949	0.93
Capital Expenditures	0	0	0	0	123,990	0.22
Net Cash Flow	$6,365,038	$6,381,994	$6,346,516	$6,936,261	$6,027,869	$10.90

(1)	U/W Base includes $521,254 in rent steps through August 2015.
(2)	U/W Vacancy represents 5.0% of gross income compared to a North Pittsburgh Class A office submarket vacancy rate of 3.9%.

Property Management. The Keystone Summit Corporate Park Property is managed by Keystone Property Group, L.P., a borrower affiliate.

Lockbox / Cash Management. The Keystone Summit Corporate Park Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. Provided no Cash Management Period (as defined herein) exists, all funds in the lockbox account are swept daily to the borrower’s operating account. Upon the occurrence and during the continuance of a Cash Management Period, amounts on deposit in the clearing account will be swept to a cash management account established and maintained by the lender, and applied to payment of all required payments and reserves as set forth in the Keystone Summit Corporate Park Loan documents and any excess cash will be retained by the lender (unless such Cash Management Period is caused by a Lease Sweep Period, in which case any excess cash will be held in a leasing reserve for borrower to use for approved leasing expenses in connection with re-tenanting space demised under the applicable Lease Sweep Lease).

A “Cash Management Period” will commence (i) upon an event of default, (ii) if the debt yield is less than 7.25% as of the last day of any calendar quarter or (iii) upon the occurrence of a Lease Sweep Period (as defined herein), and will end when (a) with respect to clause (i) above, the event of default has been cured, (b) with respect to clause (ii) above, the debt yield is at least 7.50% for two consecutive quarters and (c) with respect to clause (iii) above, the Lease Sweep Period is no longer continuing.

A “Lease Sweep Period” will commence upon (i) the date that is 15 months (with respect to Heinz North America) prior to the expiration of the related lease, (ii) the latest date required under any Lease Sweep Lease (as defined herein) to exercise a renewal or extension of its lease (and such renewal or extension is not exercised), (iii) the early termination, cancellation or surrender of any Lease Sweep Lease (or the receipt of notice from such tenant of its intension to do so), (iv) the surrender of any portion of space under any Lease Sweep Lease, provided such surrender would cause the debt yield to fall below 7.25%, (v) the date that any tenant under a Lease Sweep Lease subleases more than 50% of the applicable lease sweep space, (vi) the date that any tenant with a credit rating below “BBB-“ or equivalent by any of the rating agencies under a Lease Sweep Lease discontinues its business at its lease sweep space at the Keystone Summit Corporate Park Property, (vii) a monetary or material non-monetary default under a Lease Sweep Lease that continues beyond any applicable notice or cure period, (viii) a bankruptcy or insolvency proceeding of a sweep tenant or a parent entity of any such party or (ix) either (A) a decline in the credit rating of the tenant under the Accredo Health Group lease (or its parent entity) below “BBB-“ or equivalent by any of the rating agencies or (B) a decline in the credit rating of the tenant under the Westinghouse Electric Company lease (or its parent entity)  below “BB+” or equivalent by any of the rating agencies.

A Lease Sweep Period will end upon (A) with respect to clauses (i) through (v) above, the entirety or substantial entirety of the applicable Lease Sweep Space is re-leased pursuant to the Keystone Summit Corporate Park Loan documents and sufficient funds have accumulated in the Lease Sweep Reserve subaccount to cover all reasonable leasing expenses and free rent payments in connection therewith subject to the cap described below, (B) with respect to any of the clauses above, the date on which the borrower delivers the Lease Sweep Posted Collateral (as defined below) to lender for the Lease Sweep Lease in question, (C) with respect to (vii) above, the default has been cured, (D) with respect to (viii) above, the applicable lease has been assumed or assigned pursuant to bankruptcy court order or a plan of reorganization that has become effective and (E) with respect to (ix) above, the credit rating of the tenant under the Accredo Health Group lease has been restored to at least “BBB-“ or equivalent by the relevant rating agencies or the tenant under the Westinghouse Electric Company lease (or its parent entity) has been restored to at least “BB+” or equivalent by the relevant rating agencies.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

A “Lease Sweep Lease” is (i) the Heinz North America Lease, (ii) the Westinghouse Electric Company lease, (iii) the Federated Investors lease, (iv) the Accredo Health Group lease or (v) any replacement lease or leases which individually comprise greater than 50,000 rentable sq. ft.

“Lease Sweep Posted Collateral” means either cash or a letter of credit in an amount equal to the difference between the amount on deposit in the Lease Sweep Reserve for a particular Lease Sweep Lease and the Lease Sweep Deposit Amount (as defined below) for such Lease Sweep Tenant.

“Lease Sweep Deposit Amount” means $20 PSF and $5 PSF, respectively for the space demised under the applicable Lease Sweep Lease that is used for office space and flex space, respectively.

Initial Reserves. At closing, the borrower deposited (i) $694,803 into a tax reserve account, (ii) $34,954 into a required repair reserve account, (iii) $1,500,000 into a replacement reserve account, (iii) $2,676,848 into a TI/LC reserve account for approved leasing expenses and (ii) $889,022 into a Free Rent Reserve account for the Accredo Health Group and Vector Security leases.

Ongoing Reserves. The borrower is required to deposit on a monthly basis reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $115,722, into the tax reserve account, (ii) unless an acceptable blanket insurance policy is in place, 1/12 of the estimated insurance premiums into an insurance account and (iii) $8,449 into the replacement reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

1000, 2000, 3000, 4000 and 5000 Ericsson Drive Marshall Township, PA 15086	Collateral Asset Summary – Loan No. 4 Keystone Summit Corporate Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$77,700,000 75.2% 1.31x 8.6%

CARTIFACT
Keystone Summit Corporate Park
1000, 2000, 3000, 4000 and 5000 Ericsson Drive
Marshall Township, PA 15086
Cranberry Township
Seven Fields
Warrendale
Wexford
Butler Centre
The Streets of Cranberry
Cranberry Springs
Cranberry Square
Cranberry Crossroads
Cranberry Commons
Cranberry Mall
UPMC Passavant Cranberry
The Village at Cranberry Woods
Westinghouse Electric Co.
MEDRAD, Inc.
Village at Pine
Pittsburgh
Cranberry Highlands Golf Course
North Boundary Park
Cranberry Community Park
Graham Park
Knob Hill Community Park
Mt Pleasant Cemetery
Pine Community Park
Pine Haven Park
North Park
GLEN EDEN RD
N BOUNDARY RD
UNIONVILLE RD
ROWAN RD
PETERS RD
ROCHESTER RD
MARS-CRIDER RD
FREEDOM RD
FREEDOM CRIDER RD
FREEPORT RD
SUNSET DR
BRUSH CREEK RD
COMMONWEALTH DR
PERRY HWY
WARRENDALE RD
WEXFORD RUN RD
WEXFORD BAYNE RD
BRANDT SCHOOL RD
NICHOLSON RD
MINGO RD
POWELL RD
MARS RD
Darlington
Evans City
Saxonburg
Kittanning
Ford City
Conway
Valencia
Freeport
Ohioville
Industry
Baden
Wexford
Leechburg
Hookstown
Ambridge
Franklin Park
Arnold
Vandergrift
North Pittsburgh
Springdale
Frankfort Springs
Pittsburgh Int'l Airport
Etna
Plum
Parkway West
Parkway East
Burgettstown
Oakdale
Monroeville
Delmont
McDonald
Trafford
Manor
McKeesport
Canonsburg
Elizabeth
West Middletown
Houston
New Eagle
West Newton
Washington
Donora
New Stanton
Smithton
Green Hills
Bentleyville
Arnold City
Everson
Claysville
Cokeburg
Stockdale
Beallsville
Dawson

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor(1):	Jacob Chetrit
Borrower:	The A.J.D. Building LLC; The Devlin Building LLC
Original Balance:	$76,500,000
Cut-off Date Balance:	$76,500,000
% by Initial UPB:	5.5%
Interest Rate:	4.9510%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest Only
Additional Debt(2):	$11,500,000 Mezzanine Loan
Call Protection(3):	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$175,000	$96,047
Insurance:	$17,000	$2,617
Replacement:	$0	$1,470
TI/LC:	$0	$14,700
Required Repairs:	$2,750	NAP
Unfunded Tenant Obligations:	$1,003,518	NAP
Special Rollover Reserve:	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$1,085	$1,248
Balloon Balance / Sq. Ft.:	$1,085	$1,248
Cut-off Date LTV:	65.1%	74.9%
Balloon LTV:	65.1%	74.9%
Underwritten NOI DSCR:	1.39x	1.09x
Underwritten NCF DSCR:	1.36x	1.07x
Underwritten NOI Debt Yield:	7.0%	6.1%
Underwritten NCF Debt Yield:	6.8%	5.9%
Underwritten NOI Debt Yield at Balloon:	7.0%	6.1%
Underwritten NCF Debt Yield at Balloon:	6.8%	5.9%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Office / Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	Various
Total Sq. Ft.:	70,498
Property Management:	Self-Managed
Underwritten NOI:	$5,332,993
Underwritten NCF:	$5,219,504
Appraised Value:	$117,500,000
Appraisal Date:	September 29, 2014

Historical NOI
Most Recent NOI:	$4,224,670 (T-12 November 30, 2014)
2013 NOI:	$3,965,609 (December 31, 2013)
2012 NOI:	$3,815,445 (December 31, 2012)
2011 NOI:	$3,549,297 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(5):	100.0% (November 1, 2014)
2013 Occupancy:	71.1% (December 31, 2013)
2012 Occupancy:	71.1% (December 31, 2012)
2011 Occupancy(6):	63.3% (December 31, 2011)
2010 Occupancy:	94.9% (December 31, 2010)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to this free writing prospectus as 26 Broadway, which has a Cut-off Date Balance of $120,000,000.
(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	Partial releases are permitted. See “Partial Release” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)
Most recent occupancy includes Psyop Media Company, LLC (19,500 sq. ft.), which signed its lease and commenced paying rent for floors 3, 4 and 5 in October 2014 but is not yet in occupancy. It is anticipated that Psyop Media will take occupancy of its space in spring 2015.

(6)
The decline in occupancy was due to Lime Wire vacating floors 2 through 5 at the 427 Broadway Property in 2011 when its peer-to-peer file sharing business failed following a court order barring the company from distributing its software.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETEAND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

Property Summary
Property Name	Location	Property Type	Total Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
459 Broadway	New York, NY	Office / Retail	36,000	1861/2010	$40,700,000	$62,500,000	100.0%
427 Broadway	New York, NY	Office / Retail	34,498	1879/2008	$35,800,000	$55,000,000	100.0%
Total / Wtd. Avg.			70,498		$76,500,000	$117,500,000	100.0%
(1)	Based on rent roll dated November 1, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Property	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Office Tenants
Psyop Media Company, LLC(2)	NR/NR/NR	427 Broadway	19,500	27.7%	$63.86	19.3%	04/30/2025
Yoga Works, Inc.	NR/NR/NR	459 Broadway	13,000	18.4%	$59.29	11.9%	09/10/2023
Squarespace, Inc.	NR/NR/NR	459 Broadway	13,000	18.4%	$46.37	9.3%	06/30/2020
Night Agency (2)	NR/NR/NR	427 Broadway	6,500	9.2%	$57.14	5.8%	01/31/2017
Total Office Tenants			52,000	73.8%	$57.51	46.3%

Retail Tenants
Duane Reade(3)	NR/Baa2/BBB	459 Broadway	10,000	14.2%	$201.21	31.2%	01/31/2028
American Apparel(4)	NR/Caa2/CCC-	427 Broadway	8,498	12.1%	$170.86	22.5%	01/31/2019
Total Retail Tenants			18,498	26.2%	$187.27	53.7%
Total / Wtd. Avg.			70,498	100.0%	$91.55	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Psyop Media Company, LLC (“Psyop Media”) signed its lease and commenced paying rent for floors 3, 4 and 5 in October 2014 but is not yet in occupancy. It is anticipated that Psyop Media will take occupancy of its space in spring 2015. Psyop Media is entitled to a rent abatement from October 16, 2015 to January 15, 2016, for which amount reserves were established at origination. The Psyop Media lease also obligates the tenant to lease the 2nd floor space currently occupied by Night Agency when that space becomes available, following the expiration of Night Agency’s lease on January 31, 2017, at a rent equal to the then current rent per square foot that Psyop Media is paying for its other leased space, with a coterminous expiration in April 30, 2025. In the event the borrower is unable to deliver the 2nd floor space on or before January 31, 2018, the borrower and the tenant each have the right to terminate the obligation to lease the additional space on the 2nd floor. The lease will otherwise remain in full force and effect for the 3rd, 4th and 5th floors.

(3)	The UW Base Rent PSF based on the convention of dividing the rent by the ground-level square footage of 5,000 sq. ft. equates to $402.42 PSF.
(4)	The UW Base Rent PSF based on the convention of dividing the rent by the ground-level square footage of 4,098 sq. ft. equates to $354.32 PSF.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	1	6,500	9.2%	6,500	9.2%	$57.14	5.8%	5.8%
2018	0	0	0.0%	6,500	9.2%	$0.00	0.0%	5.8%
2019	1	8,498	12.1%	14,998	21.3%	$170.86	22.5%	28.3%
2020	1	13,000	18.4%	27,998	39.7%	$46.37	9.3%	37.6%
2021	0	0	0.0%	27,998	39.7%	$0.00	0.0%	37.6%
2022	0	0	0.0%	27,998	39.7%	$0.00	0.0%	37.6%
2023	1	13,000	18.4%	40,998	58.2%	$59.29	11.9%	49.5%
2024	0	0	0.0%	40,998	58.2%	$0.00	0.0%	49.5%
Thereafter	2	29,500	41.8%	70,498	100.0%	$110.42	50.5%	100.0%
Vacant	0	0	0.0%	70,498	100.0%	NAP	NAP
Total / Wtd. Avg.	6	70,498	100.0%			$91.55	100.0%

(1)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

The Loan.    The SoHo Portfolio loan (the “SoHo Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in two mixed-use office and retail buildings containing a total of 70,498 sq. ft. located at 427 Broadway and 459 Broadway in the SoHo neighborhood in New York, New York (the “SoHo Portfolio Properties”) with an original principal balance and cut-off date balance of $76.5 million.  The SoHo Portfolio Loan has a 10-year term, is interest only for the term of the loan and accrues interest at a fixed rate equal to 4.9510%.  The proceeds of the SoHo Portfolio Loan, along with an $11.5 million mezzanine loan, were used to retire existing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

debt of approximately $40.1 million, fund upfront reserves of approximately $1.2 million, pay closing costs of approximately $2.7 million and return approximately $44.0 million of equity to the sponsor.  Based on the appraised value of $117.5 million as of September 29, 2014, the cut-off date LTV is 65.1%. The most recent prior financing of the SoHo Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
First Mortgage Loan	$76,500,000	86.9%	Loan Payoff	$40,142,683	45.6%
Mezzanine Loan	$11,500,000	13.1%	Upfront Reserves	$1,198,268	1.4%
			Closing Costs	$2,714,410	3.1%
			Return of Equity	$43,944,640	49.9%
Total Sources	$88,000,000	100.0%	Total Uses	$88,000,000	100.0%

The Borrowers / Sponsor.    The borrowers, The A.J.D. Building LLC and The Devlin Building LLC are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, each with two independent directors in its organizational structure.  The sponsor of the borrowers and nonrecourse carve-out guarantor is Jacob Chetrit.

Jacob Chetrit owns 14.6 million sq. ft. of commercial real estate and co-leads a privately held commercial real estate firm with Joseph Chetrit called The Chetrit Organization (“Chetrit”). Chetrit owns and operates a portfolio of over 10.0 million sq. ft. comprised of interests in all asset types including 550 Madison Avenue, also known as the Sony Building.

The Properties.    The SoHo Portfolio Properties consists of two mixed-use office and retail properties totaling 70,498 sq. ft. which are 100.0% leased to four office tenants and two retail tenants as of November 1, 2014.  The SoHo Portfolio Properties are located in the SoHo neighborhood of the borough of Manhattan, New York.  The office space comprises 52,000 sq. ft. and represents approximately 73.8% of total NRA while the retail space comprises 18,498 sq. ft. and represents approximately 26.2% of total NRA.

459 Broadway (51.1% of NRA, 52.5% of U/W Base Rent)
The 459 Broadway property (the “459 Broadway Property”) is a 100.0% leased, five-story, 36,000 sq. ft. mixed-use office and retail building located on the southwest corner of Broadway and Grand Street with 47 feet of frontage on Broadway and 113 feet of frontage on Grand Street. The building was originally constructed in 1861 and renovated in 2010. The 459 Broadway Property includes 10,000 sq. ft. of retail space consisting of 5,000 sq. ft. on the ground floor and 5,000 sq. ft. of below-grade selling space, as well as 26,000 sq. ft. of office space on the 2nd through 5th floors.  The retail entrance is located on Broadway, while the office floors are accessed via an entrance on Grand Street.  The grade and below-grade retail space is leased through January 2028 to Duane Reade, an indirect wholly-owned subsidiary of Walgreens (S&P: BBB; Moody’s: Baa2), with access between the two level retail store provided by an elevator and escalator located within the tenant’s space.  The office space at the 459 Broadway Property is leased to Yoga Works, Inc. (13,000 sq. ft.; 2nd & 3rd floors) through September 2023 and Squarespace, Inc. (13,000 sq. ft.; 4th & 5th floors) through June 2020.

427 Broadway (48.9% of NRA, 47.5% of U/W Base Rent)
The 427 Broadway property (the “427 Broadway Property”) is a 100.0% leased, five-story, 34,498 sq. ft. mixed-use office/retail property located on the southwest corner of Broadway and Howard Street with 50 feet of frontage along Broadway and 100 feet of frontage on Howard. The building was originally constructed in 1879 and was renovated in 2008.  The 427 Broadway Property includes 4,098 sq. ft. on the ground floor, 4,400 sq. ft. on the below-grade level and 26,000 sq. ft. of office space on floors 2 through 5.  The retail entrance is located along Broadway, while the office floors are accessed via an entrance on Howard Street.  The grade and below-grade space is leased to American Apparel through January 2019.  A portion of the below-grade space is utilized as retail selling space accessed via an internal staircase within the tenant’s space.  The office space is leased by tenants Night Agency (6,500 sq. ft.; 2nd floor) and Psyop Media Company, LLC (19,500 sq. ft.; 3rd-5th floors).

Environmental Matters.    The Phase I environmental reports, dated October 6, 2014, did not identify any environmental conditions at the SoHo Portfolio Properties; however, the consultant recommended an ACM O&M plan for both properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

Major Tenants.

Office Tenancy. The SoHo Portfolio Properties contain 52,000 sq. ft. of office space (73.8% of NRA), which is 100.0% occupied by four tenants. U/W office rent accounts for 46.3% of U/W Base Rent.

Psyop Media Company, LLC (“Psyop Media”) (19,500 sq. ft., 27.7% of NRA, 19.3% of U/W Base Rent) Founded in 2000, Psyop Media Company, LLC is a privately held marketing company that operates in the postproduction services and other motion picture and video industries.  Clients include Samsung, Mountain Dew, Cisco, Bush’s Baked Beans and The Coca-Cola Company. Psyop Media signed its lease and commenced paying rent for floors 3, 4 and 5 in October 2014 but is not yet in occupancy. It is anticipated that Psyop Media will take occupancy of its space in spring 2015. The Psyop Media lease also obligates the tenant to lease the 2nd floor space currently occupied by Night Agency when that space becomes available, following the expiration of Night Agency’s lease on January 31, 2017. The 2nd floor space will be leased at a rent equal to the then current rent per square foot that Psyop Media is paying for its other leased space, with a coterminous expiration in April 30, 2025. In the event the borrower is unable to deliver the 2nd floor space on or before January 31, 2018, the borrower and the tenant each have the right to terminate the obligation to lease the additional space on the 2nd floor. The lease will otherwise remain in full force and effect for the 3rd, 4th and 5th floors

Yoga Works, Inc. (“Yoga Works”) (13,000 sq. ft., 18.4% of NRA, 11.9% of U/W Base Rent) Yoga Works, Inc., founded in 1987 and based in Santa Monica, CA, operates yoga studios with physical and on-line boutiques for the sale of yoga-related gear.  The company operates 23 locations throughout California and six locations in New York.  Yoga Work, Inc. occupies all of the 2nd and 3rd floors (13,000 sq. ft.) of the 459 Broadway Property under a lease that expires in September 2023 and has occupied this space since September 2008.

Squarespace, Inc. (13,000 sq. ft., 18.4% of NRA, 9.3% of U/W Base Rent) Squarespace, Inc. is a website publishing and e-commerce platform which provides do-it-yourself tools to create and maintain websites.  Squarespace, Inc. occupies all of the 4th and 5th floors (13,000 sq. ft.) of the 459 Broadway Property under a lease that expires in June 2020 and has occupied this space since July 2010.

The appraiser identified seven office lease comparables, which are presented in the following chart.

Office Lease Comparables(1)
Property	Tenant	Year Built	Total Sq. Ft.	Floor	Rent PSF	TI (PSF)	Free Rent (Months)	Lease Term (Years)
SoHo Portfolio Properties	Various	1861/1879	52,000(2)	2 to 5(2)	$57.51(2)	Various	Various	10.6
450 Broadway	Proper Plus	1910	3,020	2	$75.00	$10.00	0	10
599 Broadway	True Religion Jeans	1917	5,000	10	$57.00	$0.00	6	6.5
599 Broadway	Wella	1917	11,000	3	$48.00	$45.00	9	15
455 Broadway	Squarespace, Inc.	1915	5,000	3	$54.00	$0.00	0	1
379 Broadway	WeWork	1920	55,948	2 to 5	$52.00	$45.00	6	10
447 Broadway	Confidential	1920	1,300	2	$52.50	$0.00	0	2
(1)	Source: Appraisal.
(2)	Based on rent roll dated November 1, 2014.

Retail Tenancy. The SoHo Portfolio Properties contains 18,498 sq. ft. of occupied retail space (26.2% of NRA).  The retail space is currently 100.0% occupied by two tenants with U/W retail rent accounting for 53.7% of U/W Base Rent.

Duane Reade (10,000 sq. ft., 14.2% of NRA, 31.2% of U/W Base Rent) Duane Reade Inc., a subsidiary of Walgreens (S&P: BBB; Moody’s: Baa2), is a chain of over 150 pharmacy and convenience stores located throughout New York.  Duane Reade occupies 10,000 sq. ft. including 5,000 sq. ft. of ground floor retail space and 5,000 sq. ft. of high quality selling space in the basement (with escalator and elevator access).  They have been in occupancy at the 459 Broadway Property since January 2008 and the initial lease term expires in January 2028, with one, 10-year renewal option.

American Apparel (8,498 sq. ft., 12.1% of NRA, 22.5% of U/W Base Rent) American Apparel (S&P: CCC-; Moody’s: Caa2), founded in 1998, is an American designer, manufacturer, distributor, and retailer of clothing for women, men, and children headquartered in Los Angeles, CA. As of September 30, 2014, it operated 260 retail stores in 19 countries.  For the 3Q2014, the company reported a net loss of $19.2 million compared to a net loss of $1.5 million for the 2013 period.  Results for 3Q2014 include approximately $14.9 million related to unusual and non-recurring costs.  The board has recently been restructured and a new CEO and CFO have been put in place.  American Apparel occupies 8,498 sq. ft. including 4,098 sq. ft. of ground floor space and 4,400 sq. ft. of basement space in the 427 Broadway Property.  They have been in occupancy at 427 Broadway since July 2008 and the initial term expires in January 2019, with two, five-year extension options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

The appraiser identified eight retail lease comparables, which are presented in the following chart:

Retail Lease Comparables(1)
Property	Tenant	Total Sq. Ft.	Ground Floor Sq. Ft.	Lower Level Sq. Ft.	Ground Floor Rent PSF	Lease Term (Years)
427 Broadway Property	American Apparel	8,498(2)	4,098(2)	4,400(2)	$354(3)	10.5(2)
459 Broadway Property	Duane Reade	10,000(2)	5,000(2)	5,000(2)	$402(3)	20(2)
115 Mercer Street	The Kooples Bloom	2,100	2,100	0	$600	10
37 Crosby Street	Jean Shop	800	400	400	$400	10
125 Wooster Street	Woolrich	2,320	1,320	1,000	$436	10
575 Broadway	& Other Stories	7,215	7,215	0	$485	10
440 Broadway	Foot Locker	8,655	2,885	2,885	$375	10
450 Broadway	Valley National Bank	5,320	2,800	2,520	$350	15
462 Broadway	Joe Fresh	15,000	10,000	5,000	$355	10
501 Broadway	Capital One	8,353	3,659	4,694	$575	12
(1)	Source: Appraisal.
(2)	Based on the rent roll dated November 1, 2014.
(3)	Reflects UW ground floor rent PSF.

The Market.     The SoHo Portfolio Properties are located within the SoHo neighborhood of the borough of Manhattan in New York. SoHo is surrounded by NoHo to the north, Nolita to the east, TriBeCa to the southwest and Hudson Square to the west. SoHo is bounded by Houston Street to the north, Canal Street to the south, Lafayette Street to the east, and West Broadway to the west. The local area is known for its landmarked cast-iron loft buildings which have been converted to office, retail, hotel and residential uses, and has evolved from an area known for its artistic population to a prime retail location featuring many of the world’s leading retailers.  Most recently, the strong interest by national, international and credit-rated retailers to expand into the area has driven rents and, consequently, property prices higher forcing local retailers out of the area.  This trend is evident along Broadway, where the SoHo retail market is positioning itself to compete with the likes of the Midtown and Uptown Manhattan retail markets.  According to the appraiser, the SoHo and Midtown South office markets have continued to be the most sought after areas in Manhattan.  The area is projected to continue improving, particularly for retail and office uses.

The neighborhood has an extensive transportation network via subway and bus systems.  Access to the A, C, E, J, N, Q, R and 6 subway lines are available nearby. The Canal Street Station (N and R lines) is located two blocks south of the SoHo Portfolio Properties on Broadway.  The J, N, Q, Z and 6 subway lines are also located within walking distance (four to six blocks near Lafayette & Canal) of the Properties.

The appraiser utilized six properties in the sales comparison analysis. The comparable property values range from $1,137 PSF to $1,933 PSF, which generated cap rates between 1.31% and 5.91%.  The appraiser concluded to a stabilized vacancy of 5.0% and a cap rate of 4.00% and 4.25% for the 427 Broadway Property and the 459 Broadway Property, respectively.  The following table summarizes the appraiser’s sales comparison analysis:

Summary of Sales Comparables(1)
Property	Total Sq. Ft.	Year Built / Renovated	# of Stories	Sale Date	Sale Price	Price PSF	NOI PSF	Cap Rate	Occupancy
375 West Broadway	79,002	1870 / 2011	5	Jun-2014	$124,500,000	$1,576	$49	2.97%	100.0%
530-536 Broadway	194,499	1901 / 2007	11	Mar-2014	$326,000,000	$1,676	$80	4.78%	95.0%
200 Lafayette Street	130,866	1908 / 2012	7	Oct-2013	$148,750,000	$1,137	$61	5.34%	100.0%
434 Broadway	63,600	1910 / 2008	9	Oct-2013	$81,000,000	$1,274	$17	1.31%	88.4%
494 Broadway	13,102	1900 / 2002	4	Sep-2012	$22,000,000	$1,679	$99	5.91%	100.0%
525 Broadway	45,000	1924 / NAV	9	May-2012	$87,000,000	$1,933	NAV	NAV	100.0%
(1)	Source: Appraisal.

After adjustments made to account for differences in market conditions, location, physical conditions and economics, with respect to the 427 Broadway Property, sale prices PSF calculated based on above grade square footage only range from $1,567 to $1,820 PSF, with an average of $1,703 PSF.  For the 459 Broadway Property, sale prices after adjustments ranged from $1,703 to $2,048 PSF, with an average of $1,856 PSF

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

The following table summarizes the appraiser’s market leasing assumptions for the SoHo Portfolio Properties:

Conclusion of Market Rents(1)
Category	Market Rent	Avg. Lease Term	Lease Type	Rent Increase
427 Broadway Property
Ground Floor Retail(2)	$525	15	Modified Gross	10% every 5 years
Office	$62	10	Modified Gross	3% / year
459 Broadway Property
Ground Floor Retail(2)	$575	15	Modified Gross	10% every 5 years
Office	$62	10	Modified Gross	3% / year
(1) Source: Appraisal.
(2) Ground floor retail rent assumes that the lower level space is included.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 11/30/2014	U/W	U/W PSF
Gross Potential Rent	$4,458,850	$4,703,051	$4,788,575	$6,454,395	$91.55
Reimbursements	71,663	262,942	509,981	614,101	8.71
Gross Potential Income	$4,530,513	$4,965,994	$5,298,556	$7,068,496	$100.27
Less: Vacancy	0	0	0	(165,443)	(2.35)
Effective Gross Income	$4,530,513	$4,965,994	$5,298,556	$6,903,054	$97.92
Total Operating Expenses	715,068	1,000,384	1,073,885	1,570,061	22.27
Net Operating Income	$3,815,445	$3,965,609	$4,224,670	$5,332,993	$75.65
TI/LC	0	0	0	95,864	1.36
Capital Expenditures	0	0	0	17,625	0.25
Net Cash Flow	$3,815,445	$3,965,609	$4,224,670	$5,219,504	$74.04

Property Management.    The SoHo Portfolio Properties are self-managed.

Lockbox / Cash Management.    The SoHo Portfolio Loan is structured with a hard lockbox and in place cash management.  All excess cash will be deposited into a lender controlled account during a Cash Trap Period (As defined herein) or a Lease Sweep Period (As defined herein). A “Cash Trap Period” will occur upon the occurrence and continuance of (i) an event of default or (ii) the failure of the SoHo Portfolio Properties to maintain a net cash flow debt yield equal to or greater than 6.0%. A “Lease Sweep Period” will occur (i) 12 months prior to the expiration of any Major Lease (As defined herein) or on the date the tenant under any Major Lease is required to give their renewal notice but fails to do so, (ii) if any Major Lease is surrendered, terminated or cancelled, (iii) if any tenant under a Major Lease goes dark, (iv) upon the occurrence of any monetary or material non-monetary default under a Major Lease or (v) the bankruptcy of any tenant under a Major Lease.  A “Major Lease” includes any of the leases with Walgreens Co., American Apparel, Psyop Media Company, LLC or any lease which covers substantially all of the retail space at either building or three or more floors (or the equivalent square footage) of office space at either building.

Initial Reserves.    At closing, the borrowers deposited (i) $175,000 into a tax reserve account, (ii) $17,000 into an insurance reserve account, (iii) $2,750 into a required repairs reserve account and (iv) $1,003,518 into a Psyop Media free rent and outstanding TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $96,047, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $2,617, into an insurance reserve account, (iii) $1,470 into a replacement reserve account, which deposits are capped at $70,560, and (iv) $14,700 into a TI/LC reserve account, which deposits are capped at $705,600.

Special Rollover Reserve.    On each monthly payment date during a Lease Sweep Period, the borrowers are required to deposit all excess cash into the Special Rollover Reserve.

Current Mezzanine or Subordinate Indebtedness.    An $11,500,000 mezzanine loan was funded at closing. The mezzanine loan is coterminous with the SoHo Portfolio Loan and accrues interest at a rate of 8.9990% per annum. The mezzanine loan has a 10-year term and is interest only for the entire term. The mezzanine loan is currently held by Jefferies LoanCore LLC or an affiliate.

Future Mezzanine or Subordinate Indebtedness.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

Partial Release.    After the expiration of the lockout period, the borrowers may obtain the release of an individual property from the lien of the SoHo Portfolio Loan upon the defeasance of an amount equal to (A) if such property is released pursuant to a third party sale, the greater of (i) 100.0% of the net sales proceeds and (ii) the applicable Release Price (as defined below); or (B) if such property is released pursuant to a refinance: (i) the greater of (x) the appraised value of such property at the time of release and (y) the appraised value of such property as of the SoHo Portfolio Loan closing date and (ii) the applicable Release Price. In addition, following any such release, the SoHo Portfolio Loan documents require that the debt yield for the remaining property is no less than the greater of (a) debt yield immediately preceding such release and (b) the debt yield on the SoHo Portfolio Loan closing date, provided the borrowers may elect to partially defease an additional amount of principal in excess of the release amount to meet the targeted debt yield tests.

“Release Price” means $41,170,000 with respect to the 427 Broadway property and $50,875,000 with respect to the 459 Broadway property.

Substitution.   None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

427 Broadway 459 Broadway New York, NY 10013	Collateral Asset Summary – Loan No. 5 SoHo Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$76,500,000 65.1% 1.36x 7.0%

CARTIFACT
BOWERY
HUDSON SQUARE
SOHO
NOLITA
459 Broadway
459 Broadway
New York, NY 10013
427 Broadway
427 Broadway
New York, NY 10013
LITTLE ITALY
CHINATOWN
CIVIC CENTER
TRIBECA
WEST HOUSTON STREET
CANAL STREET
New York
MANHATTAN
SoHo
Upper East Side
Upper West Side
Midtown
Astoria
Long Island City
West New York
Hoboken
Jersey City
Financial District
BROOKLYN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	B.R.S. Holding, Inc.
Borrower:	TAG Sylvan Corporate Center LLC; TAG New Sylvan Corporate Center LLC
Original Balance:	$59,600,000
Cut-off Date Balance:	$59,600,000
% by Initial UPB:	4.2%
Interest Rate:	4.0850%
Payment Date:	6th of each month
First Payment Date:	March 6, 2015
Maturity Date:	February 6, 2025
Amortization:	Interest-only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$85,601	$53,501
Insurance:	$103,632	$8,934
Replacement:	$0	$5,751
TI/LC:	$1,675,000	$54,058
Specified Tenant Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$216
Balloon Balance / Sq. Ft.:	$196
Cut-off Date LTV:	74.7%
Balloon LTV:	67.9%
Underwritten NOI DSCR(3):	1.73x
Underwritten NCF DSCR(3):	1.63x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.4%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	10.4%
Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Englewood Cliffs, NJ
Year Built / Renovated:	Various / NAP
Total Sq. Ft.:	276,042
Property Management:	NAI DiLeo-Bram & Co.
Underwritten NOI:	$5,969,715
Underwritten NCF:	$5,630,543
Appraised Value:	$79,800,000
Appraisal Date:	December 24, 2014

Historical NOI
Most Recent NOI:	$6,350,681 (T-12 September 30, 2014)
2013 NOI:	$6,259,674 (December 31, 2013)
2012 NOI:	$6,020,645 (December 31, 2012)
2011 NOI:	$5,126,121 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	97.9% (January 5, 2015)
2013 Occupancy:	97.9% (December 31, 2013)
2012 Occupancy:	97.7% (December 31, 2012)
2011 Occupancy:	95.9% (December 31, 2011)
(1)	See “Partial Release” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.42x and 2.28x, respectively.

Portfolio Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy
Sylvan Corporate Center (II)	Englewood Cliffs, NJ	132,533	2008 / NAP	$33,507,834	$42,500,000	100.0%
Sylvan Corporate Center (I)	Englewood Cliffs, NJ	143,509	1988 / NAP	$26,092,166	$37,300,000	96.0%
Total / Wtd. Average:		276,042		$59,600,000	$79,800,000	97.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF(2)	% of Total U/W Base Rent	Lease Expiration
Unilever (Conopco, Inc.)	NR/A1/A+	88,605	32.1%	$35.05	35.1%	Various(3)
LG Electronics U.S.A., Inc.	NR/Baa3/BBB	80,321	29.1%	$29.17	26.5%	Various(4)
hole Foods Market Group	NR/NR/BBB-	38,300	13.9%	$36.50	15.8%	8/31/2019(5)
International Business Machines	NR/Aa3/AA-	27,315	9.9%	$36.50	11.3%	4/30/2016(6)
Kolmer, LLC	NR/NR/NR	10,652	3.9%	$28.25	3.4%	6/14/2021(7)
Total Major Tenants		245,193	88.8%	$33.22	92.0%
Remaining Tenants		25,068	9.1%	$28.29	8.0%
Total Occupied Collateral		270,261	97.9%	$32.76	100.0%
Vacant		5,781	2.1%
Total		276,042	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF includes contractual rent steps through August 31, 2015.
(3)
Unilever (Conopco, Inc.) leases 27,080 sq. ft. in the Sylvan Corporate Center (I) Property (as defined below) and 61,525 sq. ft. in the Sylvan Corporate Center (II) Property (as defined below). The lease for the space in the Sylvan Corporate Center (I) Property expires on 2/28/2019 and the lease for the space in the Sylvan Corporate (II) Property expires on 5/31/2018. Both leases have one 5-year renewal option remaining. A cash sweep event period will commence twelve months prior to the Unilever (Conopco, Inc.) lease expiration date.

(4)
LG Electronics U.S.A., Inc. leases 66,503 sq. ft. in the Sylvan Corporate Center (I) Property. Its subsidiaries, LG Chem America, Inc. and LG International U.S.A., Inc. lease 11,882 sq. ft. and 1,936 sq. ft., respectively, in the same building. The LG Electronics U.S.A., Inc. lease expire on 7/20/2019 and has one 3-year renewal option remaining. LG Electronics U.S.A., Inc. must give written notice of renewal no later than July 20, 2017. The LG Chem America, Inc. lease and the LG International U.S.A., Inc. lease expires on 8/31/2019 and 7/31/2017, respectively.

(5)
Whole Foods Market Group can terminate its lease effective August 31, 2017 with written notice no later than 18 months prior to the termination date and payment of a termination fee equivalent to six months of the in-place base rent, operating expenses and real estate tax expenses. Whole Foods Market Group has one 5-year renewal option remaining.

(6)	International Business Machines has two 5-year renewal options remaining.
(7)	Kolmer, LLC has one 5-year renewal option remaining.

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	3	9,690	3.5%	9,690	3.5%	$29.50	3.2%	3.2%
2016	1	27,315	9.9%	37,005	13.4%	$36.50	11.3%	14.5%
2017	1	1,936	0.7%	38,941	14.1%	$35.00	0.8%	15.3%
2018	1	61,525	22.3%	100,466	36.4%	$37.50	26.1%	41.3%
2019	9	147,801	53.5%	248,267	89.9%	$31.09	51.9%	93.2%
2020	3	5,949	2.2%	254,216	92.1%	$23.03	1.5%	94.8%
2021	1	10,652	3.9%	264,868	96.0%	$28.25	3.4%	98.2%
2022	1	5,393	2.0%	270,261	97.9%	$30.25	1.8%	100.0%
2023	0	0	0.0%	270,261	97.9%	$0.00	0.0%	100.0%
2024	0	0	0.0%	270,261	97.9%	$0.00	0.0%	100.0%
2025	0	0	0.0%	270,261	97.9%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	270,261	97.9%	$0.00	0.0%	100.0%
Vacant	NAP	5,781	2.1%	276,042	100.0%	NAP	NAP
Total / Wtd. Avg.	20	276,042	100.0%			$32.76	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	The rollover schedule includes contractual rent steps through August 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

The Loan.    The Sylvan Corporate Center loan (the “Sylvan Corporate Center Loan”) is a fixed-rate loan with an original principal balance of $59.6 million secured by the borrower’s fee simple interest in a four-building Class A suburban office development containing 276,042 sq. ft. located at 910-920 and 930-940 Sylvan Avenue in Englewood Cliffs, New Jersey (collectively, the “Sylvan Corporate Center Properties”). The Sylvan Corporate Center Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest-only period of 60 months. The Sylvan Corporate Center Loan accrues interest at a fixed rate equal to 4.0850% and has a cut-off date balance of approximately $59.6 million. Loan proceeds were used to retire existing debt of approximately $46.3 million, fund upfront reserves of approximately $1.9 million, pay closing costs of approximately $1.6 million and return equity to the borrower of approximately $9.9 million. Based on the appraised value of $79.8 million as of December 24, 2014, the cut-off date LTV is 74.7%. The most recent prior financing of Sylvan Corporate Center Property (I) was previously included in the WBCMT 2005-C17 securitization. The most recent prior financing of Sylvan Corporate Center Property (II) was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$59,600,000	100.0%	Loan Payoff	$46,275,623	77.6%
			Reserves	$1,864,232	3.1%
			Closing Costs	$1,563,962	2.6%
			Return of Equity	$9,896,182	16.6%
Total Sources	$59,600,000	100.0%	Total Uses	$59,600,000	100.0%

The Borrower / Sponsor.    The borrowers, TAG Sylvan Corporate Center LLC and TAG New Sylvan Corporate Center LLC, are each a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in each of its organizational structure. The borrower purchased the Sylvan Corporate Center (I) Property in 2004 for $29.0 million and subsequently invested $739,000 in capital improvements and $4.6 million in tenant improvements and leasing commissions. In 2008, the borrower developed the Sylvan Corporate Center (II) Property at a total cost of approximately $30.5 million, and has since invested $469,000 in capital improvements and $9.2 million in tenant improvements and leasing commissions. The borrower’s total basis in the Sylvan Corporate Center Properties is approximately $74.5 million. The nonrecourse carve-out guarantor is B.R.S. Holding, Inc., a Florida corporation. The controlling shareholder of B.R.S. Holding, Inc. is Jonas Barcellos. Jonas Barcellos is the CEO and principal shareholder of Empresas Brasif. Founded in 1965, Empresas Brasif does business in various economic sectors including real estate, agribusiness and bioenergy, and industrial machinery. Since 2007, the company has invested in the development of over 320,000 sq. ft. of residential, multifamily and office space.

The Property.    The Sylvan Corporate Center Properties consist of four three-story, multi-tenant office buildings situated on a 19.8 acre site in Englewood Cliffs, Bergen County, New Jersey about 9.0 miles northwest of New York, New York and 3.0 miles from the George Washington Bridge. Two of the buildings, built in 1988, are located at 910 and 920 Sylvan Avenue (the “Sylvan Corporate Center (I) Property”), and the remaining two buildings, built in 2008, are located at 930 and 940 Sylvan Avenue (the “Sylvan Corporate Center (II) Property”). The Sylvan Corporate Center (I) Property is 143,509 sq. ft. and includes a 1,100 sq. ft. cafeteria. The Sylvan Corporate Center (II) Property is 132,533 sq. ft. and features floor-to-ceiling windows, efficient floor plates and a glass sky-bridge that connects it to the Sylvan Corporate Center (I) Property. The office campus also includes 1,147 parking spaces which results in a parking ratio of 4.0 spaces per 1,000 sq. ft., one of the highest among the comparable set. The borrower has invested approximately $13.8 million into tenant improvements and leasing costs after acquiring the Sylvan Corporate Center (I) Property in 2004 and constructing the Sylvan Corporate Center (II) Property in 2008. As of the rent roll dated January 5, 2015, the Sylvan Corporate Center Properties were 97.9% leased to 14 tenants. Four of the tenants, Unilever (Moody’s/S&P: A1/A+), LG Electronics U.S.A., Inc. (Moody’s/S&P: Baa3/BBB), International Business Machines (Moody’s/S&P: Aa3/AA-) (“IBM”) and Whole Foods (S&P: BBB-) are investment grade tenants. The investment grade tenants and their subsidiaries occupy 85.0% of the net rentable area and are responsible for 88.6% of the underwritten base rent.

Environmental Matters.    The Phase I environmental reports dated November 11, 2014 and November 12, 2014 for Sylvan Corporate Center (I) and Sylvan Corporate Center (II), respectively, recommended no further action at the Sylvan Corporate Center Properties.

Major Tenants.

Unilever (Conopco, Inc.) (88,605 sq. ft., 32.1% of NRA, 35.1% of U/W Base Rent) Unilever (Conopco, Inc.)(Moody’s/S&P: A1/A+)(“Unilever”) is one of the world’s leading consumer goods companies with products sold in over 190 countries. Unilever produces brands such as Lipton, Knorr, Dove, Axe, Hellmann’s and Omo. Unilever employs more than 174,000 people world-wide and reported global sales of €48.4 billion in 2014. The corporate headquarters of Unilever in North America is located at 800 Sylvan Avenue, approximately 0.4 miles south of the Sylvan Corporate Center Properties. Unilever currently leases 61,525 sq. ft. within the Sylvan Corporate Center (II) Property and 27,080 sq. ft. within the Sylvan Corporate Center (I) Property for a total of 88,605 sq. ft. Unilever has invested approximately $5.4 million of its own funds toward the $8.0 million build-out of its space. Unilever originally leased 20,104 sq. ft. in the Sylvan Corporate Center (I) Property in 1997 and expanded its space in that building to 27,080 sq. ft. in the same year. In 2008, Unilever leased an additional 61,525 sq. ft. of space in the newly constructed Sylvan Corporate Center (II) Property (46% of the Sylvan Corporate Center (II) Property NRA). Unilever has extended the lease for the Sylvan Corporate Center (I) Property on three

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

separate occasions, and the current lease extends through February 28, 2019, with one remaining 5-year renewal option. The lease for the space in the Sylvan Corporate Center (II) Property expires on May 31, 2018 with one 5-year renewal option remaining.

LG Electronics U.S.A., Inc. (80,321 sq. ft., 29.1% of NRA, 26.5% of U/W Base Rent) LG Electronics U.S.A., Inc. (Moody’s/S&P: Baa3/BBB) (“LG”) is a global manufacturer of consumer electronics, mobile communications and home appliances. LG employs over 87,000 people in 113 locations and the company reported global sales of $53.7 billion in 2014. Currently, LG Electronic corporate headquarters in the USA is located at 1000 Sylvan Avenue, 0.2 miles north of the Sylvan Corporate Center Property (I). LG initially leased 31,880 sq. ft. in 2004, expanded their space on three separate occasions and currently occupies 66,503 sq. ft. all within the Sylvan Corporate Center (I) Property. LG’s current lease expires on July 20, 2019 with one 3-year renewal option remaining, and has a renewal notice period of 3 years.

Whole Foods Market Group (38,300 sq. ft., 13.9% of NRA, 15.8% of U/W Base Rent) Whole Foods Market Group (“Whole Foods”) is a retailer of natural and organic foods. As of the end of the 2014, Whole Foods operated 408 stores in the United States, Canada and the United Kingdom. The northeast regional corporate headquarters is located at the Sylvan Corporate Center (II) Properties. Whole Foods currently leases 38,300 sq. ft. at the Sylvan Corporate Center (II) Property and has invested approximately $600,000 of its own funds towards its $3.4 million build out. Whole Food’s current lease expires on August 31, 2019 with one 5-year renewal option remaining.

The Market.     The Sylvan Corporate Center Properties are located in Englewood Cliffs, New Jersey which is part of Bergen County, the most populated county in New Jersey. Englewood Cliffs is an affluent neighborhood and ranks 129th in the country and 5th in New Jersey on the list of most expensive zip codes, according to a trade publication. The stretch of Sylvan Avenue that the Sylvan Corporate Center Properties are located on is known as “Trillion Dollar Mile.” The Trillion Dollar Mile serves as the location for the headquarters of several corporations including CNBC, LG, Unilever, Ferrari and Maserati. Office developments in the area of the Sylvan Corporate Center Properties benefit from convenient access to the Palisades Interstate Parkway approximately 0.7 miles to the south, which connects the area to New York City, approximately 9.0 miles south of the Sylvan Corporate Center Properties, via the George Washington Bridge.

Approximately 3.0 miles south of the Sylvan Corporate Center Property, the George Washington Bridge subway station provides access to the 1 train, which runs the length of Manhattan from 242nd street to South Ferry, and the A train, which provides express service in Manhattan and direct access to JFK International Airport. The George Washington Bridge bus station provides access to a number of local buses operated by New York City Transit.

The estimated 2015 population within a 1-, 3- and 5-mile radius of the Sylvan Corporate Center Properties is 3,009, 295,698, and 1,395,655, respectively. Average household income within a 1, 3 and 5-mile radius of the Sylvan Corporate Center Properties is $198,050, $79,014 and $62,147, respectively. Bergen County is located within the New York-Newark-Jersey City statistical metropolitan area, which had a 2014 population of over 19.89 million.

According to a market research report, the Sylvan Corporate Center Properties are located in the Bergen East office submarket cluster. As of Q3 of 2014, the Bergen East office submarket cluster consisted of approximately 360.0 million sq. ft. across 16,235 buildings with an average vacancy rate of 14.2% and an average rental rate of $25.68 PSF. The Sylvan Corporate Center Properties are located in the GW Bridge submarket, which consisted of 7.6 million sq. ft. throughout 415 buildings as of 3Q 2014. Average vacancy in the submarket was 12.5% and the average rental rate was $28.18 PSF.

Competitive Set(1)
Property	City, State	Distance	Occupancy		Year Built	Total Building Area (Sq. Ft.)	Direct Asking Rent (PSF)	Class
Sylvan Corporate Center Properties	Englewood Cliffs, NJ	NAP	97.9%	(2)	1988 & 2008	276,042(2)	$32.76(2)	A
Princeton South Corporate Center	Ewing, NJ	73.0 miles	84.0%		2007	153,639	$34.58	A
Metropolitan Center	East Rutherford, NJ	12.1 miles	100.0%		1986	415,160	$32.38	A
Parker Plaza	Fort Lee, NJ	4.6 miles	86.8%		1985	300,000	$33.18	A
Metropark Corporate Campus	Edison, NJ	12.2 miles	66.1%		1986	310,279	$36.19	A
(1)	Source: Appraisal.
(2)	Source: January 5, 2015 Rent Roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 9/30/2014	U/W	U/W PSF
Base Rent	$8,535,883	$8,796,743	$8,670,408	$8,775,713	$31.79
Value of Vacant Space	0	0	0	188,483	0.68
Rent Steps(1)	0	0	0	78,595	0.28
Straight Line Rent (IG Tenants)	0	0	0	145,583	0.53
Gross Potential Rent	$8,535,883	$8,796,743	$8,670,408	$9,188,375	$33.29
Total Recoveries	735,865	855,503	912,402	940,969	3.41
Total Other Income	36,332	29,193	49,391	49,391	0.18
Less: Vacancy(2)	0	0	0	(759,701)	(2.75)
Effective Gross Income	$9,308,080	$9,681,440	$9,632,201	$9,419,034	$34.12
Total Operating Expenses	3,287,436	3,421,765	3,281,520	3,449,319	12.50
Net Operating Income	$6,020,645	$6,259,674	$6,350,681	$5,969,715	$21.63
TI/LC	0	0	0	270,161	0.98
Capital Expenditures	0	0	0	69,011	0.25
Net Cash Flow	$6,020,645	$6,259,674	$6,350,681	$5,630,543	$20.40

(1)	U/W Rent Steps based on contractual step rent through August 31, 2015.
(2)
U/W Vacancy represents 7.5% of gross income. The Sylvan Corporate Center (I) Property has maintained an occupancy of 95.6% - 98.2% since 2009. The Sylvan Corporate Center (II) Property has maintained an occupancy of 89.0% - 100.0% since construction in 2008.

Property Management.    The Sylvan Corporate Center Properties are managed by NAI DiLeo-Bram & Co., a professional management company. NAI DiLeo-Bram Property Management Services Company currently manages over 7.0 million sq. ft. of industrial, office and retail space in northern and central New Jersey.

Lockbox / Cash Management.    The Sylvan Corporate Center Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During a Cash Management Trigger Event Period (as defined below), all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the Sylvan Corporate Center Loan term in accordance with the loan documents. Further, during a Cash Sweep Event Period (as defined below), excess cash flow will be swept into a lender controlled account and held as additional collateral for the Sylvan Corporate Center Loan.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.20x on a trailing twelve month basis, or (iv) a Specified Tenant Trigger Event (as defined below). A Cash Management Trigger Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed on a timely basis or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.25x based on the trailing twelve month period for two consecutive quarters; and (d) with regards to clause (iv) above, when the Specified Tenant Trigger Event is cured in accordance with the loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving a borrower, the guarantor or the property manager, (iii) the debt service coverage ratio falling below 1.15x on a trailing twelve month basis, or (iv) a Specified Tenant Trigger Event (as defined below). A Cash Sweep Event Period will end: (a) with regards to clause (i) above, upon the cure of the event of default; (b) with regards to clause (ii) above, provided the applicable bankruptcy action was involuntary and not solicited, upon the applicable bankruptcy action being discharged, stayed or dismissed on a timely basis or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.20x based on the trailing twelve month period for two consecutive quarters; and (d) with regards to clause (iv) above, when the Specified Tenant Trigger Event is cured in accordance with the loan documents.

A “Specified Tenant Trigger Event” will commence upon (i) a Specified Tenant (as defined below) giving notice of its intention to terminate or not extend or renew its lease, (ii) a Specified Tenant not extending or renewing its lease on or prior to twelve months before its expiration date, (iii) the Specified Tenant failing to notify borrower of extending or renewing its lease prior to the date set forth in the lease agreement, (iv) if an event of default under any Specified Tenant lease has occurred, (v) a Specified Tenant or lease guarantor becomes insolvent or a debtor in any bankruptcy action or (vi) if any Specified Tenant lease is terminated or no longer in full force or effect. A Specified Tenant Trigger Event will end if, in regards to clause (i) or clause (ii) above, the Specified Tenant has entered into a renewal or all of its leased premises in accordance with the requirements of the loan documents or the re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regards to clause (iii) above, the Specified Tenant has

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

entered into an extension or the re-leasing conditions have been satisfied with respect to the Specified Tenant space, in regards to clause (iv) above, the applicable event of default has been cured, in regards to clause (v) above, the Specified Tenant lease is affirmed in the applicable bankruptcy and the Specified Tenant is open for business and is paying full unabated rent or, if applicable, the guarantor bankruptcy has been discharged or dismissed with no material adverse effect on guarantor’s ability to perform under the lease guaranty, or in regards to clause (vi) above, the re-leasing conditions have been satisfied with respect to the Specified Tenant space.

“Specified Tenant” means (i) Unilever, (ii) LG, (iii) any other tenant that leases 20.0% or more of the total NRA of the Sylvan Corporate Center Properties, pays base rent in an amount equal to or exceeding 20.0% of the gross income from operations of the Sylvan Corporate Center Properties or demises 20% or more or the net rentable area, or (iv) any guarantor of the applicable related Specified Tenant leases.

Initial Reserves.    At closing, the borrower deposited (i) $85,601 into a tax reserve account, (ii) $103,632 into an insurance reserve account, and (iii) $1,675,000 into the TI/LC reserve account.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $53,501, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $8,934, into an insurance reserve account, (iii) $5,751 into a replacement reserve account and (iv) $54,058  into a TI/LC reserve account; subject to increase to $83,963 ($3.65 PSF per year) starting in March 2016 (scheduled monthly payments to TI/LC reserve end in February, 2020). In addition, if a Cash Sweep Event Period is caused by a Specified Tenant Trigger Event, all excess cash flow is deposited into the Specified Tenant Rollover account until the reserve amounts reach a cap of $25 PSF.  In the event the Specified Tenant Trigger Event is cured for the space leased by LG Electronics, U.S.A., Inc., borrower is entitled to a disbursement of sums in the TI/LC reserve account in excess of the $25 PSF cap.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    On any date after the defeasance lockout expiration date but prior to the open prepayment commencement date, the borrower may obtain the release of an individual property with thirty days written notice, so long as the following conditions, among others, have been met (i) no event of default has occurred or remains outstanding, (ii) the borrower defeases an amount equal to the release price applicable to such individual property, (iii) the borrower issues two substitute notes, one in the principal balance equal to the defeased portion of the original note and the other in the principal balance equal to the non-defeased portion of the original note, (iv) the borrower delivers to the lender a REMIC opinion, and (v) certain debt service coverage and loan to value tests are satisfied. The release price for the Sylvan Corporate Center (I) Property is 115% of the allocated loan amount for such property and the release price for the Sylvan Corporate Center (II) Property is 130% of the allocated loan amount for such property.

Substitution.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

910-920 Sylvan Avenue 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632	Collateral Asset Summary – Loan No. 6 Sylvan Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,600,000 74.7% 1.63x 10.0%

Sylvan Corporate Center
1 Sylvan Corporate Center (I) 910-920 Sylvan Avenue Englewood Cliffs, NJ 07632
2 Sylvan Corporate Center (II) 930-940 Sylvan Avenue Englewood Cliffs, NJ 07632
Englewood Cliffs
LG Electronics
CNBC Headquarters
Unilever Bestfoods Office Campus
Cpc Specialty Markets
Western Union
CESNA Group, Inc
Hudson River
9W
Paramus
Garden State Plaza
Bergen Town Center
River Edge
New Milford
Bergenfield
Demarest
Alpine
Yonkers
Tenafly
Englewood Hospital and Medical Center
Englewood
Maywood
Teaneck
Hackensack University Medical Center
Hackensack
Bogota
Holy Name Medical Center
Englewood Cliffs
Garfield
Lodi
Felician College
Teterboro
Teterboro Airport
Ridgefield Park
Palisades Park
Fort Lee
Clifton
Passaic
Wallington
Nutley
NEW JERSEY
Moonachie
Ridgefield
Edgewater
Cliffside Park
Rutherford
Carlstadt
Meadowlands New Jersey Sports Complex
MetLife Stadium
Lyndhurst
Belleville
East Rutherford
Fairview
Columbia University
NEW YORK
Guttenberg
Mill Creek Mall
West New York
North Arlington
Secaucus
Union City
Museum of Natural History
Kearny
East Newark
Harrison
Hoboken
Stevens Institute of Technology
Times Square
Grand Central
Madison Square Garden
QUEENS
MANHATTAN
Newark
Jersey City
Newport Centre Mall
New York University
New York
Jersey City Medical Center
World Trade Center
New Jersey City University
Newark Liberty International Airport
BROOKLYN
MAP © 2015 CARTIFACT · DATA © BROADMAP

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	David Werner; Eli Schron; Avi Schron; Mark Schron
Borrower:	57th & 6th Ground LLC
Original Balance(1):	$40,000,000
Cut-off Date Balance(1):	$40,000,000
% by Initial UPB:	2.9%
Interest Rate(2):	2.3069%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Anticipated Repayment Date(2):	November 5, 2019
Maturity Date:	April 5, 2035
Amortization:	Interest Only, ARD
Additional Debt(1):	$140,000,000 Pari Passu Debt
Call Protection(3):	L(28), D(28), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Quarterly Rent:	$0	Quarterly
Future Rent:	$605,510	$0
Excess Cash:	$0	Springing

Financial Information – Fee (collateral)(5)
Cut-off Date Balance / Sq. Ft.(6):	$7,164
Balloon Balance / Sq. Ft.(6):	$7,164
Cut-off Date LTV:	60.0%
Balloon LTV:	60.0%
Underwritten NOI DSCR:	1.00x
Underwritten NCF DSCR:	1.00x
Underwritten NOI Debt Yield:	2.3%
Underwritten NCF Debt Yield:	2.3%
Underwritten NOI Debt Yield at Balloon:	2.3%
Underwritten NCF Debt Yield at Balloon:	2.3%

Financial Information – Fee (collateral) and Leasehold (non-collateral)(5)
Cut-off Date Balance / Sq. Ft.(7):	$431
Balloon Balance / Sq. Ft.(7):	$431
Cut-off Date LTV(8):	40.0%
Balloon LTV(8):	40.0%
Underwritten NOI DSCR(9):	4.63x
Underwritten NCF DSCR(10):	4.54x
Underwritten NOI Debt Yield(9):	10.8%
Underwritten NCF Debt Yield(10):	10.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.(6):	25,125
Property Management:	Self-managed
Underwritten NOI:	$4,213,128
Underwritten NCF:	$4,213,128
“As-is” Appraised Value:	$300,000,000
“Unencumbered Land” Appraised Value(11):	$260,000,000
“Fee and Leasehold” Appraised Value(8):	$450,000,000
“As-is” Appraisal Date:	August 1, 2014

Ground Rent
In Place Contractual Ground Rent:	$4,070,655
Estimated Ground Rent Reset(11):	$21,233,420

Historical Occupancy
Most Recent Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)
The Original Balance and Cut-off Date Balance of $40.0 million represent the non-controlling Note A-3 of the $180.0 million 100 West 57th Street Loan Combination, which is evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 with an original principal balance of $80.0 million and the non-controlling Note A-2 with an original principal balance of $60.0 million (although Natixis reserved the right to reapportion the balances between or sub-divide such notes). For additional information on the pari passu companion loans, see “The Loan” herein.

(2)
If the 100 West 57th Street Loan Combination is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to 5.6169% to but excluding March 5, 2015. On the payment date occurring on March 5, 2025, the interest rate will increase to the greater of (i) 6.3669% and (ii) the then five-year swap spread on March 5, 2025 plus 4.0600%.

(3)
The lockout period will be at least 28 payment dates beginning with and including the first payment date of December 5, 2014. Defeasance of a portion of or the full $180.0 million 100 West 57th Street Loan Combination is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) November 5, 2018.

(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)	DSCR, LTV, Debt Yield and Balance / Sq. Ft. calculations are based on the aggregate 100 West 57th Street Loan Combination.
(6)	Total Sq. Ft. represents the gross square footage of the land area. Balance / Sq. Ft. calculations for the fee interest (collateral) are based off the gross square footage of the land area.
(7)	Balance / Sq. Ft. calculations for the leasehold interest (non-collateral) are based off the improvements, which consist of 418,114 sq. ft. of mixed use residential cooperative and retail space.
(8)
Based on the “Fee and Leasehold” Appraised Value, which reflects the improvements of 418,114 sq. ft. of mixed use residential cooperative and retail space, which are not part of the collateral, plus the value of the land (collateral).

(9)	Based on estimated mark-to-market look-through NOI of $19,489,115 for the leasehold interest.
(10)	Based on estimated mark-to-market look-through NCF $19,095,966 for the leasehold interest.
(11)
Calculated based on the “Unencumbered Land” Appraised Value of $260.0 million. The ground rent will reset on March 15, 2025 and per the ground lease will be calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

The Loan.    The 100 West 57th Street loan (the “100 West 57th Street Loan”) is the non-controlling Note A-3 portion, in the original principal amount of $40.0 million, of a fixed rate loan in the aggregate principal amount of $180.0 million (the “100 West 57th Street Loan Combination”). The 100 West 57th Street Loan Combination is secured by the borrower’s fee simple interest in a land parcel totaling 25,125 sq. ft. located at 100 West 57th Street (a.k.a. 1381-1399 Avenue of the Americas), in Midtown Manhattan (the “100 West 57th Street Property”). The leased fee interest is improved by a 21-story mixed-use residential cooperative and retail building also known as the Carnegie House, containing 323 cooperative apartment units, a below-grade parking garage and retail space (28,337 sq. ft.) anchored by Duane Reade (collectively the “Improvements” or “Leasehold Improvements”).  The $180.0 million 100 West 57th Street Loan Combination is evidenced by three pari passu notes. Only the non-controlling Note A-3, with an original principal balance of $40.0 million, will be included in the COMM 2015-DC1 mortgage trust. The controlling Note A-1, with an original principal balance of $80.0 million and the non-controlling Note A-2, with an original principal balance of $60.0 million are expected to be included in a further securitization (although Natixis reserved the right to reapportion the balances between or sub-divide such notes).

The 100 West 57th Street Loan Combination has an anticipated repayment date of November 5, 2019 (the “Anticipated Repayment Date”) and a stated maturity date of April 5, 2035. Prior to the Anticipated Repayment Date, the interest on the 100 West 57th Street Loan Combination will accrue at a fixed rate of 2.3069% and debt service will be paid on an interest only basis. From and after the Anticipated Repayment Date, the interest rate will increase to 5.6169% through the payment date occurring on February 5, 2025. From and after the payment date occurring on March 5, 2025, the interest rate will increase to the greater of (i) 6.3669% and (ii) the then five-year swap spread as of March 5, 2025 plus 4.0600%. See “Anticipated Repayment Date” herein.

The proceeds of the 100 West 57th Street Loan Combination, along with approximately $124.1 million in equity from the sponsor, were used to purchase the 100 West 57th Street Property for $286.0 million, fund upfront reserves of $605,510 and pay closing costs of approximately $17.5 million. Based on the “As-is” appraised value of $300.0 million as of August 1, 2014, the cut-off date LTV ratio of the 100 West 57th Street Loan Combination is 60.0%. The most recent prior financing of the 100 West 57th Street Property was not included in a securitization.

The relationship between the holders of the Note A-1, Note A-2 and Note A-3 are governed by an intercreditor agreement described under “Description of the Mortgage Pool―Loan Combinations―The 100 West 57th Street Loan Combination” in the Free Writing Prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$80,000,000	$80,000,000	Natixis	Yes
Note A-2	$60,000,000	$60,000,000	Natixis	No
Note A-3	$40,000,000	$40,000,000	COMM 2015-DC1	No
Total	$180,000,000	$180,000,000

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$180,000,000	59.2%	Purchase Price	$286,000,000	94.0%
Sponsor Equity	$124,138,000	40.8%	Reserves	$605,510	0.2%
			Closing Costs	$17,532,490	5.8%
Total Sources	$304,138,000	100.0%	Total Uses	$304,138,000	100.0%

The Borrower / Sponsor.    The borrower, 57th & 6th Ground LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower are David Werner of David Werner Real Estate Investments and Avi Schron, Eli Schron and Mark Schron of Cammeby’s International, Ltd. and the nonrecourse carve-out guarantors are Eli Schron, Avi Schron and Mark Schron.

David Werner is a real estate investor with over 30 years of experience in investment and development. According to the sponsors, selected projects include:

●	One Court Square (Citibank Building): a 1.5 million sq. ft. office building in Long Island City, New York.
●	300 South Riverside Plaza: a 1.1 million sq. ft. office building located in Chicago, Illinois.
●	One Lincoln Street: a 1.1 million sq. ft. trophy office building located in Boston, Massachusetts.
●	909 Third Avenue: a fee position on a 1.4 million sq. ft. office building in New York, New York.
●	Willis Tower (formerly Sears Tower): a 4.0 million sq. ft. office building located in Chicago, Illinois.
●	Bank of America Tower: a 2.0 million sq. ft. office building located in San Francisco, California.
●	11 Madison Ave: a 2.3 million sq. ft. office building located in New York, New York.

Cammeby’s International Ltd., founded by Rubin Schron, owns, develops, operates and manages real estate throughout the United States and has been active in the industry for nearly 40 years.  Avi Schron, Eli Schron and Mark Schron, three sons of Rubin Schron,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

support the company’s operations with important roles in the company. Cammeby’s International Ltd., owns and manages over 28,000 residential units, and over 20.0 million sq. ft. of commercial and industrial space.  The majority of their holdings are located in the New York Metropolitan area.

According to the sponsors, the company’s major properties include, among others, the following:

●	The Woolworth Building: a 1.0 million sq. ft. trophy office building located in Manhattan, New York.
●	Industry City, Bush Terminal: an industrial park consisting of more than 5.0 million sq. ft. located in Brooklyn, New York.
●	First Industrial and National Industrial Portfolio: two different portfolios containing over 9.5 million sq. ft.
●	Apartment Management Associates: a portfolio of 26 properties with a total of over 8,250 apartments, located in Brooklyn, Queens, and Staten Island, New York.
●	Broadway Portfolio: a group of office buildings consisting of more than 1.5 million sq. ft. located in the heart of the financial district in Lower Manhattan, New York.
●	866 3rd Ave: a newly constructed 330 room Marriott Hotel located in Midtown Manhattan, New York.
●	Central Queens: a group of properties consisting of 3,300 units in 50 buildings located in Queens, New York.

Ground Lease.    The land is currently subject to a long term ground lease (the “Ground Lease”) that has an initial re-set date of March 15, 2025. The Ground Lease has fixed annual payments of $4,070,655 payable quarterly through March 14, 2019, $4,213,128 payable quarterly through March 14, 2024 and $4,360,587 payable quarterly through March 14, 2025. The ground tenant has the right to renew the Ground Lease for two renewal terms of 21 years by giving written notice of no later than 12 months and no more than 48 months prior to the commencement date of the particular renewal term, subject to a ground rent reset. Pursuant to the terms of the Ground Lease, the annual ground rent resets to 8.1667% of the fair market value of the land as unimproved and unencumbered as of a date six months prior to the commencement date of each renewal term but in no event will the renewal rent be less than that in effect for the immediately preceding term. Based on the appraisal dated August 1, 2014, the unencumbered value of the land without any improvements is $260.0 million and the rent is projected to increase to $21.2 million per annum by 2025. Pursuant the terms of the Ground Lease, if the parties cannot agree on the fair market value, they are required to resolve the dispute by arbitration. See “Risk Factors – Risks Related to The Mortgage Loans – Leased Fee Properties Entail Risks That May Adversely Affect Payments on Your Certificates” and “-The 100 West 57th Street Ground Lease” in the offering circular.

The ground lessee’s leasehold interest is held by (i) Carnegie House Tenants Corporation (“CHTC”), owner of a 75% tenant in common (“TIC”) interest in the tenancy and the exclusive use of the residential and garage space (“Apartment/Garage Premises”) and (ii) Georgetown 57, LLC, owner of a 25% TIC interest and the exclusive use and control of the retail space (“Retail Premises”). CHTC must (i) pay its fixed rent, (ii) pay its allocable share of any real estate taxes provided under the TIC Agreement; (iii) maintain and pay for the insurance; and (iv) perform any material repair or maintenance related to the Apartment/Garage Premises. Georgetown 57, LLC is required to (i) pay its fixed rent; (ii) pay its allocable share of any real estate taxes provided under the TIC Agreement; (iii) pay its allocable share of insurance premiums for the property under the TIC Agreement; and (iv) perform any material repair or maintenance related to the Apartment/Garage Premises.

The Property.    The 100 West 57th Street Loan Combination is collateralized by the borrower’s fee interest in a 25,125 sq. ft. parcel of land located at 100 West 57th Street (a.k.a. 1381-1399 Avenue of the Americas) in Midtown Manhattan. The land is a through-block parcel located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the Plaza District of Midtown Manhattan. The borrower’s fee simple interest is subject to the Ground Lease pursuant to which the Ground Lease tenant constructed, developed and owns the improvements that sit on top of the ground.  The improvements consist of a 21-story, Class A, mixed use building, known as the Carnegie House, comprised of 323 cooperative apartment units (including one superintendent’s unit) on floors 2 through 21, a 225-space parking garage on two sub-cellar levels with entrance on West 56th Street, and 28,337 sq. ft. of retail space on grade and basement levels.  The Carnegie House mixed use building was constructed in 1962 on the subject land shortly after the original developer ground-leased it in 1959. All leasehold improvements were converted to cooperative ownership in 1978. The Ground Lease tenant’s interest in the improvements is not collateral for the 100 West 57th Street Loan Combination.

The residential entrance is located on Avenue of the Americas with a main lobby with an attended front desk. The apartment floors are serviced by three passenger elevators and two freight elevators.  The building amenities include a full-time doorman, live-in superintendent, valet service, private storage, bike room, central laundry, and an on-site garage (which is leased to a third-party operator).  The apartment unit mix is reported to include studio, one-bedroom, two-bedroom, three-bedroom and four-bedroom units based on the original co-op offering plan reviewed; however, the exact current unit mix is not available.  Some apartment units have outdoor terraces or balconies.

The retail space contains approximately 28,337 sq. ft. on the ground and basement floors with a current occupancy of 92.0%.  Duane Reade anchors approximately 7,316 sq. ft. grade-level corner space at Avenue of the Americas and West 57th Street with an additional 12,350 sq. ft. on the basement level.  There are seven smaller in-line retail suites on the grade-level, of which six suites totaling 6,402 sq. ft. are currently occupied and one (2,269 sq. ft.) is vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

Retail Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	In Place Rent PSF	% of Total In Place Base Rent	Market Rent PSF(3)	Lease Expiration
Duane Reade(4)	NR/Baa2/BBB	7,316	25.8%	$140.11	30.9%	$350.00	2/28/2025
Duane Reade (Basement)(4) (5)	NR/Baa2/BBB	5,150	18.2%	$140.11	21.7%	$100.00	2/28/2025
Duane Reade (Cellar)(4)	NR/Baa2/BBB	7,200	25.4%	$25.00	5.4%	$25.00	2/28/2025
Total Major Tenants		19,666	69.4%	$97.96	58.1%	$165.54
Jamba Juice(4)	NR/NR/NR	1,702	6.0%	$224.74	11.5%	$275.00	8/31/2015
Coterie (1387 Sixth Avenue Inc)	NR/NR/NR	1,364	4.8%	$178.13	7.3%	$250.00	10/31/2023
City Souvenirs on 6th	NR/NR/NR	1,083	3.8%	$221.97	7.2%	$250.00	10/31/2021
NY Diva Nails & Spa	NR/NR/NR	1,017	3.6%	$224.21	6.9%	$250.00	12/31/2015
Tucci Italia (Yaron H)	NR/NR/NR	784	2.8%	$223.95	5.3%	$250.00	9/30/2021
Zibetto Espresso Bar	NR/NR/NR	452	1.6%	$269.05	3.7%	$250.00	1/31/2016
Total In-Line Tenants		6,402	22.6%	$217.29	41.9%	$256.65
Total Occupied Collateral		26,068	92.0%	$127.27	100.0%	$187.92
Vacant		2,269	8.0%
Total		28,337	100.0%
(1)	Source: retail rent roll as of November 2014.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Source: Appraisal.
(4)	The Duane Reade lease has one five-year renewal option and the Jamba Juice lease has two five-year renewal options.
(5)	Duane Reade (Basement) space is a retail space and fully operational.

Environmental Matters.    The Phase I environmental report dated September 23, 2014 recommended the development and implementation of an asbestos and lead-based paint operation and maintenance plan at the 100 West 57th Street Property.

The Market.    The 100 West 57th Street Property is located on the westerly block-front of Avenue of the Americas between West 56th and West 57th Street in the area of Midtown Manhattan. The 100 West 57th Street Property is surrounded by many of New York’s well known landmarks, restaurants, hotels, theatres, retail shops and tourist attractions, made accessible by the presence of several major transportation hubs. The F line stop located at 6th Avenue and West 57th Street in addition to several stops for the A, B, C, D, E, N, Q, R, 1, 2 and 3 lines are within short walking distance from the 100 West 57th Street Property. The 100 West 57th Street Property is located within the Plaza District, which is bounded by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the west and Park Avenue to the east.

The 100 West 57th Street Property benefits from a location that attracts international and specialty retail stores along with creditworthy local retailers.

The appraisal identified five comparable land sales in the New York market, which are presented in the subsequent chart.
Land Sales Summary(1)
Name	100 West 57th Street Property	985-989 Third Avenue	118-122 East 59th Street	950 Second Avenue	101 Murray Street	616 First Avenue	961 First Avenue
Distance from the Property	NAP	<1mile	<1mile	1.2 miles	4.2 miles	2.0 miles	1.1 miles
Sales Price	$286,000,000	$102,500,000	$49,000,000	$61,000,000	$223,000,000	$172,125,000	$64,000,000
Transaction Date	11 / 2014	In Contract	11 / 2013	8 / 2013	5 / 2013	2 / 2013	12 / 2012
Size (Acres / Sq. Ft.)	0.58 / 25,125	0.16 / 6,843	0.17 / 7,532	0.20 / 8,837	0.71 / 31,028	1.04 / 45,190	0.20 / 8,814
Max. Buildable FAR (Sq. Ft.)	376,875	89,480	76,693	118,726	310,280	523,930	159,153
Price PSF (FAR)	$758.87	$1,145.51	$638.91	$513.79	$718.71	$328.53	$402.13

(1)	Source: Appraisal.

Mark-to-Market Look-Through Analysis.    The appraisal concluded retail market rents of $350 PSF for the ground retail space on the corner of West 57th Street and Avenue of the Americas, $275 PSF for the ground retail space on the corner of West 56th Street and Avenue of the Americas and $250 PSF for in line retail space along Avenue of the Americas. Market rent for the lower level (basement) retail space is estimated to be $100.00 PSF, while the lower level storage retail space is estimated to be $25.00 PSF. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the retail space is estimated to be approximately $5.3 million. Assuming underwritten expenses of $37.71 PSF, the retail space leasehold interest’s estimated market net operating income is approximately $4.3 million. The concluded rental market rents were $70 PSF on average. Based on these market rents, estimated recoveries and a market vacancy factor of 3.0%, the market gross revenue for the residential space is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

estimated to be approximately $23.0 million, including $2.6 million of parking revenue. Assuming underwritten expenses of $25.85 PSF, the residential space leasehold interest’s estimated market net operating income is approximately $15.2 million. The combined Leasehold Improvements interest’s estimated market net operating income is approximately $19.5 million resulting in a mark-to-market look-through debt yield and DSCR for the 100 West 57th Street Loan Combination of 10.8% and 4.63x, respectively. Replacement reserves were estimated at $0.10 PSF for the retail space and $150 per unit for the residential space. Leasing commissions were based on 40.00% of first year’s base rent including 125% override (paid in year one) with a 65.0% renewal probability, assuming equal tenant rollover throughout the 100 West 57th Street Loan term. The combined estimated market net cash flow is approximately $19.1 million, resulting in a mark-to-market look-through debt yield and DSCR for the 100 West 57th Street Loan Combination of 10.6% and 4.54x, respectively.

Cash Flow Analysis.

Cash Flow Analysis
	In Place Contractual Ground Rent(1)	UW Ground Rent(1)	Estimated Ground Rent Reset(2)	Mark-to-Market Look- Through of Leasehold Interest (non-collateral)(3)
Base Rent	$4,070,655	$4,213,128	$21,233,420	$29,257,185
Value of Vacant Space	0	0	0	0
Gross Potential Rent	$4,070,655	$4,213,128	$21,233,420	$29,257,185
Less: Vacancy(4)	0	0	0	(932,188)
Effective Gross Income	$4,070,655	$4,213,128	$21,233,420	$28,324,997
Total Operating Expenses	0	0	0	8,835,882
Net Operating Income	$4,070,655	$4,213,128	$21,233,420	$19,489,115
TI/LC	0	0	0	226,900
Capital Expenditures	0	0	0	166,249
Net Cash Flow	$4,070,655	$4,213,128	$21,233,420	$19,095,966

(1)	Ground rent steps up from $4,070,655 to $4,213,128 beginning in March 15, 2019, then to $4,360,587 in March 15, 2024.
(2)
Calculated based on the unencumbered land appraised value of $260.0 million. The ground rent will reset on March 15, 2025 and per the ground lease is calculated as 8.1667% of the then fair market value of the land as unimproved and unencumbered.

(3)	Source: Appraisal.
(4)	Estimated Mark-to-Market Look-Through of Leasehold Interest (non-collateral) Vacancy represents 3.2% of gross income.

Property Management.    The 100 West 57th Street Property is self-managed.

Lockbox / Cash Management.    The 100 West 57th Street Loan is structured with a hard lockbox and in place cash management. All rents, revenues and receipts from the 100 West 57th Street Property (which, for so long as the Ground Lease remains in effect, will primarily consist of the ground rent) will be deposited directly by the ground lessee into a lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed in accordance with the 100 West 57th Street Loan documents. Upon a Cash Trap Period (as defined herein), excess cash flow will be collected by the lender. Additionally, from and after the Anticipated Repayment Date, all excess cash will be applied first to repay the outstanding principal of the 100 West 57th Street Loan Combination and then to repay all accrued additional interest.

A “Cash Trap Period” will commence upon the occurrence of: (i) an event of default, (ii) an “Event of Default” as defined in the Ground Lease by ground tenant under the ground lease beyond applicable notice, grace and cure periods, or (iii) the failure by the ground tenant, after the end of a calendar quarter, to maintain a ground rent coverage ratio of at least 1.10x, and shall end upon the earlier to occur of (1) the 100 West 57th Street Loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of the 100 West 57th Street Loan, (3) with respect to a Cash Trap Period in effect due to clause (i) above, for six consecutive months since the commencement of the most recent Cash Trap Period (A) no event of default has occurred and (B) no event that would trigger another Cash Trap Period has occurred, (4) with respect to a Cash Trap Period in effect due to clause (ii) above, for six consecutive months since the commencement of the most recent Cash Trap Period (A) no ground tenant “event of default” as defined in the Ground Lease is continuing and (B) no event that would trigger another Cash Trap Period has occurred or (5) with respect to a Cash Trap Period in effect due to clause (iii) above, for six consecutive months since the commencement of the most recent Cash Trap Period (A) no event of default has occurred and remains uncured, (B) no event that would trigger another Cash Trap Period has occurred and (C) the ground rent coverage ratio is at least equal to 1.15x.

Initial Reserves.    At closing, the borrower deposited $605,510 into the future rent reserve subaccount.

Ongoing Reserves.    Ongoing tax and insurance reserves are not required as long as the Ground Lease remains in full force and effect and the borrower provides evidence as required by the lender that the Ground Lease tenant has provided timely payment of all property taxes and insurance premiums. On a quarterly basis, the borrower will cause the ground tenant to deposit with the deposit bank the quarterly rent payment due under the Ground Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Anticipated Repayment Date.    The 100 West 57th Street Loan Combination has an Anticipated Repayment Date of November 5, 2019 and a stated maturity date of April 5, 2035. From and after the Anticipated Repayment Date, the interest rate will increase to 5.6169% to but excluding March 5, 2015. On the payment date occurring on March 5, 2025, the interest rate will increase to the greater of (i) 6.3669% and (ii) the then five-year swap spread plus 4.0600%. The difference between the adjusted interest rate and the initial interest rate is the additional Anticipated Repayment Date interest. From and after the Anticipated Repayment Date, all excess cash flow from the 100 West 57th Street Property, after payment of reserves, the interest calculated at the initial interest rate, and 100 West 57th Street Property operating expenses, will be applied to the outstanding principal balance of the 100 West 57th Street Loan Combination until repaid in full. The additional Anticipated Repayment Date interest which is not paid current from and after the Anticipated Repayment Date will accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 West 57th Street New York, NY 10019	Collateral Asset Summary – Loan No. 7 100 West 57th Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$40,000,000 60.0% 1.00x 2.3%

CARTIFACT

100 West 57th Street
100 West 57th Street
New York, NY 10019
Central Park
West New York
Union City
Hoboken
Jersey City
New York
MANHATTAN
QUEENS
BROOKLYN
ASTORIA
MIDTOWN
TIMES SQUARE
W 58TH STREET
CENTRAL PARK S
W 57TH STREET
E 57TH STREET
W 42ND STREET
SIXTH AVENUE
FIFTH AVENUE
MADISON AVENUE
PARK AVENUE
LEXINGTON AVENUE
SEVENTH AVENUE
EIGHTH AVENUE
BROADWAY
AVENUE OF THE AMERICAS

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsors:	Joseph J. Sitt; Yaron Jacobi
Borrower:	115 Mercer LLC
Original Balance:	$37,000,000
Cut-off Date Balance:	$37,000,000
% by Initial UPB:	2.6%
Interest Rate:	4.4000%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(1)
	Initial	Monthly
Taxes:	$9,646	$9,646
Insurance:	$0	Springing
Replacement:	$0	$125
TI/LC:	$0	$4,167
Free Rent:	$301,761	NAP
Required Repairs:	$25,000	NAP
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$4,933
Balloon Balance / Sq. Ft.:	$4,933
Cut-off Date LTV:	63.8%
Balloon LTV:	63.8%
Underwritten NOI DSCR(2):	1.63x
Underwritten NCF DSCR(2):	1.59x
Underwritten NOI Debt Yield:	7.3%
Underwritten NCF Debt Yield:	7.1%
Underwritten NOI Debt Yield at Balloon:	7.3%
Underwritten NCF Debt Yield at Balloon:	7.1%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Retail
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1900 / 2008
Total Sq. Ft.:	7,500
Property Management:	Thor Management Company LLC
Underwritten NOI:	$2,685,004
Underwritten NCF:	$2,632,064
Appraised Value:	$58,000,000
Appraisal Date:	December 1, 2014

Historical NOI(3)
Most Recent NOI:	NAV
2013 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (December 1, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payments. Based on an assumed 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.21x and 1.18x, respectively.

(3)
The sponsor purchased the 115 Mercer Property in December 2013 and bought out the existing retail tenants. Derek Lam (54.7% NRA) signed a lease in April 2014 and took possession of its space in July 2014.  The Kooples Bloom (45.3% of NRA) signed a lease in July 2014 and took possession of its space on October 3, 2014. As such, Historical NOI is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

Tenant Summary
	Ratings (Fitch/Moody’s/S&P)	Total Sq. Ft.	% of Total Sq. Ft.	Annual UW Base Rent PSF	% of Annual UW Base Rent	Lease Expiration(1)
Derek Lam	NR/NR/NR	2,300	30.7%	$589.13	48.4%	11/30/2024
The Kooples Bloom(2)	NR/NR/NR	2,100	28.0%	$651.19	48.8%	10/31/2024
Ground Floor Retail		4,400	58.7%	$618.75	97.2%
Derek Lam - Basement	NR/NR/NR	1,800	24.0%	$25.00	1.6%	11/30/2024
The Kooples Bloom - Basement	NR/NR/NR	1,300	17.3%	$25.00	1.2%	10/31/2024
Total Major Tenants		7,500	100.0%	$373.33	100.0%
Vacant		0	0.0%
Total / Wtd. Avg.		7,500	100.0%

(1)	The tenants do not have any termination or renewal options.
(2)
The Kooples Bloom took possession of its space in October 2014, and is entitled to a free rent period until the earlier of (i) March 2, 2015 or (i) the store opening to the public for business. Reserves in the amount of $301,761 were established on the closing date to cover base rent through March 2015.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2020	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2021	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2022	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2023	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2024	2	7,500	100.0%	7,500	100.0%	$373.33	100.0%	100.0%
2025	0	0	0.0%	7,500	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	7,500	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	NAP	NAP			NAP	NAP
Total / Wtd. Avg.	2	7,500	100.0%			$373.33	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

The Loan.    The 115 Mercer loan (the “115 Mercer Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in two retail condominium units totaling 7,500 sq. ft. located on the ground floor and basement of 115 Mercer Street, between Spring Street and Prince Street, (the “115 Mercer Property”) with an original principal balance of $37.0 million. The 115 Mercer Loan has a 10-year term and pays interest only at a fixed rate equal to 4.4000% for the loan term. Loan proceeds were used to retire existing debt of approximately $18.0 million, fund reserves of approximately $0.3 million and pay closing costs of approximately $1.2 million, giving the borrower a return of equity of approximately $17.5 million. Based on the appraised value of $58.0 million as of December 1, 2014, the cut-off date LTV ratio is 63.8% and the remaining implied equity is $21.0 million. The most recent prior financing of the 115 Mercer Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$37,000,000	100.0%	Loan Payoff	$17,973,227	48.6%
			Reserves	$336,407	0.9%
			Closing Costs	$1,190,721	3.2%
			Return of Equity	$17,499,644	47.3%
Total Sources	$37,000,000	100.0%	Total Uses	$37,000,000	100.0%

The Borrower / Sponsor.    The borrower, 115 Mercer LLC is a single purpose Delaware limited liability company structured to be bankruptcy-remote with one independent director in its organizational structure.  The sponsors of the borrower and the nonrecourse carve-out guarantors are Joseph J. Sitt and Yaron Jacobi, on a joint and several basis.

Joseph J. Sitt is the founder and CEO of Thor Equities. Thor Equities specializes in urban real estate projects and public/private partnerships in the United States, Latin America and Europe. Nationally, Thor Equities has completed development and preservation projects in New York City, Chicago, Philadelphia, Atlanta, Detroit, Baltimore, Puerto Rico, Cincinnati, South Florida, Orlando, San Francisco and Norfolk, Virginia. Yaron Jacobi is the co-founder of Premier Equities, a commercial real estate investment firm with a current portfolio of 33 properties. Premier Equities acquires, develops, owns and manages real estate properties in New York and Miami since 1989. The company focuses on retail and office commercial properties and is based in New York, New York.

The Property.    The 115 Mercer Property consists of two retail condominium units totaling 7,500 sq. ft. located on the ground floor and basement within a 7-story mixed use building in the SoHo neighborhood of Manhattan. The mixed use portion includes eight residential condominium units located on floors 2 through 7 and is not collateral for the 115 Mercer Loan. Only the ground floor and basement retail space serve as collateral for the 115 Mercer Loan.

The ground floor retail features large glass storefronts with 50 feet of frontage along Mercer Street. As of December 1, 2014, the 115 Mercer Property is 100.0% occupied by two retail tenants: Derek Lam and The Kooples Bloom. After the sponsor’s acquisition of the 115 Mercer Property, the two previous tenants were bought out and replaced with the current tenants. The two tenants, Derek Lam and The Kooples Bloom, have lease expirations in November 2024 and October 2024, respectively, which are near the term of the 115 Mercer Loan. No tenants at the 115 Mercer Property report sales.

Environmental Matters.    The Phase I environmental report dated November 24, 2014 recommended no further action at the 115 Mercer Property.

Major Tenants.

The Kooples Bloom (3,400 sq. ft., 45.3% of NRA, 50.0% of U/W Base Rent) The Kooples Bloom is a ready-to-wear French fashion label that is headquartered in Paris with stores across Europe and in the United States. Founded in 2008, The Kooples Bloom defines its products as “high-end accessible” aimed at the young and affluent demographic. The company is known for its mix of rock, trendy and dandy style designed for both men and women. As of year-end 2013, The Kooples Bloom had 339 points of sale in 12 countries (UK, Continental Europe and United States), including 17 stores in London. In 2011, LBO France, a Paris-based private equity firm, acquired a 20% stake in the company. While current financials are not available, per LBO France’s website, The Kooples Bloom posted $146 million euro in revenue in 2013. The Kooples Bloom brand is currently sold in a number of retail department stores including Saks, Bloomingdales, Nordstrom and Barneys. The 115 Mercer Street location will be the Kooples Bloom third New York City retail location, in addition to their 3,592 sq. ft. 401 West 14th Street location in the Meatpacking District and their newly signed lease at the World Trade Center. They plan on opening 40 stand-alone locations across America within the next year. The Kooples Bloom does not report sales.

Derek Lam (4,100sq. ft., 54.7% of NRA, 50.0% of U/W Base Rent) Founded in 2003, Derek Lam International, Inc. is a designer brand clothing line based in New York City. The label is defined as distinctive taste on luxury, anchored in the tradition of classic American sportswear. Derek Lam is encapsulated under the Sandbridge Capital umbrella, in their investment fund that makes growth-equity investments in middle market consumer brands and owns such companies as Bonobos, Rossignol, BackJoy, Stio, TopShop, Tamara Mellon and Karl Lagerfield. Since opening the first boutique store in New York in 2010, Derek Lam has expanded to include handbags, shoes, eyewear and the more accessible Derek Lam 10 Crosby Line. Derek Lam’s 115 Mercer Street location will debut its first

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

standalone Derek Lam 10 Crosby line, which will carry exclusive collections from the designers diffusion line. Derek Lam’s other New York City location is located at 746 Madison Avenue. Derek Lam does not report sales.

The Market.    The 115 Mercer Property is located on the west side of Mercer Street between Spring Street and Prince Street within the SoHo neighborhood of Manhattan. SoHo is bounded by Houston Street to the north, West Broadway to the west, Canal Street to the south and Broadway to the east. SoHo is primarily an improved commercial and residential location with properties that are generally similar in age and structure, ranging from 5-story to 15-story loft buildings, many of which have undergone conversion. The 115 Mercer Property benefits from its close proximity to the heavily trafficked avenues and streets of Broadway, Houston and Canal.

The 115 Mercer Property is located within walking distance of various forms of public transportation.  The A, C, E subway lines travel to Canal Street, 1, 2, 3 subway lines travel to Houston and Canal Streets and the N, R, Q, W subway lines to Canal Street as well. Additionally, the M21 bus travels cross-town on Houston Street while the M1 and M6 bus run north and south on Broadway.

New York City retail vacancy ended Q3 of 2014 at 3.4% with average retail rental rates at $95.23 PSF. SoHo retail rents have increased 8.5% over the past five years due to the influx of high end retail tenants, while vacancy remained low. The average ground floor retail asking rent as of Q3 2014 was $470 PSF, an increase of 0.2% from $469 PSF the same time last year while vacancy is at 2.8% of the approximately 5.3 million sq. ft. of retail space according to a market research report. The prime SoHo corridors of Broadway, Spring Street and Prince Street have experienced a significant increase in market rental rates, with asking rents above $1,000 PSF of grade space. After adjustment to the comparable leases, a range of $590.88 to $638.25 PSF gross was revealed with an average of $618.22 PSF. The SoHo retail market has continued to remain a destination of national and international retailers with flagship stores. The tables below include market rent conclusions and lease comparables.

Market Rent Conclusions(1)
Lease Assumptions	Ground Floor – Unit 1A	Ground Floor – Unit 1B	Basement
Total Tenant Sq. Ft.	2,100	2,300	1,300 (Unit 1A), 1,800 (Unit 1B)
Market Rent (PSF)	$650.00	$600.00	$25.00
Concessions (Free Rent)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)	6 months (new) / 3 months (renewals)
Annual Escalation	3%	3%	3%
Tenant Improvements (New)	None	None	None
Tenant Improvements (Renewals)	None	None	None
Average Lease Term	10 years	10 years	10 years
(1)	Source: Appraisal.

Lease Comparables(1)
Property	Tenant	Frontage	Sq. Ft.	Base Rent (PSF)	Lease Term (yrs.)	Reimbursements
111 Greene Street	Jimmy Choo	Greene Street	1,800	$525.00	10	Gross
101 Greene Street	Sonos	Greene Street	4,194	$495.00	10	Gross
93 Greene Street	Reed Krakoff	Greene Street	3,000	$500.00	10	Gross
87 Mercer Street	Italia Independent	Greene Street	1,350	$367.00	10	Gross
114 Prince Street	David Yurman	Prince Street	4,150	$1,050.00	10	Gross
151 Prince Street	John Lauren	W. Broadway / Prince Street	524	$712.00	10	Gross
100 Greene Street	MCM Luggage	Greene Street	4,400	$425.00	10	Gross
76 Greene Street	Joseph	Greene Street	7,350	$353.00	10	Gross
(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

Cash Flow Analysis.

Cash Flow Analysis(1)
	U/W	U/W PSF
Base Rent(2)	$2,884,000	$384.53
Value of Vacant Space	0	0.00
Gross Potential Rent	$2,884,000	$384.53
Total Recoveries	139,301	18.57
Total Other Income	0	0.00
Less: Vacancy (3)	(90,699)	(12.09)
Effective Gross Income	$2,932,602	$391.01
Total Operating Expenses	247,599	33.01
Net Operating Income	$2,685,004	$358.00
TI/LC	52,500	7.00
Capital Expenditures	440	0.06
Net Cash Flow	$2,632,064	$350.94
(1) The tenant The Kooples Bloom was delivered their space on September 23, 2014; as such, Historical NOI and NCF are not available.
(2)  U/W Base Rent includes $84,000 in rent steps through July 2015.
(3)  U/W Vacancy represents 3.0% of gross income.

Property Management.    The 115 Mercer Property is managed by Thor Management Company LLC, a borrower affiliate.

Lockbox / Cash Management.    The 115 Mercer Loan is structured with a hard lockbox and in place cash management. Tenants are required to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender. Provided no Trigger Period (as defined herein) exists, all funds in the cash management account after payment of all required monthly debt service and reserve amounts due under the 115 Mercer Loan documents will be remitted to the borrower.

A “Trigger Period” will commence (i) upon the occurrence of an event of default, (ii) if, as of any quarterly testing date, the DSCR is less than 1.40x (a “Low Debt Service Period”), or (iii) upon the commencement of a Lease Sweep Period (as defined herein), and will end, (A) with respect to a Trigger Period continuing due to clause (i) above, upon the cure of such event of default, (B) with respect to a Trigger Period continuing due to clause (ii) above, if the DSCR is at least 1.45x for two consecutive calendar quarters, or (C) with respect to a Trigger Period continuing due to clause (iii) above, when such Lease Sweep Period has ended and no other Lease Sweep Period is then continuing.

A “Lease Sweep Period” will commence on the first monthly payment date following the occurrence of any of the following (i) the date that is twelve months prior to the earliest stated expiration of a Lease Sweep Lease (as defined herein), (ii) the receipt by borrower or manager of a notice from any tenant under a Lease Sweep Lease exercising its right to terminate its lease sweep space, (iii) the date on which a Lease Sweep Tenant Party surrenders, cancels or terminates its Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date or the date on which a Lease Sweep Tenant Party delivers to the borrower or property manager a notice that it intends to surrender, cancel or terminate its Lease Sweep Lease (or any material portion thereof) prior to its then current expiration date, (iv) upon a Lease Sweep Tenant Party insolvency proceeding, (v) upon the occurrence of a monetary or material non-monetary default under a Lease Sweep Lease by the tenant thereunder that continues beyond any applicable notice and cure period, or (vi) the date that any Lease Sweep Tenant Party discontinues its business in the space demised under the applicable Lease Sweep Lease.

The “Lease Sweep Lease” means (i) the Derek Lam lease, (ii) The Kooples Bloom lease or (iii) any replacement lease that, either individually or when taken together with any other lease with the same tenant (or its affiliate), covers a majority of the space demised pursuant to the Lease Sweep Lease that is being replaced.  A “Lease Sweep Tenant Party” means the tenant under a Lease Sweep Lease.

Initial Reserves.    At closing, the borrower deposited (i) $9,646 into a tax reserve account, (ii) $25,000 into a required repairs account and (iii) $301,761 into a free rent reserve account for rent associated with The Kooples Bloom lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $9,646 into a tax reserve account, (ii) $125 into a replacement reserve account and (iii) $4,167 into a TI/LC reserve account. The borrower will also be required to deposit 1/12 of the annual insurance premiums into the insurance reserve on a monthly basis if an acceptable blanket insurance policy is no longer in place. Upon the occurrence of a Lease Sweep Period, all excess cash flow, in addition to any termination payments made under the Lease Sweep Lease, will be deposited into the lease sweep reserve account.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115 Mercer Street New York, NY 10012	Collateral Asset Summary – Loan No. 8 115 Mercer	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$37,000,000 63.8% 1.59x 7.3%

115 Mercer
115 Mercer Street
New York, NY 10012
GREENWICH VILLAGE
NOHO
BOWERY
NOLITA
SOHO
HUDSON SQUARE
LITTLE ITALY
CHINATOWN
CIVIC CENTER
Washington Square Park
NYU Washington Square Village
NYU Silver Towers
NYU Sports Center
West Houston Street
Canal Street
Prince Street
Spring Street
Broome Street
Grand Street
Bleecker Street
New York
MANHATTAN
SoHo
BROOKLYN
Upper East Side
Upper West Side
Astoria
Long Island City
Midtown
Hoboken
Jersey City
Financial District

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Jared Kushner
Borrower:	Leland Point Owner LP
Original Balance:	$34,500,000
Cut-off Date Balance:	$34,500,000
% by Initial UPB:	2.5%
Interest Rate(1):	4.9900%
Payment Date:	5th of each month
First Payment Date:	January 5, 2014
Anticipated Repayment Date(1):	December 5, 2023
Maturity Date:	December 5, 2043
Amortization:	Interest only for first 60 months; 360 months thereafter, ARD
Additional Debt:	None
Call Protection:	L(39), D(78), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$159,814	$39,953
Insurance:	$160,000	Springing
Replacement:	$0	$25,834
Required Repairs:	$62,000	NAP
Required Townhome Renovation(4):	$623,715	NAP

Financial Information
Cut-off Date Balance / Unit:	$32,857
Balloon Balance / Unit:	$30,298
Cut-off Date LTV:	50.4%
Balloon LTV:	46.5%
Underwritten NOI DSCR(3):	1.50x
Underwritten NCF DSCR(3):	1.38x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	9.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Pittsburgh, PA
Year Built / Renovated:	1953 / 2014
Total Units:	1,050
Property Management:	Kadima Management Associates, LLC
Underwritten NOI:	$3,328,585
Underwritten NCF:	$3,066,085
“As Is” Appraised Value:	$68,400,000
“As Is” Appraisal Date:	December 1, 2014

Historical NOI(4)
Most Recent NOI:	$2,936,742 (T-12 November 30, 2014)
2013 NOI:	$1,622,993 (December 31, 2013)
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(4)
Most Recent Occupancy:	90.4% (December 31, 2014)
2013 Occupancy:	81.0% (December 31, 2013)
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
If the Residences of South Hills Loan is not repaid in full by the Anticipated Repayment Date, the interest rate will increase to 4.0000% plus the greater of (i) 4.9900% and (ii) the then current ten-year swap spread.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.91x and 1.76x, respectively.
(4)	The property was renovated from 2011 to 2014. At closing, the borrower deposited $623,715 in the Required Townhome Renovation reserve account to finish the renovation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

Unit Mix Summary(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate Per Unit	Average Monthly Rental Rate PSF	Average Market Monthly Rental Rate Per Unit(2)
Studio	8	0.8%	7	87.5%	416	$503	$1.21	$506
1 Bed / 1 Bath	317	30.2%	292	92.1%	552	$582	$1.05	$582
2 Bed / 1 Bath	561	53.4%	513	91.4%	721	$682	$0.95	$700
3 Bed / 1 Bath	164	15.6%	137	83.5%	763	$777	$1.02	$800
Total / Wtd. Avg.	1,050	100.0%	949	90.4%	675	$664	$0.98	$679
(1)	Based on a rent roll dated December 31, 2014.
(2)	Source: Appraisal.

The Loan.     The Residences of South Hills loan (the “Residences of South Hills Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 1,050 unit garden multifamily property located at 5492 Young Ridge Drive in Pittsburgh, Pennsylvania (the “Residences of South Hills Property”) with an original principal balance of $34.5 million. The Residences of South Hills Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60 month interest only period. The Residences of South Hills Loan accrues interest at a fixed rate equal to 4.9900% and has a cut-off date balance of $34.5 million. Loan proceeds together with an equity contribution of $861,089 were used to retire previous debt of approximately $33.9 million, fund reserves of approximately $1.0 million and pay closing costs of approximately $0.4 million. Based on the appraised value of $68.4 million as of December 1, 2014, the cut-off date LTV is 50.4%. The most recent prior financing of the Residences of South Hills Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,500,000	97.6%	Loan Payoff	$33,911,703	95.9%
Sponsor Equity	$861,089	2.4%	Reserves	$1,005,528	2.8%
			Closing Costs	$443,858	1.3%
Total Sources	$35,361,089	100.0%	Total Uses	$35,361,089	100.0%

The Borrower / Sponsor.    The borrower, Leland Point Owner LP, is a single purpose Delaware limited partnership structured to be bankruptcy-remote, with one independent director in its organizational structure.  The sponsor of the borrower and the non-recourse carve-out guarantor is Jared Kushner.

Jared Kushner is the CEO of Kushner Companies, a diversified real estate organization founded in 1985 and headquartered in New York City. Kushner Companies is responsible for the ownership, management, development and redevelopment of numerous properties. Kushner Companies’ portfolio consists of more than 20,000 multi-family apartments, as well as 12 million square feet of office, industrial and retail space throughout New York, New Jersey, Pennsylvania, Maryland, Ohio and Illinois.

When the sponsor acquired the Residences of South Hills Property in June 2011, the property was poorly managed and was approximately 57.0% occupied.  Upon taking ownership, the sponsor embarked on a business plan to improve the asset and tenant quality.   The sponsor instituted professional management and invested approximately $7.0 million to build a new clubhouse and leasing center, to renovate over 400 apartments, and to upgrade every hallway.  During this time, the sponsor evicted low-quality tenants, ultimately reducing occupancy to a low of 40.0%, before climbing to 90.4% as of December 31, 2014. The property manager, Kadima Management Associates, LLC is an affiliate of Westminster Management. Westminster Management is the sponsor’s in-house property manager, which manages over 20,000 garden apartments across six states, including New York, New Jersey, Maryland, Pennsylvania, Ohio and Indiana.

The Property.    The Residences of South Hills Property is a 1,050-unit garden-style multifamily property with more than 74 freestanding two and three story buildings located at 5492 Young Ridge Drive in Pittsburgh, Pennsylvania. It is located on a 56.1-acre site and was originally constructed in 1953 with recent renovations in the amount of over $7.0 million completed since 2011. The Residences of South Hills Property is 90.4% occupied as of December 31, 2014.

The exterior of the property consists of masonry frame with brick veneer, and trim. The buildings have double pane vinyl sliding windows. All buildings have pitched roofs with a built-up composition shingle covering.

Renovated units include fully renovated and expanded kitchens, new flooring, cabinetry, appliances, and new kitchen and bath fixtures.  Upgrades were also made to the common areas including the clubhouse, leasing building and building exteriors. In addition, one multifamily building was converted to be used as a leasing office, clubhouse, fitness center, and model unit showcase. This building previously housed seven units bringing the current total unit count to 1,050 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

Amenities at the Residences of South Hills Property include a community pool, a fitness center, picnic areas, a clubhouse with private deck, two children’s playgrounds, a basketball court, a business center, a private party room coming soon, a media center and a residents lounge. Laundry facilities are located in each building throughout the property and a small number of apartment units provide washer/dryer connections.

Environmental Matters.    The Phase I environmental report dated December 22, 2014, recommended no further actions at the Residences of South Hills Property.

The Market.    The Residences of South Hills Property is located in Pittsburgh, Pennsylvania, within Allegheny County, which is part of the Pittsburgh Metropolitan Statistical Area (the “Pittsburgh MSA”). According to the appraiser, the Pittsburgh MSA had a 2014 total population of 2,356,430 and an unemployment rate of 6.8% as of 2013. The major local employers include health services and education, with other income generated from sports entertainment, conferences and visitors. Newer drivers of economic opportunity involve the nascent growth of a technical knowledge industry, buttressed by post-secondary institutions, on the higher end of the income scale, with retail and service employment on the lower end of the income scale. Google is among several Fortune 500 companies that have regional offices in Pittsburgh. According to market reports, the median household income for Pittsburgh MSA in 2014 is $50,870 which is below the state median income of $52,222. However, within a three-mile radius of the Residences of South Hills Property, the median household income is approximately $57,572.

The Residences of South Hills Property is located in close proximity to major traffic arteries, Pennsylvania 51, Highway 19, Highway 30 and Interstate 79. The Residences of South Hills Property is located within 10 miles of downtown Pittsburgh, Pennsylvania, reachable by a bus-line that goes through The Residences of South Hills Property. The Residences of South Hills Property is also located in close proximity to Century III mall, a 1.3 million sq. ft. regional mall. The Century III mall is approximately one mile east of the The Residences of South Hills Property and can be conveniently accessed by bus service with a stop at The Residences of South Hills Property. The mall is anchored by Macy’s, JCPenney’s, Dick’s Sporting Goods, and Sear’s. There is also a Sam’s Club, Super Walmart, and Best Buy immediately surrounding the mall.

As of Q3 2014 the Pittsburgh, Pennsylvania market had a total apartment inventory of 86,912 units with 2,819 units vacant indicating a current vacancy rate of 3.2%. There were 303 units completed last quarter, whereas there were 707 units added in the last year.  As of Q3 2014, the property’s submarket, the Whitehall/Baldwin/Mifflin submarket, contained 5,282 units, 5.0% of which were vacant. There is one project currently under construction in the submarket totaling 51 units and 2 projects totaling 193 units either planned or proposed.  There were no supply additions in 2013 or through Q3 2014.

Competitive Set(1)
Name	Residences of South Hills Property	Whitehall Place Apartments	Cloverleaf Village	Pine Ridge Apartments	Lindenbrook Apartments	Squires Manor
Year Built	1953	1948	1953	1988	1978	1975
Distance	NAP	2.0 Miles	0.6 Miles	15.7 Miles	4.4 Miles	3.1 Miles
Total Occupancy	90.4%(2)	100.0%	97.0%	100.0%	99.0%	97.0%
No. of Units	1,050(2)	789	148	114	366	132
Avg. Rental Rent Range	$503 – $777(2)	$392 – $715	$689 – $889	$625 - $975	$720 - $960	$730 - $860
(1)	Source: Appraisal.
(2)	Based on a rent roll dated December 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

Cash Flow Analysis.

Cash Flow Analysis
	2013	T-12 11/30/2014	Appraisal(1)	U/W	U/W per Unit
Gross Potential Rent	$8,476,504	$8,559,329	$8,549,304	$8,270,520	$7,877
Total Recoveries	0	0	0	0	0
Total Other Income	500,904	580,881	899,480	717,140	683
Less: Vacancy, Collection Loss (2)	(1,946,271)	(1,683,673)	(643,425)	(896,969)	(854)
Effective Gross Income	$7,031,137	$7,456,536	$8,805,359	$8,090,692	$7,705
Total Expenses	5,408,144	4,519,794	4,269,870	4,762,107	4,535
Net Operating Income	$1,622,993	$2,936,742	$4,535,489	$3,328,585	$3,170
Capital Expenditures	0	0	262,500	262,500	250
Net Cash Flow	$1,622,993	$2,936,742	$4,272,989	$3,066,085	$2,920

(1)	Source: Appraisal.
(2)	U/W Vacancy represents 9.0% of gross income.

Property Management.    The Residences of South Hills Property is managed by Kadima Management Associates, LLC, a sponsor affiliate.

Lockbox / Cash Management.     The Residences of South Hills Loan is structured with a soft lockbox and springing cash management. All rents from the Residences of South Hills Property are required to be deposited directly by the tenants or by the borrower or property manager within two business days of receipt and all sums deposited in the lockbox account will be transferred daily to a lender controlled account at a financial institution selected by the lender, to be applied to payment of all monthly amounts due under the loan documents. Following the commencement of any Cash Management Period (as defined below), funds deposited into the clearing account are required to be swept daily by the clearing bank into a lender controlled deposit account, where the funds are required to be disbursed in accordance with the loan agreement. During a Cash Management Period, excess cash flow is deposited into a cash collateral account.

A “Cash Management Period” will commence upon the occurrence of (i) the Anticipated Repayment Date, (ii) an event of default or (iii) the failure by the borrower, after the end of a calendar quarter, to maintain the debt service coverage ratio of at least 1.20x; and will end upon lender giving notice to the borrower and the clearing bank that the Cash Management Period has ended, which notice the lender will only be required to give if (1) the loan and all other obligations under the loan documents have been repaid in full, (2) there has been a full defeasance of the loan or (3) the Anticipated Repayment Date has not occurred and for six consecutive months since the commencement of the existing Cash Management Period (A) no default or event of default has occurred, (B) no event that would trigger another Cash Management Period has occurred and (C) the debt service coverage ratio is at least equal to 1.25x.

Initial Reserves.    At closing, the borrower deposited (i) $159,814 into a tax reserve account, (ii) $160,000 into an insurance reserve account, (iii) $62,000 into the required repairs account and (iv) $623,715 into the Required Townhome Renovation reserve account, which amount has since been released to the borrower.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $39,953, into a tax reserve account and (ii) $25,834 into a replacement reserve account. The borrower is also required to deposit 1/12 of the estimated annual insurance premiums into an insurance account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Anticipated Repayment Date.    The Residences of South Hills Loan has an Anticipated Repayment Date of December 5, 2023 and a stated maturity date of December 5, 2043. From and after the Anticipated Repayment Date, the interest rate will increase to 4.0000% plus the greater of (i) 4.9900% and (ii) the then current ten-year swap spread. From and after the Anticipated Repayment Date, all excess cash flow from the Residences of South Hills Property, after payment of reserves, the interest calculated at the initial interest rate, and Residences of South Hills Property operating expenses, will be applied to the outstanding principal balance of the Residences of South Hills Loan until repaid in full. The additional Anticipated Repayment Date interest that is not paid current from and after the Anticipated Repayment Date will accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5492 Young Ridge Drive Pittsburgh, PA 15236	Collateral Asset Summary – Loan No. 9 Residences of South Hills	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,500,000 50.4% 1.38x 9.6%

Residences of South Hills
5492 Young Ridge Drive
Pittsburgh, PA 15236
Pittsburgh
McKees Rocks
Ingram
Thornburg
Crafton
Rosslyn Farms
Green Tree
Carnegie
Heidelberg
Dormont
Mt Oliver
Brentwood
Baldwin
Castle Shannon
Bridgeville
Bethel Park
Pleasant Hills
Wilkinsburg
Edgewood
Forest Hills
Swissvale
Braddock Hills
Rankin
Braddock
Homestead
Whitaker
Munhall
West Homestead
Duquesne
West Mifflin
Dravosburg
Mckeesport
Port Vue
Glassport
Liberty
Clairton
Lincoln
Elizabeth
Elrama
Finleyville
Allegheny County Airport
Century III Mall
Community College of Allegheny-South
Jefferson Regional Medical Center
South Hills Village
St Clair Hospital
Univ of Pittsburgh Medical Center
University of Pittsburgh
Duquesne University
Mellon Arena
Heinz Field
PNC Park
Southside Works
The Waterfront
Sandcastle Waterpark
Kennywood Park
Parkway Center Mall
CARTIFACT

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	James Pollock
Borrower:	321 Middlefield LLC
Original Balance:	$32,500,000
Cut-off Date Balance:	$32,500,000
% by Initial UPB:	2.3%
Interest Rate:	4.2100%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest only for first 60 months, 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	$13,570
Insurance:	$0	Springing
Replacement:	$0	$745
TI/LC:	$1,136,075	$10,434
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$727
Balloon Balance / Sq. Ft.:	$662
Cut-off Date LTV:	63.1%
Balloon LTV:	57.5%
Underwritten NOI DSCR(2):	1.46x
Underwritten NCF DSCR(2):	1.39x
Underwritten NOI Debt Yield:	8.6%
Underwritten NCF Debt Yield:	8.2%
Underwritten NOI Debt Yield at Balloon:	9.4%
Underwritten NCF Debt Yield at Balloon:	9.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Medical Office
Collateral:	Fee Simple
Location:	Menlo Park, CA
Year Built / Renovated:	1962 / 2009
Total Sq. Ft.:	44,719
Property Management:	Pollock Realty Corporation; Jeffrey Ord Pollock
Underwritten NOI:	$2,794,706
Underwritten NCF:	$2,659,207
Appraised Value:	$51,500,000
Appraisal Date:	November 20, 2014

Historical NOI
Most Recent NOI:	$2,921,352 (T-12 June 30, 2014)
2013 NOI:	$2,668,302 (December 31, 2013)
2012 NOI:	$2,720,735 (December 31, 2012)
2011 NOI:	$2,742,587 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 18, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.01x and 1.92x, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	Annual U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration(2)
Stanford Hospital & Clinics(3)	AAA/Aaa/AAA	18,645	41.7%	$65.10	41.7%	7/31/2018
Lucile Packard Childrens Hospital(4)	AAA/Aaa/AAA	15,211	34.0%	$65.10	34.0%	7/31/2018
Dr. Jon Starr(5)	NR/NR/NR	2,876	6.4%	$65.10	6.4%	7/31/2018
Dr. Scott Fross(6)	NR/NR/NR	2,492	5.6%	$65.10	5.6%	7/31/2018
Dr. Michelle DeMarta(7)	NR/NR/NR	2,272	5.1%	$62.90	4.9%	7/31/2019
Total Major Tenants		41,496	92.8%	$64.98	92.6%
Remaining Tenants		3,223	7.2%	$66.47	7.4%
Total Occupied Collateral		44,719	100.0%	$65.09	100.0%
Vacant		0	0.0%
Total		44,719	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	None of the tenants at the Stanford Medical Office Building Property have termination options.
(3)	Stanford Hospital & Clinics has three, 5-year extension options, each with a 6-month notice.
(4)	Lucile Packard Childrens Hospital has three, 5-year extension options, each with a 6-month notice.
(5)	Dr. Jon Starr has two, 5-year extension options, each with a 6-month notice.
(6)	Dr. Scott Fross has two, 5-year extension options, each with a 6-month notice.
(7)	Dr. Michelle DeMarta has two, 5-year extension options, each with a 6-month notice.

Lease Rollover Schedule
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	7	42,447	94.9%	42,447	94.9%	$65.20	95.1%	95.1%
2019	1	2,272	5.1%	44,719	100.0%	$62.90	4.9%	100.0%
2020	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
2021	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
2022	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
2023	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
2025	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	44,719	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	44,719	100.0%	NAP	NAP
Total / Wtd. Avg.	8	44,719	100.0%			$65.09	100.0%

The Loan.    The Stanford Medical Office Building loan (the “Stanford Medical Office Building Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a Class A medical office building totaling 44,719 sq. ft. located in Menlo Park, California (the “Stanford Medical Office Building Property”) with an original principal balance of $32.5 million.  The Stanford Medical Office Building Loan has a 10-year term and is structured with an initial 60-month interest only period and amortizes on a 30-year schedule, thereafter. The Stanford Medical Office Building Loan accrues interest at a fixed rate equal to 4.2100% and has a cut-off date balance of $32.5 million. Loan proceeds were used to retire existing debt of approximately $24.9 million, fund upfront reserves of approximately $1.1 million, pay closing costs of approximately $0.8 million and return equity of approximately $5.6 million to the borrower. Based on the appraised value of $51.5 million as of November 20, 2014, the cut-off date LTV ratio is 63.1% with remaining implied equity of $19.0 million. The most recent prior financing of the Stanford Medical Office Building Property was included in the MSC 2011-C1 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$32,500,000	100.0%	Loan Payoff	$24,914,300	76.7%
			Reserves	$1,136,075	3.5%
			Closing Costs	$807,881	2.5%
			Return of Equity	$5,641,744	17.4%
Total Sources	$32,500,000	100.0%	Total Uses	$32,500,000	100.0%

The Borrower / Sponsor.    The borrower, 321 Middlefield LLC is a single purpose California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and non-recourse carve-out guarantor is James Pollock.

James Pollock is the president and founder of Pollock Financial Group (“PFG”). PFG was founded in 1960 and serves as a financial services firm, offering asset management, financial planning, estate planning, wealth transfer planning, real estate investment and income tax planning services. PFG is headquartered in Portola Valley, California but has invested in properties all over the western United States and Texas. PFG has been very active in the real estate industry since 1978, having sold over 80 properties, totaling about 7.5mm sq. ft. of office and industrial space and over 2,800 multifamily units. PFG’s portfolio includes downtown office buildings, suburban office buildings, industrial properties, shopping centers and apartments currently valued at approximately $84.5 million.

The Property.    The Stanford Medical Office Building Property is located in Menlo Park, California on the corner of Middlefield Road and Linfield Drive. Constructed in 1962 and renovated in 2009, the Stanford Medical Office Building Property consists of a single two-story medical office building totaling 44,719 sq. ft. and as of December 18, 2014 was 100.0% leased to 8 tenants. Each of the tenant’s space is fully renovated as either a medical or dental space and is viewed as one of the premier medical office complexes in the San Francisco Peninsula. The eight tenant suites range in sizes from 260 sq. ft. to 18,645 sq. ft. The property offers 234 surface parking spaces, resulting in a ratio of 5.23 spaces per 1,000 sq. ft. The two largest tenants at the property (75.7% of NRA, 75.7% of U/W Base Rent) are affiliated with Stanford University, which is rated AAA/Aaa/AAA by Fitch/Moody’s/S&P.

The borrower acquired the Stanford Medical Office Building Property in 2006 and shortly thereafter in 2009 stripped the building down to shell condition to begin the conversion into a medical office. In addition to building out the property to hospital grade medical office, the sponsor had the asset rezoned as medical office, resulting in a total conversion cost of $16.0 million ($358 PSF). The sponsor’s total cost basis in the Stanford Medical Office Building Property is approximately $29.8 million ($655 PSF).

Environmental Matters.    The Phase I environmental report dated December 4, 2014 recommended no further action at the Stanford Medical Office Building Property.

Major Tenants.

Stanford Hospital & Clinics (18,645 sq. ft.; 41.7% of NRA; 41.7% of U/W Gross Rent) Stanford Hospital & Clinics is part of the Stanford University Medical Center along with the Lucile Packard Childrens Hospital and the Stanford University School of Medicine. It is world-renowned for its work in cardiovascular medicine and surgery, organ transplantation, neurology, neurosurgery, and cancer diagnosis and treatment. The hospital has nearly 40,000 room visits per year and hosts 20,000 inpatients yearly. In 2007, Stanford Hospital was ranked by U.S. News & World Report as the 15th-best hospital out of 5,462 medical centers in the United States. Stanford Hospital & Clinics is known worldwide for advanced patient care provided by its physicians and staff, particularly for the treatment of rare, complex disorders. At the property, Stanford Hospital & Clinics provides a variety of specialty services that include rehabilitation services, pain management, neurology, autism, occupational therapy, as well as speech and language therapy. The tenant has been at the property since it was repositioned and has a lease that expires on July 31, 2018, with three, 5-year extension options each with a 6-month notice period.

Lucile Packard Childrens Hospital (15,211 sq. ft.; 34.0% of NRA; 34.0% of U/W Gross Rent) Founded in 1991, Lucile Packard Childrens Hospital (“LPCH”) is a children’s hospital which is part of the Stanford University system. It is staffed by over 650 physicians and 4,750 staff and volunteers, who specialize in the care of babies, children, adolescents, and expectant mothers. LPCH has been rated as the #10 best children’s hospital in the United States by U.S. News & World Report, which is notable because it is also the youngest hospital on the list. LCPH has been at the property since 2008 and has a lease that expires on July 31, 2018, with three, 5-year extension options, each with a 6-month notice period.

The Market.    The Stanford Medical Office Building Property is located in the city of Menlo Park, South County submarket, within Silicon Valley. It is bordered by San Francisco Bay on the north and east; East Palo Alto, Palo Alto, and Stanford University to the south; and Atherton and Redwood City to the west. Much of Menlo Park’s economy centers around the companies on Sand Hill Road, consisting of venture capital, private equity, financial services, law firms and other professional service companies and investment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

vehicles focusing on technology. Menlo Park contains a high density of venture capital firms that are situated along Sand Hill Road, the main thoroughfare that connects I-280 and El Camino Real.

The city of Menlo Park shares some of the same population and demographic characteristics as the Silicon Valley as a whole. Menlo Park is one of the most educated cities in the state of California and the United States, with nearly 70% of its residents having earned an advanced degree. Similar to the larger Silicon Valley market, Menlo Park reported a 2014 average household income of $163,183 which is 99.8% higher than the California average of $81,689. In Menlo Park, approximately 37.0% of the households earn above $150,000, compared to California’s 12.6%. Some notable employers in the surrounding area include Apple, Facebook, Google, LinkedIn, Stanford University and the Stanford University Research Institute.

The Greater Silicon Valley office market, totaling 85.6 million sq. ft. of office space, encompasses both the Silicon Valley and San Francisco Peninsula markets. The majority of the office space, 49.0 million sq. ft. (57.2%), is located in the Silicon Valley office market, with the remaining 36.6 million sq. ft. (42.7%) located in the San Francisco Peninsula office market. In Silicon Valley, vacancy was 11.5%, down 0.5% from 12.0% in the prior quarter. Menlo Park was one of the strongest performing micro-markets within South County, with a Q3 2014 vacancy rate of 4.4%.

Healthy demand and lower vacancy have pushed overall average asking rents up in the Greater Silicon Valley. In Q3 2014, the overall asking rent was $39.00 PSF, up 2.2% from $38.16 PSF in the prior quarter and up 6.2% from $36.72 PSF from a year ago. Menlo Park experienced one of the highest average asking rents in the Greater Silicon Valley market at $77.28 PSF.

The appraiser analyzed recent leases negotiated in competitive buildings in the marketplace, ranging in size from 6,632 sq. ft. to 24,250 sq. ft. The comparable leases exhibited a range in rents from $63.00 to $75.96 PSF, with an average price of $69.00 PSF. While the comparable leases were all for professional office space, it was determined that due to very high demand for all office space in Menlo Park, medical tenants must compete at rent levels commensurate with professional office suites.

Based on an analysis of five comparable properties, the appraiser determined rent for comparable properties to be $72.00 PSF NNN, which is currently 10.6% higher than the weighted average in-place rent at the Stanford Medical Office Building Property. The appraiser considers the following five comparable leases to constitute the Stanford Medical Office Building Property’s competitive set:

Competitive Set(1)
Property Name	City, State	Stories	Total NRA (Sq. Ft.)	Initial Rent PSF	Tenant Name	Term (yrs.)	Lease Type
Stanford Medical Office Building Property	Menlo Park, CA	2	44,719	$65.09	Various	Various	NNN
275 Middlefield Road	Menlo Park, CA	3	120,000	$64.80	Winston & Strawn	7	NNN
155 Linfield Drive	Menlo Park, CA	2	24,250	$75.96	Barclays Global Investors	2	NNN
1906 El Camino Real	Menlo Park, CA	2	11,855	$72.00	Noosphere Ventures	3	NNN
275 Middlefield Road	Menlo Park, CA	3	120,000	$63.00	Delphix	3	NNN
275 Middlefield Road	Menlo Park, CA	3	120,000	$69.00	Dermina	5	NNN
Total / Wtd. Avg.(2)			396,105	$66.43
(1) Source: Appraisal.
(2) Total / Wtd. Avg. does not include the Stanford Medical Office Building Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W PSF
Base Rent(1)	$2,790,479	$2,711,111	$2,759,938	$2,898,006	$3,017,718	$67.48
Value of Vacant Space	0	0	0	0	0	0
Gross Potential Rent	$2,790,479	$2,711,111	$2,759,938	$2,898,006	$3,017,718	$67.48
Total Recoveries	566,699	593,324	569,137	690,821	923,256	20.65
Total Other Income(2)	11,862	11,290	11,657	11,963	12,456	0.28
Less: Vacancy(3)	0	0	0	0	(197,672)	(4.42)
Effective Gross Income	$3,369,040	$3,315,725	$3,340,732	$3,600,790	$3,755,759	$83.99
Total Operating Expenses	626,452	594,990	672,430	679,439	961,053	21.49
Net Operating Income	$2,742,587	$2,720,735	$2,668,302	$2,921,352	$2,794,706	$62.49
TI/LC	$0	$0	$0	$0	125,213	2.80
Capital Expenditures	$0	$0	$0	$0	10,285	0.23
Net Cash Flow	$2,742,587	$2,720,735	$2,668,302	$2,921,352	$2,659,207	$59.46

(1)	U/W Base Rent includes $107,094 of contractual rent steps through September 2015.
(2)	Total Other Income consists of contractual storage income.
(3)	U/W Vacancy represents 5.0% of gross income.

Property Management.    The Stanford Medical Office Building Property is managed by Pollock Realty Corporation and Jeffrey Ord Pollock, both of which are affiliates of the borrower.

Lockbox / Cash Management.    The Stanford Medical Office Building Loan is structured with a hard lockbox and springing cash management. At closing, a lockbox and clearing account controlled by lender was established by the borrower into which all rents, revenues and receipts from the Stanford Medical Office Building Property are required to be deposited directly by the tenants. Prior to a Trigger Period (as defined herein), all sums deposited into the clearing account will be transferred into the borrower’s operating account. During a Trigger Period, all transfers to borrower’s operating account will cease and such sums on deposit in the clearing account will be transferred on a daily basis to an account controlled by lender, to be applied to payment of all monthly amounts due under the Stanford Medical Office Building Loan documents, with any excess funds being held by lender as additional collateral for the Stanford Medical Office Building Loan.

A “Trigger Period” will commence (i) upon the occurrence of an event of default (until such default is cured), (ii) if the DSCR falls below 1.15x, tested quarterly (until the DSCR is at least 1.20x for two consecutive quarters) or (iii) upon the occurrence of Lease Sweep Period (as defined below).

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined herein) to borrower or manager exercising its right to terminate its Lease Sweep Lease or (ii) the tenant under the Lease Sweep Lease failing to renew six months prior to the expiration of the Lease Sweep lease, (iii) the tenant under the Lease Sweep Lease failing to renew the Lease Sweep Lease, “going dark,” or defaulting under its lease or becoming subject to bankruptcy proceedings.

A “Lease Sweep Lease” includes (i) Stanford Hospital & Clinics, (ii) Lucille Packard Childrens Hospital, (iii) any substitute lease covering 10,000 or more rentable sq. ft. entered into in accordance with the loan agreement and pursuant to the terms of the Stanford Lease or Lucille Lease, or (iv) any replacement lease that, either individually, or when taken together with any other Lease with the same tenant or its affiliates and assuming all expansion rights and preferential rights to lease additional space covers a majority of the applicable Lease Sweep Space.

Initial Reserves.   At closing, the borrower deposited (i) $1,136,075 in the TI/LC reserve account, which is related to the reimbursement of Lucile Packard Childrens Hospital for the build out of their space.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $13,570, into a tax reserve account, (ii) $745 into a replacement reserve account and (iii) $10,434 into a TI/LC reserve account, subject to a cap of $416,000. Upon the occurrence of a Lease Sweep Period, all excess cash flow, in addition to any termination payments made under the Lease Sweep Lease, will be deposited into the Lease Sweep reserve account. In addition, 1/12 of the annual insurance premium will be required to be deposited into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

321 Middlefield Road Menlo Park, CA 94025	Collateral Asset Summary – Loan No. 10 Stanford Medical Office Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,500,000 63.1% 1.39x 8.6%

CARTIFACT
Stanford Medical Office Building
321 Middlefield Road
Menlo Park, CA 94025
San Francisco Bay
Foster City
San Carlos
Redwood City
Atherton
Menlo Park
Palo Alto
Mountain View
Sunnyvale
Los Altos
Cupertino
Newark
CALTRAIN
SAN CARLOS AIRPORT
Stanford University
Stanford Shopping Center
Stanford Medical Center
Stanford Stadium
Town And Country Village
VA Healthcare System of Menlo Park
SRI International
MOFFETT FEDERAL AIRFIELD
El Camino Hospital
Foothill College
San Antonio Center
Sharon Heights Shopping Center
Canada College
San Francisco
Oakland
Berkeley
Richmond
Concord
Walnut Creek
San Leandro
Hayward
Union City
Fremont
Livermore
San Mateo
Montara
Milpitas
San Jose
PACIFIC OCEAN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

108 Cherry Hill Drive Beverly, MA 01905	Collateral Asset Summary – Loan No. 11 Axcelis Corporate Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,349,536 62.0% 1.90x 11.8%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Peter Holstein; Mitchel Greenberg; Keith Jaffee
Borrower:	Beverly Property Owner LLC
Original Balance:	$32,400,000
Cut-off Date Balance:	$32,349,536
% by Initial UPB:	2.3%
Interest Rate:	4.5510%
Payment Date:	6th of each month
First Payment Date:	March 6, 2015
Maturity Date:	February 6, 2025
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves
	Initial	Monthly
Taxes(1):	$0	$0
Insurance(1):	$0	$0
Immediate Repairs:	$59,610	NAP
Replacement(2):	$0	$3,478
Letter of Credit(3):	$5,900,000	$0
Special Rollover(4):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$78
Balloon Balance / Sq. Ft.:	$63
Cut-off Date LTV:	62.0%
Balloon LTV:	50.3%
Underwritten NOI DSCR:	1.92x
Underwritten NCF DSCR:	1.90x
Underwritten NOI Debt Yield:	11.8%
Underwritten NCF Debt Yield:	11.6%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Mixed Use
Collateral:	Fee Simple
Location:	Beverly, MA
Year Built / Renovated:	1984 / 2006, 2014
Total Sq. Ft.:	417,313
Property Management:	Self-Managed
Underwritten NOI:	$3,801,233
Underwritten NCF:	$3,759,502
Appraised Value:	$52,200,000
Appraisal Date:	November 19, 2014

Historical NOI(5)
2013 NOI:	$4,700,000 (December 31, 2013)
2012 NOI:	$4,700,000 (December 31, 2012)
2011 NOI:	$4,700,000 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(6):	100.0% (March 6, 2015)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)
The borrower is not required to deposit reserves for taxes or insurance premiums, as all property expenses are the obligation of Axcelis Technologies, Inc. (“Axcelis”), the sole tenant. Axcelis is required to provide evidence, on an annual basis, that taxes and insurance premiums have been paid.  Any actual loss to lender resulting from the failure to pay taxes, insurance premiums or any deductibles, or from the failure to maintain the insurance required under the loan documents, are recourse to the sponsor.

(2)	Subject to a cap of $125,208.
(3)
The sponsor provided an evergreen letter of credit issued by Silicon Valley Bank (rated BBB+ and A2 by S&P and Moody’s, respectively), which lender may draw on if (a) the Axcelis lease is terminated or cancelled prior to the stated lease expiration date, (b) Axcelis is not rated investment grade and) has ceased operating its business at the property, (c) Axcelis is in default under its lease beyond any applicable notice and cure period; or (d) Axcelis is subject to a bankruptcy or insolvency proceeding.

(4)
On each monthly payment date during a Lease Sweep Period, the borrower is required to deposit all excess cash into the Special Rollover Reserve. A “Lease Sweep Period” will occur if (a) the Axcelis lease is surrendered, cancelled or terminated prior to its then current expiration date; (b) Axcelis discontinues its business at its premises or gives notice that it intends to discontinue its business; (c) Axcelis is in default under its lease; (d) Axcelis is subject to a bankruptcy or insolvency proceeding.

(5)	Historical information is based on the current sale leaseback terms. Expenses were based on actual figures provided by Axcelis.
(6)	The property is 100.0% occupied by Axcelis Technologies, Inc., subject to a lease that is due to expire on January 30, 2037.

TRANSACTION HIGHLIGHTS
■
Property.    The property, located in Beverly, Massachusetts, is a state of the art, Class A, mission critical asset that is the global headquarters of Axcelis Technologies, Inc. (NASDAQ: ACLS). Axcelis has owned and operated the property for nearly 30 years, has expanded and renovated the campus several times and has directly invested approximately $56.8 million to date with an additional $1.1 million scheduled to be spent throughout 2015 and 2016. Axcelis signed a 22 year absolute net lease with the borrower at loan origination, which expires 12 years after the loan term and does not include any termination options. Axcelis has 5, five year extension options.

■
Tenancy.    Axcelis, a provider of equipment and services to the semiconductor manufacturing industry since 1978, manufactures ion implantation systems and provides manufacturers with process expertise essential to the production of the semiconductor chips used in advanced electronic devices. Such devices include smart phones, tablets, laptops, personal music players, and video game systems. Axcelis’ suite of ion implanters includes both single- and multi-wafer processing capabilities for mid-dose, high-dose, and high-energy applications.

■
Cash Equity.    At closing, the sponsor contributed approximately $17.1 million of cash equity in connection with the acquisition and Axcelis provided lender a $5.9 million letter of credit. The Axcelis Corporate Center loan represents 58.5% of the total capitalization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

760 and 800 Westchester Avenue Rye Brook, NY 10573	Collateral Asset Summary – Loan No. 12 760 & 800 Westchester Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$32,000,000 66.2% 1.31x 8.7%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Refinance
Sponsor:	Robert P. Weisz
Borrower:	760-800 Owner LLC
Original Balance:	$32,000,000
Cut-off Date Balance:	$32,000,000
% by Initial UPB:	2.3%
Interest Rate(1):	4.6948%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(2)(3):	$68,000,000 Pari Passu Debt $10,000,000 Mezzanine Debt
Call Protection(4):	L(28), D(89), O(3)
Lockbox / Cash Management(5):	Hard / In Place

Reserves
	Initial	Monthly
Taxes:	$455,196	$227,598
Insurance(6):	$117,783	Springing
Replacement:	$0	$8,333
TI/LC(7):	$3,000,000	Springing
Required Repairs:	$100,000	NAP
Free Rent:	$40,978	$0
CBL/Path Free Rent(8):	$0	Springing

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$178	$196
Balloon Balance / Sq. Ft.:	$164	$180
Cut-off Date LTV:	66.2%	72.8%
Balloon LTV:	60.9%	67.1%
Underwritten NOI DSCR(9):	1.40x	1.17x
Underwritten NCF DSCR(9):	1.31x	1.09x
Underwritten NOI Debt Yield:	8.7%	7.9%
Underwritten NCF Debt Yield:	8.1%	7.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Rye Brook, NY
Year Built / Renovated:	1982 / 2006
Total Sq. Ft.:	561,513
Property Management:	RPW Group Inc.
Underwritten NOI:	$8,692,737
Underwritten NCF:	$8,115,451
Appraised Value:	$151,000,000
Appraisal Date:	April 7, 2014

Historical NOI(10)
Most Recent NOI:	$7,058,390 (T-12 June 30, 2014)
2013 NOI:	$7,362,881 (December 31, 2013)
2012 NOI:	$7,673,288 (December 31, 2012)
2011 NOI:	$10,619,959 (December 31, 2011)

Historical Occupancy(10)
Most Recent Occupancy:	89.0% (January 20, 2015)
2013 Occupancy:	86.0% (December 31, 2013)
2012 Occupancy:	86.0% (December 31, 2012)
2011 Occupancy:	92.0% (December 31, 2011)
(1)
The mortgage loan accrues interest at a fixed rate equal to 4.6948% through November 5, 2019. From and after December 5, 2019, the mortgage loan accrues interest based on a specific interest schedule (pursuant to which the interest rate increases over time) provided in Annex H of this free writing prospectus.

(2)
The Original Balance and Cut-off Date Balance of $32.0 million represent the non-controlling Note A-3 of the $100.0 million 760 & 800 Westchester Avenue loan combination, which is evidenced by three pari passu notes. The pari passu companion loans are comprised of the controlling Note A-1 with an original principal balance of $35.0 million and the non-controlling Note A-2 with an original principal balance of $33.0 million (although Natixis reserved the right to reapportion the balances or sub-divide such notes).

(3)
A $10.0 million mezzanine loan was funded at closing by Natixis Real Estate Capital and purchased by RMEZZ Westchester Av, LLC thereafter. The mezzanine loan is coterminous with the 760 & 800 Westchester Avenue loan and accrues interest at a rate of 11.1100% per annum.

(4)
The lockout period will be at least 28 payments beginning with and including the first payment date on December 5, 2014. Defeasance of the full $100.0 million 760 & 800 Westchester Avenue loan combination is permitted after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu companion loan to be securitized and (ii) October 8, 2017.

(5)	A cash sweep will be triggered upon (i) an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.10x.
(6)	The borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable insurance policy is no longer in place.
(7)
If at any time during the term of the 760 & 800 Westchester Avenue loan the balance in the TI/LC reserve account, excluding funds deposited therein from any termination fee deposit, is reduced to $500,000 or less, then the borrower is required to deposit on a monthly basis $40,000 into the TI/LC reserve account subject to a cap of $1,000,000.

(8)
At any time during the term of the 760 & 800 Westchester Avenue Loan, in connection with a renewal or replacement of the CBL/Path lease, the borrower will have the option to pay to the lender an amount equal to the sum of the rent that would have otherwise been payable to the borrower under the terms of the renewal or replacement of the CBL Path lease but was given to such tenant as a “Free Rent” period, not to exceed nine (9) months.  The lender is required to deposit the CBL Path Free Rent deposit into a subaccount and such funds are required to be held by lender as additional security for the debt.

(9)
Based on a non-standard amortization schedule provided in this free writing prospectus. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.83x and 1.70x, respectively and the Underwritten NOI DCSR and Underwritten NCF DCSR for the total debt are 1.48x and 1.38x, respectively.

(10)
The drop in NOI and historical occupancy from 2011 to 2012 is related to vacancy of IBM, which occupied 43,393 sq. ft. (7.7% of NRA) on the 3rd floor at $30.33 PSF ($1,316,109) plus specific IBM reimbursements for operation of the data center of $1,212,000 for a total of $2,528,109.  Mitsui Chemicals America, which was an existing tenant, renewed and expanded into 16,079 sq. ft. of the former IBM space in April 2014.  IBM’s departure brought the occupancy down to 84.0%, but with additional leasing in 2011, the 760 & 800 Westchester Avenue property ended up at 86.0% occupancy in 2012.

TRANSACTION HIGHLIGHTS
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Property.    The 760 & 800 Westchester Avenue property is a Class A office campus comprised of two buildings on 44.5 acres of land located in Rye Brook, Westchester County, New York. The property offers amenities that include a 4-story atrium with a main lobby on the 4th floor, a state-of-the-art fitness center, a full-service cafeteria with a private dining room, and service retail including a newsstand, ATM machines and a hair salon. In addition, the 5th floor has an auditorium / conference center available for tenants at additional charges.

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Tenancy.    The property is currently 89.0% occupied to a diverse mix of 73 tenants as of January 20, 2015. Other than CBL Path, which leases the entire 760 Building (approximately 11.5% of NRA), no single tenant leases over 7.3% of NRA. The property has averaged approximately 7.5% vacancy since 2006.

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Sponsorship.    The sponsor, Robert P. Weisz founded his real estate company RPW Group, Inc. in 1979, and became one of the largest commercial real estate owners and developers in Westchester County, New York and Fairfield County, Connecticut.  To date, the company’s projects total in excess of 3.0 million sq. ft. of office, retail and warehouse space. Robert P. Weisz’s current real estate portfolio totals in excess of 1.8 million sq. ft. in seven buildings including the 760 & 800 Westchester Avenue property.  Based on his financial statement as of March 31, 2014, Robert P. Weisz reported a net worth and liquidity of $309.0 million and $66.4 million, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65-75 Mystic Avenue Somerville, MA 02143	Collateral Asset Summary – Loan No. 13 Home Depot Somerville	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,500,000 64.8% 1.25x 7.8%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Howard P. Milstein
Borrower:	I-93 Somerville LLC
Original Balance:	$30,500,000
Cut-off Date Balance:	$30,500,000
% by Initial UPB:	2.2%
Interest Rate:	4.2870%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest only for first 12 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(1):	Hard / In Place

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
Lease Sweep(3):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$193
Balloon Balance / Sq. Ft.:	$160
Cut-off Date LTV:	64.8%
Balloon LTV:	53.5%
Underwritten NOI DSCR(4):	1.31x
Underwritten NCF DSCR(4):	1.25x
Underwritten NOI Debt Yield:	7.8%
Underwritten NCF Debt Yield:	7.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Somerville, MA
Year Built / Renovated:	1993 / NAP
Total Sq. Ft.:	157,912
Property Management:	Self-Managed
Underwritten NOI:	$2,376,668
Underwritten NCF:	$2,257,757
Appraised Value:	$47,100,000
Appraisal Date:	November 25, 2014

Historical NOI
Most Recent NOI:	$2,359,934 (T-10 October 31, 2014 Ann.)
2013 NOI:	$2,401,595 (December 31, 2013)
2012 NOI:	$1,997,334 (December 31, 2012)
2011 NOI:	$1,843,903 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	78.4% (September 30, 2014)
2013 Occupancy:	78.4% (December 31, 2013)
2012 Occupancy:	78.4% (December 31, 2012)
2011 Occupancy:	78.4% (December 31, 2011
(1)
A cash sweep will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters, or (iii) a Lease Sweep (defined herein) commences.

(2)
Monthly reserves for taxes, insurance or capital expenditure replacement costs are not required if (i) Home Depot U.S.A., Inc. or a replacement tenant is obligated under its lease to pay all such amounts and such tenant pays all such amounts when due and payable and before delinquency, (ii) the borrower provides to lender evidence of the payment of such amounts, and (iii) the lease with Home Depot U.S.A., Inc. or a replacement investment grade tenant remains in full force and effect.

(3)	A “Lease Sweep” will commence 12 months prior to the expiration of Home Depot U.S.A., Inc.’s lease
(4)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.79x and 1.70x, respectively.

TRANSACTION HIGHLIGHTS

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Property.    The Home Depot Somerville property is located in a two building, 157,912 sq. ft. retail center located in Somerville, Massachusetts, an urban industrial city north of Boston, about 2.5 miles from downtown Boston. The retail center is anchored by a 123,840 sq. ft. Home Depot U.S.A., Inc. (“Home Depot”) (rated A/A2/A by Fitch/Moody’s/S&P), the collateral for the loan which has been at the center since its construction in 1993. The Home Depot Somerville property contains 550 surface parking spaces (3.48 per 1,000 sq. ft.).

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Location.    The Home Depot Somerville property and the related retail center is part of Assembly Square, a 145-acre retail, office and entertainment development along the Mystic River northeast of Interstate 93, adjacent to the cities of Charlestown and Ten Hills. The Home Depot Somerville property has two entrances on Mystic Avenue and public transportation is provided by bus service and the subway via the new Assembly Square Station on the Orange Line located 0.5 miles from the Home Depot Somerville property. Current retail tenants at Assembly Row (not collateral for the loan) include AMC Theatres, Legoland Discovery Center, Saks Off 5th, Nike Factory and several other national and local retailers.

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Demographics.    As of year-end 2014, the Boston retail market contained an overall inventory of approximately 320.8 million sq. ft. with a vacancy rate of 3.9%. As of year-end 2014, the Somerville/Everett submarket contained an overall inventory of approximately 4.4 million sq. ft. with a vacancy rate of 3.2%. As of September 2014, the unemployment rate in the Boston metropolitan area was 5.5%. In 2014, the population within a three-mile radius of the Home Depot Somerville property was 449,581 with a median income of $60,617.

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Sponsorship.    The sponsor of the borrower and the non-recourse carve-out guarantor is Howard P. Milstein. Howard P. Milstein is currently the head of Milstein Properties/Milstein Management/Milstein Agency, a family-owned conglomerate that has developed or acquired and managed over 50,000 apartments, 20 million sq. ft. of office space and 8,000 hotel rooms nationwide. Mr. Milstein is Chairman, President and Chief Executive Office of New York Private Bank & Trust and its operating bank, Emigrant Bank (the largest privately held bank in the United States). Mr. Milstein is also the founding Chairman of the merchant bank Friedberg Milstein.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4700 Nathan Lane North Plymouth, MN 55442	Collateral Asset Summary – Loan No. 14 ATK Plymouth	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$27,650,000 63.7% 1.73x 10.7%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Acquisition
Sponsor:	Corporate Property Associates 18 – Global Incorporated
Borrower:	Boom (MN) LLC
Original Balance:	$27,650,000
Cut-off Date Balance:	$27,650,000
% by Initial UPB:	2.0%
Interest Rate:	4.1880%
Payment Date:	6th of each month
First Payment Date:	February 6, 2015
Maturity Date:	January 6, 2025
Amortization:	Interest-only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(26), D(87), O(7)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$145
Balloon Balance / Sq. Ft.:	$132
Cut-off Date LTV:	63.7%
Balloon LTV:	58.0%
Underwritten NOI DSCR(3):	1.83x
Underwritten NCF DSCR(3):	1.73x
Underwritten NOI Debt Yield:	10.7%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Plymouth, MN
Year Built / Renovated:	1982 / 1996 & 2009
Total Sq. Ft.:	191,336
Property Management:	Northmarq Real Estate Services LLC d/b/a Cushman & Wakefield/Northmarq
Underwritten NOI:	$2,964,480
Underwritten NCF:	$2,810,311
Appraised Value:	$43,400,000
Appraisal Date:	October 21, 2014

Historical NOI(4)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	100.0% (March 6, 2015)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)
The borrower is required to establish and cause all rents to be delivered to a lockbox (i) upon an event of default; (ii) upon an event of default by the ATK tenant or a replacement tenant; (iii) upon termination, expiration or cancellation of the ATK lease; (iv) on November 30, 2020, provided that the ATK tenant has delivered notice of its election to terminate its lease effective November 30, 2021 (subject to a cap of $6 million, including the termination fee of $4.6 million); and (v) after the occurrence of the expiration, cancellation or termination of the ATK lease, and a replacement tenant has executed a new lease, anytime thereafter that the DSCR falls below 1.40x.

(2)	Monthly escrows will be waived so long as the ATK lease remains in full force and effect and ATK performs its obligations related to the lease.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.52x and 2.39x, respectively.
(4)	Historical NOI is not available as the sponsor acquired the ATK Plymouth property in November 2014 and executed a new lease with the sole tenant.

TRANSACTION HIGHLIGHTS

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Tenancy.    The ATK Plymouth property is 100.0% leased to Alliant Techsystems, Inc. (“ATK”) (Fitch/Moody’s/S&P: BB+/Ba2/BB). ATK is a publicly traded aerospace, defense and commercial products company and supplier of advanced weapon and space system products to the U.S. Government, allied nations, and prime contractors. In 2014, 53% of ATK’s revenue came from the U.S. Government and its affiliates and the United States military. The ATK Plymouth property serves as ATK’s headquarters for ATK’s Armament Systems Division, one of four divisions within the company’s Defense Group, which generated $2.0 billion in sales for the year ending March 31, 2014. This facility is where new products are designed, developed, tested and prepared for handover to a production facility. The ATK Plymouth property is 26.8 miles from their testing facility in Elk River, MN, providing efficiencies for ATK relative to testing and refining its designs. ATK has been in occupancy at the ATK Plymouth property since 2001, and has invested $23.0 million ($120 PSF) in tenant improvements, including the expansion of the building by 72,000 sq. ft. in 2008 which created an additional 33,693 sq. ft. of specialized research and development space. Upon acquisition of the property by the sponsor, ATK entered into a new ten year lease expiring in November 2024. ATK has a one time right to terminate the lease effective November 30, 2021 upon 18 months’ notice and payment of a termination fee equal to approximately $4.6 million. The termination fee and subsequent rent payments will be captured in a springing hard lockbox once ATK announces its intention to terminate, until a replacement tenant is in place and paying rent, subject to a replacement reserve cap of $6.0 million ($31.36 PSF). As of the November 30, 2021 termination date, the amortized loan amount is anticipated to be $26.8 million. Net of the $6.0 million reserve (the $4.6 million termination fee plus subsequent rental payments), the net loan exposure at the termination date would be $20.8 million, or $109 PSF. This loan amount represents 48% of the as-is appraised value of $43.4 million and 77% of the “go dark” appraised value of $27.0 million.

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Market.    According to a market research report, the ATK Plymouth property is located in the I-394 corridor submarket in the Minneapolis office market. As of 3Q 2014, the Minneapolis office market contained 187.6 million sq. ft. of office space across 6,043 buildings with an average vacancy of 9.3% and an average rental rate of $17.60 PSF. As of 3Q 2014 the I-394 corridor submarket contained approximately 25.6 million sq. ft. of office space across 935 buildings with an average vacancy rate of 6.8% and an average rental rate of $20.67 PSF. The underwritten base rent for the property is $16.72 PSF which is a 5.0% discount from the Minneapolis submarket and a 19.1% discount from the average market asking rate of the I-394 corridor submarket.

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Sponsorship.    Corporate Property Associates 18 - Global Incorporated is an affiliate of W.P. Carey Inc. (NYSE: WPC), which is a publicly traded real estate investment trust founded in 1973 that provides long-term sale-leaseback and build-to-suit leasing for companies worldwide. Per its 2013 annual report, W.P. Carey Inc. reported revenues of $416.3 million and net income of $98.9 million. As of the 3Q of 2014, W.P. Carey Inc.’s holdings totaled 688 properties with weighted average occupancy of 98.1%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4225 & 4255 West Lake Park Boulevard West Valley City, UT 84120	Collateral Asset Summary – Loan No. 15 Legacy at Lake Park	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,700,000 70.3% 2.36x 10.9%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Stoltz Real Estate Fund IV, L.P.
Borrower:	4225 Lake Park LLC & 4255 Lake Park LLC
Original Balance:	$26,700,000
Cut-off Date Balance:	$26,700,000
% by Initial UPB:	1.9%
Interest Rate:	4.2400%
Payment Date:	5th of each month
First Payment Date:	December 5, 2014
Maturity Date:	November 5, 2024
Amortization:	Interest only
Additional Debt:	None
Call Protection:	L(28), D(89), O(3)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$30,019	$30,019
Insurance:	$12,063	$1,723
Replacement:	$0	$3,308
TI/LC(2):	$139,484	$12,404
Required Repairs:	$75,625	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$135
Balloon Balance / Sq. Ft.:	$135
Cut-off Date LTV:	70.3%
Balloon LTV:	70.3%
Underwritten NOI DSCR:	2.53x
Underwritten NCF DSCR:	2.36x
Underwritten NOI Debt Yield:	10.9%
Underwritten NCF Debt Yield:	10.2%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	West Valley City, UT
Year Built / Renovated:	2000 / NAP
Total Sq. Ft.:	198,465
Property Management:	Stoltz Management of Delaware, Inc.
Underwritten NOI:	$2,899,785
Underwritten NCF:	$2,711,242
Appraised Value:	$38,000,000
Appraisal Date:	September 18, 2014

Historical NOI(3)
Most Recent NOI:	$1,013,380 (T-12 July 31, 2014)
2013 NOI:	$2,362,248 (December 31, 2013)
2012 NOI:	$2,872,557 (December 31, 2012)

Historical Occupancy(3)
Most Recent Occupancy:	96.8% (December 31, 2014)
2013 Occupancy:	77.3% (December 31, 2013)
2012 Occupancy:	90.1% (December 31, 2012)
(1)
Cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.40x, (iii) the occurrence of a major tenant trigger event or (iv) the occurrence of a major tenant renewal trigger event. A major tenant trigger event will commence if a major tenant (i) “goes dark,” (ii) goes bankrupt or (iii) defaults on its lease. A major tenant renewal trigger event will commence upon the occurrence of the earlier of (i) the date that is twelve (12) months prior to the expiration of the major tenant lease (Sutter Connect, LLC d/b/a “Sutter Physician Services”) or (ii) the final date on which the major tenant is permitted to exercise any remaining extension option available to the tenant under the terms of the major tenant lease.

(2)	The TI/LC reserve, inclusive of the cash flow sweep is subject to a cap of $595,398 and a floor at $297,699.
(3)
The decrease in NOI in 2014 is primarily attributable to Professional Education moving out of the property at the end of August 2013. The occupancy dropped to 77.3%. Sutter Connect, LLC moved into the property in 2014 but received free rent from January 1, 2014 to September 30, 2014. The Legacy at Lake Park property is 96.8% occupied as of December 31, 2014.

TRANSACTION HIGHLIGHTS
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Tenancy.    The Legacy at Lake Park property is 96.8% occupied by six tenants as of December 31, 2014. The major tenant Sutter Connect, LLC (99,159 sq. ft. or 50.0% of the NRA) is a division of Sutter Health Network, a non-profit healthcare system rated AA-/Aa3/AA- by Fitch/Moody’s/S&P serving more than 100 Northern California cities and towns. The firm is privately held and was formed in 1918 with headquarters in Sacramento, California. Sutter Health Network was formerly known as Sutter Health/California Healthcare System and changed its name in 1997. Sutter Connect, LLC expanded twice at the property and executed a new lease in August 2013 that will expire in January 2025 with three five year extension options. The second major tenant Evault, Inc. (35,231 sq. ft. or 17.8% of the NRA) is a wholly owned subsidiary of Seagate Technology (NASDAQ: STX) (BBB-/NR/BBB- by Fitch/Moody’s/S&P). Evault, Inc. has been at the property since 2008 and its lease expires in October 2017 with one five year renewal option.

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Property & Location.    The Legacy at Lake Park property is comprised of two class A office buildings, totaling 198,465 sq. ft. on approximately 10.5 acres of land. The property is LEED-EB certified by the U.S. Green Building Council. The property is located within West Valley City and is part of the Lake Park Corporate Center, a large suburban office park in the Northwest area of Salt Lake City. The 640-acre business park is home to major national firms including Sutter Connect, LLC, Evault, Inc., Verizon, Discover Card, Intermountain Healthcare, American Express, Rocky Mountain Power and United Healthcare. The business park features miles of jogging paths, picnic areas, and a biking trail system, as well as the Stonebridge Golf Course (27-hole golf course) and the Home2 Suites. The property is less than one mile from the Bangerter Highway, a major north/south arterial connecting to the Salt Lake International Airport in 5 minutes, and is also in close proximity to I-215 and I-15, two of the main freeways. The West Valley Central Station provides access to Salt Lake City’s light rail system (TRAX) and bus service, just three miles south of the property.

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Sponsorship.    Loan proceeds were used to refinance an all cash acquisition of the property for $38.0 million by Stoltz Real Estate Fund IV, L.P. (“SREF IV”). SREF IV has approximately $11.7 million of equity in the Legacy at Lake Park property. SREF IV was established in 2011 by Stoltz and is comprised of $130.75 million in total capital commitments from institutions and high net worth individuals. SREF IV owns twelve properties for a total aggregate price of $200.8 million with $98.8 million of equity. Stoltz is a vertically integrated owner / operator real estate investment and services company. Stoltz has owned and managed properties exceeding $1.5 billion in asset value and consisting of approximately 10.0 million sq. ft. of retail, office, industrial, and land throughout the United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

NC and FL	Collateral Asset Summary – Loan No. 16 AHIP Gateway Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,110,000 62.9% 2.38x 15.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Acquisition
Sponsor:	American Hotel Income Properties REIT Inc.
Borrower:
AHIP NC Statesville 1530 Properties LLC; AHIP NC Statesville 1530 Enterprises LLC; AHIP NC Statesville 1508 Properties LLC; AHIP NC Statesville 1508 Enterprises LLC;
AHIP FL Melbourne Properties LLC;
AHIP FL Melbourne Enterprises LLC;
AHIP FL Titusville Properties LLC;
AHIP FL Titusville Enterprises LLC

Original Balance:	$26,110,000
Cut-off Date Balance:	$26,110,000
% by Initial UPB:	1.9%
Interest Rate:	4.2700%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest only for first 84 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(27), D(89), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$6,308	$16,782
Insurance(3):	$0	Springing
FF&E(4):	$0	Springing
PIP:	$2,532,000	NAP

Financial Information
Cut-off Date Balance / Room:	$73,966
Balloon Balance / Room:	$70,219
Cut-off Date LTV:	62.9%
Balloon LTV:	59.7%
Underwritten NOI DSCR(5):	2.65x
Underwritten NCF DSCR(5):	2.38x
Underwritten NOI Debt Yield:	15.7%
Underwritten NCF Debt Yield:	14.1%

Property Information
Single Asset / Portfolio:	Portfolio of four properties
Property Type:	Limited Service Hospitality
Collateral:	Fee Simple
Location:	NC and FL
Year Built / Renovated:	Various
Total Rooms:	353
Property Management:	One NC Statesville CY Management LLC; One NC Statesville Management LLC; One FL Melbourne FI Management LLC; One FL Titusville FI Management LLC
Underwritten NOI:	$4,092,079
Underwritten NCF:	$3,684,663
Appraised Value:	$41,500,000
Appraisal Date:	October 1, 2014

Historical NOI
Most Recent NOI:	$4,028,438 (T-12 August 31, 2014)
2013 NOI:	$3,767,080 (December 31, 2013)
2012 NOI:	$3,547,012 (December 31, 2012)

Historical Occupancy
2014 Occupancy:	75.1% (December 31, 2014)
2013 Occupancy:	70.7% (December 31, 2013)
2012 Occupancy:	69.0% (December 31, 2012)
(1)
After the lockout period, the borrowers may obtain the release of an individual property upon a bona fide third-party sale provided, among other things, (i) the LTV for the remaining properties does not exceed the lesser of the LTV immediately preceding such release and 62.9%, provided that this LTV test does not apply if the debt yield for the remaining properties is greater than or equal to 15.0%, (ii) the DSCR for the remaining properties is not less than the greater of the DSCR immediately preceding the partial release and 2.35x, (iii) borrower partially defeases to the lender 110.0% of the allocated loan amount for the released property.

(2)	Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.20x until such time that the DSCR is at least 1.20x for two consecutive calendar quarters.
(3)	The borrowers will be required to deposit 1/12 of the annual insurance premiums into an insurance reserve if an acceptable blanket policy is no longer in place.
(4)
FF&E reserves will be waived until the payment date in December 2016. Commencing on the monthly payment date in December 2016, the borrower is required to make monthly deposits in an amount equal to 4.0% of the rents for the month occurring two months prior to such payment date into the replacement reserve account, provided that in lieu of monthly reserves, the borrower may deliver to the lender a letter of credit in an amount equal to 4.0% of prior year’s gross revenues.

(5)	Based on amortizing payments. Based on the current interest only debt service payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 3.62x and 3.26x, respectively.

TRANSACTION HIGHLIGHTS
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Property.    The AHIP Gateway Portfolio consists of four hotel properties containing a total of 353 guestrooms. The properties in the portfolio include the Courtyard Statesville Mooresville/Lake Norman, the Hampton Inn Statesville, the Fairfield Inn & Suites Titusville Kennedy Space Center and the Fairfield Inn & Suites Palm Bay/Viera. The Courtyard Statesville Mooresville/Lake Norman is a four-story, 94-room, limited service hotel that opened in 2009. The Hampton Inn Statesville is a four-story, 80-room, limited service hotel that opened in 2007 and was renovated in 2012. The Fairfield Inn & Suites Titusville Kennedy Space Center is a four-story, 96-room, limited service hotel that opened in 2008. The Fairfield Inn & Suites Palm Bay/Viera is a four-story, 83-room, limited service hotel that opened in 2008. Based on a December 2014 industry report, the portfolio’s T-12 ADR, RevPAR and occupancy were $103.60, $77.77 and 75.1%, respectively. The portfolio’s ADR, RevPAR and occupancy penetration rates over the same time period were 107.4%, 115.1% and 106.9%, respectively.

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Location.    The Courtyard Statesville Mooresville/Lake Norman and the Hampton Inn Statesville are both located in Statesville, North Carolina. Both properties are located approximately 40 minutes north of Charlotte, just off of Interstate 77. Statesville is located approximately halfway between the northeast US and south Florida. The Fairfield Inn & Suites Titusville Kennedy Space Center and Fairfield Inn & Suites Palm Bay/Viera are both located in the Palm Bay-Melbourne-Titusville MSA in Brevard County, Florida. Both properties feature direct access to Interstate 95. The Palm Bay-Melbourne-Titusville MSA hospitality market benefits from strong local military presence given that the Patrick Air Force Base, Cape Canaveral Air Force Station, the Naval Ordinance Test Unit and the US Coast Guard Station at Port Canaveral are all located within the market.

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Sponsorship.    The sponsor of the borrowers and the non-recourse carve-out guarantor is American Hotel Income Properties REIT Inc., which is the United States holding company for all of American Hotel Income Properties REIT LP’s (“AHIP”) US assets. AHIP is traded on the Toronto Exchange under the symbol HOT-UN.TO. AHIP indirectly owns and acquires hotel properties in the United States. The initial portfolio is comprised of 32 hotel properties that provide railway crew accommodation and 24-hour food service in 19 states. As of September 30, 2014, American Hotel Income Properties REIT Inc. had a net worth of approximately $149.5 million and liquidity of $28.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

200 West 2nd Street Winston-Salem, NC 27101	Collateral Asset Summary– Loan No. 17 200 West Second Street	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,000,000 61.6% 2.21x 10.3%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Raymond M. Gee and Tyson A. Rhame
Borrower:	200 West Land DST
Original Balance:	$26,000,000
Cut-off Date Balance:	$26,000,000
% by Initial UPB:	1.9%
Interest Rate(1):	4.6000%
Payment Date:	5th of each month
First Payment Date:	February 5, 2015
Anticipated Repayment Date (1):	January 5, 2025
Maturity Date:	January 5, 2045
Amortization:	Interest only ARD
Additional Debt(2):	$12,353,005 Mezzanine Loan
Call Protection:	L(26), D(91), O(3)
Lockbox / Cash Management(3):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(4):	$0	Springing
Insurance(5):	$0	Springing
Replacement(6):	$198,500	$4,997
Engineering:	$26,500	NAP
BB&T:	$1,000,000	NAP

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Sq. Ft.:	$489	$722
Balloon Balance / Sq. Ft.:	$489	$489
Cut-off Date LTV:	61.6%	90.9%
Balloon LTV:	61.6%	61.6%
Underwritten NOI DSCR(7):	2.21x	0.99x
Underwritten NCF DSCR(7):	2.21x	0.99x
Underwritten NOI Debt Yield:	10.3%	7.0%
Underwritten NCF Debt Yield:	10.3%	7.0%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Winston-Salem, NC
Year Built / Renovated:	NAP / NAP
Total Sq. Ft. (8):	53,143
Property Management:	Self-Managed
Underwritten NOI:	$2,674,000
Underwritten NCF:	$2,674,000
“As-is” Appraised Value:	$42,200,000
“As-is” Appraisal Date:	December 1, 2014

Historical NOI
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
(1)
If the 200 West Second Street loan is not repaid in full by the Anticipated Repayment Date, the interest rate will equal the initial interest rate plus the sum of (i) the difference between the initial interest rate and 7.0000% per annum, plus (ii) the greater of (a) zero, or (b) the difference between the then current ten year swap yield and 4.0000%.

(2)
The approximately $12.4 million mezzanine loan was provided at origination by Sun Life Assurance Company of Canada. The mezzanine loan pays an interest rate of 3.3850% and is fully amortizing with the final payment coinciding with the BB&T lease expiration. A $10.0 million note (“DST Note”) was provided by Credit Tenant Funding, Inc. The DST Note is secured solely by a collateral assignment of any excess cash flow that is otherwise available for distribution from the mezzanine borrower to 200 West Beneficial Holding DST, and is not secured by any pledge or assignment of the beneficial ownership interests in the mezzanine borrower; (ii) no payments of debt service are due thereunder during the term of the loan; and (iii) such debt is only repaid after the loan under the related loan agreement has been fully repaid. The Underwritten NOI DSCR and Underwritten NCF DSCR for the total debt are calculated based solely on the $12.4 million mezzanine, fully amortizing.

(3)
A hard lockbox with cash management will be triggered when the mezzanine loan is outstanding (i) upon an event of default, (ii) if the ground rent coverage ratio is less than 1.10x on the last day of a calendar quarter, (iii) the ARD Trigger Event or (iv) a BB&T Trigger Event. BB&T Trigger Event is defined as twelve months prior to the BB&T lease expiration provided that BB&T has (i) notified borrower or ground tenant in writing that it will not exercise any remaining options or (ii) failed to notify borrower or ground tenant in writing that it will exercise at least one of the remaining extension options in the BB&T lease. The ARD Trigger Event is defined as the payment date occurring immediately prior to the Anticipated Repayment Date.

(4)
Borrower will not be required to deposit monthly tax reserves so long as (i) the ground lease is in effect; (ii) the ground tenant is not in default of its obligations to pay tax premiums and (iii) lender receives evidence of payment otherwise 1/12 of taxes.

(5)
Borrower will not be required to deposit monthly insurance reserves so long as (i) the ground lease and/or BB&T lease is in effect; (ii) the ground tenant and/or BB&T is not in default of its obligations to pay insurance premiums; and (iii) lender receives evidence of the renewal of the expiring policies and payment of all insurance premiums associated therewith, otherwise 1/12 of insurance premiums.

(6)	Commencing upon the April 5, 2023 payment date and continuing on each payment date thereafter, the borrower is required to pay an amount initially equal to $4,997.
(7)
Underwritten NOI DSCR and Underwritten NCF DSCR are based on the interest only debt service payments. Based on an assumed 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 1.67x and 1.67x, respectively.

(8)	There is a 239,854 sq. ft. office building located on the land.

TRANSACTION HIGHLIGHTS
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Improvements.    The leased fee interest of the ground lease on the 1.22-acre site is improved with a 19-story, high-rise office building containing 239,854 square feet of net rentable area. The office tower was constructed in 1986 and has been renovated throughout the years as BB&T has expanded.

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Occupancy.    The property is 98.9% occupied by BB&T (93.2% of the NRA) and Piedmont Club (5.7% of the NRA), both on full-service lease agreements. BB&T (A+/A2/A-) by Fitch/Moody’s/S&P) originally moved into the space in 1995. BB&T has been active in occupying the entire building and has executed 11 lease amendments, each time expanding its presence in the building. The BB&T lease expires March 31, 2023 and the Piedmont Club lease expires March 31, 2017.

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BB&T Reserve.    The property acts as the headquarters for the company and BB&T has invested approximately $8.9 million at the property. Additionally, the landlord has responsibility for a $1,000,000 work letter if BB&T exercises one, 5-year renewal option and $2,000,000 if it exercises two, 5-year renewal options. The borrower funded a $1,000,000 reserve at closing. Net exposure at the time of the BB&T lease expiration will be $25 million, based on the BB&T reserve and other cash flow sweeps.

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Ground Lease.    The property is subject to a 99 year ground lease commencing on February 5, 2015, with an initial rate of $2,640,152 per year with annual increases of approximately 3% through year 8. Subsequently the payment declines to $1,238,972 and $1,242,367 in years 9 and 10, respectively. In year 11, the ground rent increases to $2,019,129, where it remains through year 39. Starting in year 40, the ground rent increases by 10% every 10 years.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

363 West 16th Street New York, NY 10011	Collateral Asset Summary – Loan No. 18 Maritime Hotel	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 24.2% 6.16x 22.7%

Mortgage Loan Information
Loan Seller:	GACC
Credit Assessment (Moody’s/Fitch):	Baa3/BBB-
Loan Purpose:	Refinance
Sponsors:	Richard Born; Ira Drukier; Sean MacPherson; Eric Goode
Borrowers:	Market Corner Realty Associates LLC; Hudson River Inn LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	1.8%
Interest Rate:	3.3500%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management(1):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$94,431
Insurance(2):	$0	Springing

Financial Information
Cut-off Date Balance / Key:	$198,413
Balloon Balance / Key:	$198,413
Cut-off Date LTV:	24.2%
Balloon LTV:	24.2%
Underwritten NOI DSCR(3):	6.67x
Underwritten NCF DSCR(3):	6.16x
Underwritten NOI Debt Yield:	22.7%
Underwritten NCF Debt Yield:	20.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	New York, NY
Year Built / Renovated:	1969 / 2003
Total Keys:	126
Property Management:	Self-Managed
Underwritten NOI(4):	$5,663,885
Underwritten NCF:	$5,227,977
Appraised Value:	$103,500,000
Appraisal Date:	October 1, 2014

Historical NOI
Most Recent NOI:	$5,783,933 (T-12 November 30, 2014)
2013 NOI:	$5,636,862 (December 31, 2013)
2012 NOI:	$4,966,352 (December 31, 2012)
2011 NOI:	$4,841,201 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	79.1% (November 30, 2014)
2013 Occupancy:	78.4% (December 31, 2013)
2012 Occupancy:	76.3% (December 31, 2012)
2011 Occupancy:	76.3% (December 31, 2011)
(1)	Cash management and a hard lockbox will be triggered upon an event of default.
(2)
The borrower is required to deposit 1/12 of the annual insurance premium into the insurance reserve upon (i) an event of default, (ii) if the borrower no longer maintains the required insurance policies or pays the full amount of insurance premiums due or (iii) if the DSCR is less than 1.20x.

(3)
Underwritten NOI DSCR & Underwritten NCF DSCR based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR would be 4.28x and 3.95x, respectively.

(4)	14.1% of Underwritten NOI includes revenue from non-hotel use, which includes two restaurants and one event space.

TRANSACTION HIGHLIGHTS

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Property.    The Maritime Hotel property is located at 363 West 16th Street in Manhattan in the neighborhood of Chelsea, just north of the Meatpacking District. The property contains a total of 126 keys. After acquiring the hotel in 2002, the sponsors completed a $21.0 million renovation along with a $1.6 million renovation of the Cabanas event space, HVAC systems, façade and other improvements. The Maritime Hotel property features a fitness center, the Cabanas event space and three food and beverage outlets. The food and beverage space is occupied by Tao Downtown, La Bottega and Café Bar, each containing 300 seats, 215 seats and 220 seats, respectively. It is anticipated that the La Bottega and Café Bar space will be replaced and occupied by Maritima LLC, a restaurant group affiliated with Mario Batali, in July 2015.  As of T-12 November 2014, the Maritime Hotel property had an occupancy rate of 79.1%, ADR of $299.70 and RevPAR of $236.96.

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Location.    The primary entrance to the Maritime Hotel property is on West 16th street with secondary entrance on 9th Avenue via the Tao restaurant. The property is located three blocks from a number of public transportation options including the A,C,E and L subway lines at West 14th street as well as local buses that traverse north on 8th avenue, south on 9th avenue and cross-town along 14th street, in both directions. The Maritime Hotel demand within the property’s submarket is primarily driven by corporate bookings due to a heavy concentration of corporate offices within one mile of the property, including Google, Barclays Capital, Bank of America, Akin, Morgan Stanley and the New York Times Company. In 2013, corporate bookings within the competitive set ranged from 40% to 65% of total bookings with an average of 56%. The Maritime Hotel reported 2013 corporate bookings of 40%. Leisure bookings within the competitive set ranged from 20% to 55% with an average of 34% in 2013. The Maritime Hotel reported 2013 leisure bookings of 50%. The Maritime Hotel’s leisure demand is driven by its close proximity to the High Line, Chelsea Piers, Chelsea Market, the Rubin Museum of Art, high-end restaurants and shopping as well its close proximity to the bike path along the Hudson River.

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Sponsorship.    The sponsor of the borrowers and the non-recourse carve-out guarantors are Richard Born, Ira Drukier, Sean MacPherson and Eric Goode. Richard Born and Ira Drukier partnered in 1986 to form BD Hotels. BD Hotels currently own and operate 25 hotels (over 5,000 keys) in New York City, 20 of which are boutique hotels, making them the largest independent hotel owners in New York City. Some notable New York City hotels in their portfolio include The Jane Hotel, The Ludlow Hotel, The Mercer Hotel, The Gansevoort, Pod 39, Pod 51, The Wellington and The Greenwich Hotel. Sean MacPherson and Eric Goode are partners with BD Hotels on The Ludlow Hotel, The Bowery Hotel and The Jane Hotel.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

303 Ravendale Drive Mountain View, CA 94043	Collateral Asset Summary – Loan No. 19 Tintri Mountain View	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,400,000 68.5% 1.70x 10.5%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Steven Moulds; Elizabeth Moulds; Moulds Family Trust Dated December 2, 1998
Borrower:	303 MVRP LLC
Original Balance:	$22,400,000
Cut-off Date Balance:	$22,400,000
% by Initial UPB:	1.6%
Interest Rate:	4.3900%
Payment Date:	5th of each month
First Payment Date:	September 5, 2014
Maturity Date:	August 5, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(31), D(85), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$126,037	$31,509
Insurance:	$6,818	$1,434
Replacement:	$0	$838
TI/LC(3):	$670,000	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$334
Balloon Balance / Sq. Ft.:	$305
Cut-off Date LTV:	68.5%
Balloon LTV:	62.6%
Underwritten NOI DSCR(4):	1.76x
Underwritten NCF DSCR(4):	1.70x
Underwritten NOI Debt Yield:	10.5%
Underwritten NCF Debt Yield:	10.2%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Mountain View, CA
Year Built / Renovated:	1976 / 2008
Total Sq. Ft.:	67,000
Property Management:	Sand Hill Property Management, LLC
Underwritten NOI:	$2,361,197
Underwritten NCF:	$2,284,147
Appraised Value:	$32,700,000
Appraisal Date:	May 14, 2014

Historical NOI
2013 NOI:	$2,394,219 (December 31, 2013)
2012 NOI:	$2,234,749 (December 31, 2012)

Historical Occupancy
Most Recent Occupancy:	100.0% (March 5, 2015)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
(1)	Future mezzanine debt permitted subject to a maximum LTV of 75% and a minimum DSCR of 1.25x.
(2)
Cash management will be triggered upon (i) the occurrence of a Cash Sweep Period; (ii) a Mezzanine loan has been obtained or (iii) the occurrence of a Tintri Sweep Period. A “Cash Sweep Period” will be triggered upon (i) an event of default or (ii) the failure by the borrower, after the end of a calendar quarter, to maintain a DSCR of at least 1.20x. A “Tintri Sweep Period” will commence upon the occurrence of (i) Tintri goes bankrupt, (ii) Tintri defaults on its lease, (iii) Tintri goes dark in a majority of its premises, or (iv) the earlier of (a) the date that is eighteen (18) months prior to the expiration of the Tintri lease, (b) the date on which Tintri exercises any termination option available or (c) the final date on which Tintri is permitted but fails to exercise any remaining extension option available to the tenant under the terms of the Tintri lease.

(3)
Upon the occurrence of a Tintri Sweep Period all excess cash flow will be deposited into the TI/LC reserve account. Solely in the event of a Tintri Sweep Period, the TI/LC reserve will be subject to a cap of $2,230,000. Ongoing monthly TI/LC collections in the amount of $5,583 will commence on September 5, 2018.

(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.37x and 2.29x, respectively.

TRANSACTION HIGHLIGHTS

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Tenancy.    The Tintri Mountain View property is 100.0% leased by Tintri, Inc. (“Tintri”), an American information technology company founded in 2008 by Kieran Harty, who formerly led development at VMware as their executive vice president of research and development. The company is a developer and producer of purpose-built storage systems for virtual machines and cloud environments. Since Tintri’s first-generation product launch in 2011, the company has consistently exceeded triple digit growth year over year.  The company has an expanding global enterprise customer base consisting of hundreds of companies, close to half of which have revenues of $1.0 billion or more, and their customer base includes AMD, Northwestern University, and the law firm Womble Carlyle Sandridge & Rice. The company is financed by venture capital firms that specialize in information technology startups. Tintri recently closed a $75.0 million Series E funding round led by Insight Venture Partners, which brings their total capital raised to $135 million.

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Location.    The Tintri Mountain View property is located in Mountain View, Santa Clara County, California, approximately 38 miles south of the San Francisco CBD and approximately 11 miles northwest of the San Jose CBD. The subject’s location is within the area known as Silicon Valley, the home of many of the nation’s leaders within the high-tech industry including Apple, Cisco, Google, and others. Silicon Valley’s economy is one of the strongest in the country with an unemployment rate of 5.8%, which is lower than California and the nation at 7.9% and 6.5%, respectively. The Mountain View submarket has an average monthly office rent of $5.02 PSF, which is the highest in Silicon Valley, and a 3.6% vacancy rate, which is one of the lowest in the region. Industrial rents on a monthly basis are $2.52 PSF for one of the high tech market and vacancies at 2.3% are one of the lowest in the region.

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Property Management.    The Tintri Mountain View property is managed by Sand Hill Property Management, LLC, an affiliate of Sand Hill Property Company.  Founded in 1988 by Peter Pau and Susanna Pau, Sand Hill Property Company is a real estate investment and development company specialized in Silicon Valley. Over the last two decades, the company has developed over $1.0 billion worth of real estate projects encompassing 14 million sq. ft. of building area throughout the Silicon Valley.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108-110 Leigus Road & 1127 Barnes Road Wallingford, CT 06492	Collateral Asset Summary – Loan No. 20 Campus at Greenhill	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,660,000 95.0% 1.40x 6.5%

Mortgage Loan Information
Loan Seller:	Natixis
Loan Purpose:	Acquisition
Sponsor:	Francis Greenburger
Borrower:	Leigus TEI Equities I LLC; Leigus Equities II LLC; Leigus Lake Tapps LLC; Leigus JR Equities LLC; Leigus EMM Realty LLC
Original Balance:	$21,660,000
Cut-off Date Balance:	$21,660,000
% by Initial UPB:	1.5%
Interest Rate:	4.5520%
Payment Date:	5th of each month
First Payment Date:	October 5, 2014
Anticipated Repayment Date(1):	September 5, 2024
Maturity Date(1):	September 5, 2044
Amortization:	Interest Only, ARD
Additional Debt:	None
Call Protection:	L(30), D(87), O(3)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(3):	$0	Springing
Insurance(4):	$0	Springing
Replacement(5):	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$5
Balloon Balance / Sq. Ft.:	$5
Cut-off Date LTV(6):	95.0%
Balloon LTV(6):	95.0%
Underwritten NOI DSCR(7):	1.40x
Underwritten NCF DSCR(7):	1.40x
Underwritten NOI Debt Yield:	6.5%
Underwritten NCF Debt Yield:	6.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Leased Fee
Collateral:	Fee Simple
Location:	Wallingford, CT
Year Built / Renovated:	NAP / NAP
Total Sq. Ft.(8):	4,649,517
Property Management:	Self-Managed
Underwritten NOI:	$1,402,301
Underwritten NCF:	$1,402,301
Appraised Value(6):	$22,800,000
Hypothetical Property Appraised Value(6):	$54,500,000
Appraisal Date:	July 23, 2014

Historical NOI:
2014 NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	NAP
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
In the event that the loan is outstanding at the end of the Anticipated Repayment Date of September 5, 2024, the original maturity date of the loan will be extended to September 5, 2044 and the interest rate will increase to 4.0000% plus the greater of (i) the initial interest rate and (ii) the then-current 10-year swap yield.

(2)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) the failure by the borrower to maintain a ground rent coverage ratio of at least 1.10x after the end of a calendar quarter, (iii) an ARD trigger event or (iv) a default by the borrower or ground tenant under the ground lease.

(3)	Borrower will not be required to deposit monthly tax reserves so long as (i) the Ground Lease is in effect; and (ii) the ground tenant is not in default of its obligations to pay tax premiums.
(4)
Borrower will not be required to deposit monthly insurance reserves so long as (i) the ground lease is in effect; (ii) the ground tenant is not in default of its obligations to pay insurance premiums; and (iii) the lender receives evidence of the renewal of the expiring policies and payment of all insurance premiums associated therewith.

(5)	Borrower will not be required to deposit monthly capital reserves so long as the ground lease is not terminated.
(6)
Hypothetical Property Appraised Value reflects the hypothetical leased fee value of the subject property as is, assuming no ground lease is in place. It involves the assumption that the subject property is free and clear of the proposed ground lease.

(7)
Underwritten NOI DSCR & UW NCF DSCR based on the interest only debt service payment. Based on a 30-year amortization schedule, the Underwritten NOI DSCR and Underwritten NCF DSCR for the mortgage loan are 1.06x and 1.06x, respectively.

(8)	There is a 288,795 sq. ft. office building located on the land.

TRANSACTION HIGHLIGHTS

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Property.    The Campus at Greenhill property was completed in 2012 and is one of the only new construction Class A office buildings in the area. Amenities at the property include a full service cafeteria and a fitness center with shower facilities, lockers, and professional staff available to all tenants. The property is LEED certified under the Core & Shell program and incorporate various green building elements in the project to include an energy efficient white membrane roof, high efficiency HVAC systems and electrical systems, recycled building materials and environmental conscience design elements.

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Tenancy.    The property is 95.3% occupied as of March 31, 2014 by three tenants. The largest tenant is Anthem Health Plans, Inc. (“Anthem”), which occupies 222,156 sq. ft. (77.1% of NRA through August 2022). Anthem is part of the WellPoint family of health care providers and has an investment grade rating of Baa2 by Moody’s and A- by S&P. Anthem has invested approximately $16.6 million for improvements in addition to improvements made by the landlord, including approximately $10.1 million in base building improvements and $6.6 million in tenant improvements. The second tenant is Burn & McDonnell Engineering Co., which has been at the Campus at Greenhill property since 2011, when construction was only partially complete, and it expanded its space in 2013.

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Ground Lease.    The Campus at Greenhill property is subject to a 98 year ground lease that commenced on August 19, 2014, with an initial rate of $1,254,000 per year with 3.0% annual increases. The seller has the right of refusal to repurchase the ground lease at a 5.5% cap rate on current income in years 20 and 40. This equates to a purchase price of $39,979,938 in year 20 and $72,208,215 in year 40.

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Hypothetical Analysis.    The appraiser concluded a hypothetical property value of $54.5 million, resulting in a hypothetical cut-off date LTV, NOI Debt Yield and NOI DSCR of 39.7%, 19.8%, and 4.29x, respectively. The hypothetical value reflects the hypothetical leased fee value of the Campus at Greenhill property as is, assuming the property is free and clear of the proposed ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING ASSUMPTIONS AS TO
SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

This material is for your information, and none of Deutsche Bank Securities Inc., Natixis Securities Americas LLC, UBS Securities LLC, Jefferies LLC and Citigroup Global Markets Inc. (the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Neither this document nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. These materials are subject to change, completion or amendment from time to time.  The information contained herein will be superseded by similar information delivered to you as part of the offering document relating to the COMM 2015-DC1 Mortgage Trust Commercial Mortgage Pass-Through Certificates (the “Offering Document”).  The Information supersedes any such information previously delivered.  The Information should be reviewed only in conjunction with the entire Offering Document. All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document.  The Information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document.  The information contained herein will be more fully described elsewhere in the Offering Document.  The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value.  Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety.   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers.  Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein.  As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Underwriters or any of their respective affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth herein. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of the dates thereof, the depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Individuals should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the issuer’s view only as of the date hereof.

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